UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

The Alkaline Water Company Inc.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

2080
(Primary Standard Industrial Classification Code Number)

99-0367049
(I.R.S. Employer Identification Number)

7730 E Greenway Road Ste. 203
Scottsdale, AZ 85260
Telephone: (480) 656-2423
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

InCorp Services, Inc.
2360 Corporate Circle Ste. 400
Henderson, NV 89074-7722
Telephone: (702) 866-2500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy of Communications To:
Clark Wilson LLP
Suite 900 - 885 West Georgia Street
Vancouver, British Columbia V6C 3H1, Canada
Telephone: (604) 687-5700
Attention: Mr. Virgil Z. Hlus
As soon as practicable after the effective date of this registration statement.
(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[ ]	Smaller reporting company	[X]
(Do not check if a smaller reporting company)

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Common stock	$4,600,000(2)	$463.22
Warrants to purchase shares of common stock
Shares of common stock issuable upon exercise of the warrants

(1)

Pursuant to Rule 416 under the Securities Act of 1933, there is also being registered hereby such indeterminate number of additional shares of common stock of The Alkaline Water Company Inc. as may be issued or issuable because of stock splits, stock dividends, stock distributions, and similar transactions.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(o) under the Securities Act of 1933.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

ii

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated January 26, 2016

Prospectus

The Alkaline Water Company Inc.

9,000,000 Shares of Common Stock
Warrants to Purchase up to 3,000,000 Shares of Common Stock
3,000,000 Shares of Common Stock Underlying the Warrants
_________________________________

We are offering up to 9,000,000 shares of our common stock and warrants to purchase up to 3,000,000 shares of our common stock. Each share of common stock we sell in the offering will be accompanied by one-third of a warrant to purchase one share of common stock. Each share of common stock and accompanying one-third of a warrant will be sold at a price of $♦. The common stock and warrants are immediately separable and will be issued separately. This offering will terminate on ♦, unless the offering is fully subscribed before that date or we decide to terminate the offering prior to that date. The offering price for the common stock and warrants and the exercise price of the warrants will remain fixed for the duration of the offering.

This is a best-efforts, self-underwritten offering. There is no minimum offering amount required as a condition to closing, therefore we are not required to sell any specific dollar amount or number of securities. Our directors and officers will use their best efforts to sell the securities being offered. No commission or other form of remuneration will be paid to our directors and officers or any other party in connection with the sale of these units. We will pay all expenses incurred in this offering.

We have not arranged to place the funds from this offering in an escrow, trust, or similar account. Because there is no minimum offering amount required as a condition to close this offering, we may not sell the entire amount of the securities being offered.

Our common stock is quoted on the OTC Markets Group’s OTCQB under the symbol “WTERD”. We do not intend to apply for listing of the warrants on any securities exchange and we do not expect that the warrants will be quoted on the OTCQB. On January 25, 2016, the closing price of our common stock on the OTCQB was $0.70 per share.

Investing in our common stock involves risks. See “Risk Factors” beginning on page 6.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is _____________, 2016.

About This Prospectus

You should rely only on the information that we have provided in this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus and any applicable prospectus supplement. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus and any applicable prospectus supplement is accurate only as of the date on the front of the document, regardless of the time of delivery of this prospectus, any applicable prospectus supplement, or any sale of a security.

For investors outside the United States: we have not taken any action that would permit this offering, or the possession or distribution of this prospectus, in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of securities and the distribution of this prospectus outside the United States.

Except for the financial statements and notes to the financial statements, all references in this prospectus to numbers of shares of common stock and per share information give retroactive effect to the 50-for-1 reverse stock split of our shares of common stock effected as of December 30, 2015, unless otherwise specified.

As used in this prospectus, the terms “we”, “us” “our” and “Alkaline” refer to The Alkaline Water Company Inc., a Nevada corporation, and its wholly-owned subsidiary, Alkaline Water Corp., and Alkaline Water Corp.’s wholly-owned subsidiary, Alkaline 88, LLC (formerly Alkaline 84, LLC), unless otherwise specified.

Prospectus Summary

The Offering

Securities offered	(i) Up to 9,000,000 shares of common stock;
(ii) Warrants to purchase up to 3,000,000 shares of common stock; and
(iii) Up to 3,000,000 shares of common stock issuable upon exercise of the warrants

Common stock outstanding prior to offering	5,319,039(1)

Common stock to be outstanding after the offering	14,319,039 (2)

Use of proceeds

We expect to use the proceeds received from the offering to repay loans, fund the purchase of blending machines, slotting fees, supply chain raw material purchases, the purchase of alkaline generating electrolysis system machines and for working capital and general corporate purposes. See “Use of Proceeds” for more information.

OTCQB Symbol	“WTERD”. There is no established trading market for the warrants and we do not expect a market to develop.

Risk Factors	See “Risk Factors” beginning on page 6 and other information in this prospectus for a discussion of the factors you should consider before you decide to invest in our common stock and warrants.

(1)	Excludes (i) 347,040 shares of common stock issuable upon the exercise of outstanding stock options and (ii) 488,116 shares of common stock issuable upon the exercise of outstanding warrants.

(2)

Assumes the sale of all shares of common stock covered by this prospectus. Excludes up to 3,000,000 shares of common stock that could be issued upon exercise of the warrants sold as part of this offering.

Our Business

Our company offers retail consumers bottled alkaline water in 500ml, 700ml, 1-liter, 3-liter and 1-gallon sizes under the trade name Alkaline88. Our product is produced through an electrolysis process that uses specialized electronic cells coated with a variety of rare earth minerals to produce our 8.8 pH drinking water without the use of any chemicals. Our product also incorporates 84 trace Himalayan salts. The main reason consumers drink our product is for the perceived benefit that a proper pH balance helps fight disease and boosts the immune system and the perception that alkaline water helps to maintain a proper body pH and keeps cells young and hydrated.

Alkaline 88, LLC, our operating subsidiary, operates primarily as a marketing and distribution company. Alkaline 88, LLC has entered into exclusive arrangements with Water Engineering Solutions LLC, an entity that is controlled and owned by our President, Chief Executive Officer and Director, Steven P. Nickolas, and our Vice-President, Secretary, Treasurer and Director, Richard A. Wright, for the manufacture and production of our alkaline generating electrolysis system machines. Alkaline 88, LLC has entered into one-year agreement(s) with six different bottling companies in Ohio, Georgia, California, Texas and Arizona to act as co-packers for our product. Our current capacity at all plants exceeds $2,000,000 per month wholesale. Our branding is being coordinated through 602 Design, LLC and our component materials are readily available through multiple vendors. Our principal suppliers are Plastipack Packaging, Polyplastics Co., Vav Plastics Inc, Amcor Inc and Cactus Containers.

Our product is currently at the expansion phase of its lifecycle. In March 2012 Alkaline 88, LLC did market research on the demand for a bulk alkaline product at the Natural Product Expo West in Anaheim, California. In January 2013, we began the formal launching of our product in Southern California and Arizona. Since then, we have begun to deliver product through approximately 20,000 retail outlets throughout the United States. We are presently in all 50 States and the District of Columbia, although over 50% of our current sales are concentrated in the Southwest and Texas. We have distribution agreements with large national distributors (UNFI, KeHe, Tree of Life and Natures Best, CoreMark and C&S), representing over 150,000 retail establishments. Our current stores include convenience stores, natural food products stores, large ethnic markets and national retailers. Currently, we sell all of our products to our retailers through brokers and distributors. Our larger retail clients bring the water in through their own warehouse distribution network. Our current retail clients are made up of a variety of the following; convenience stores, including 7-11’s; large national retailers, including Albertson’s/Safeway, Kroger companies, and regional grocery chains such as Schnucks, Smart & Final, Jewel-Osco, Sprouts, Bashas’, Bristol Farms, Vallarta, Superior Foods, Brookshire’s, HEB and other companies throughout the United States. In total we are now in 34 of the top 75 (by sales) grocery retailers in the United States.

In April 2014 we entered into an exclusive territorial distribution agreement with Kalil Bottling Co. on a new single serve 700ml Bottle with a sport cap. This exclusivity is in Arizona and other areas in the Southwestern United States. Kalil Bottling Co. is a direct to store distributor (DSD). In the past fiscal year we have added a number of additional DSD’s in the Southwest and have expanded our product offering to include 500ml and 1 liter bottles.

In order to continue our expansion, we anticipate that we will be required, in most cases, to continue to give promotional deals throughout 2015 and in subsequent years on a quarterly basis ranging from a 5%-15% discount similar to all other beverage company promotional programs. It has been our experience that most of the retailers have requested some type of promotional introductory program which has included either a $0.25 -$0.50 per unit discount on an initial order; a buy one get one free program; or a free-fill program which includes 1-2 cases of free product per store location. Slotting has only been presented and negotiated in the larger national grocery chains and, in most cases, is offset by product sales. Our slotting fees with our current national retailers do not exceed $400,000 in the aggregate and are offset through product sales. In addition we participate in promotional activities of our distributors, but these fees are not in excess of $500,000 and are offset through product sales.

We have not yet established an ongoing source of revenues sufficient to cover our operating costs and to allow us to continue as a going concern. As of September 30, 2015, we had an accumulated deficit of $14,201,657. Our ability to continue as a going concern is dependent on our company obtaining adequate capital to fund operating losses until we become profitable. If we are unable to obtain adequate capital, we could be forced to significantly curtail or cease operations. In its report on the financial statements for the year ended March 31, 2015, our independent registered public accounting firm included an explanatory paragraph regarding substantial doubt about our ability to continue as a going concern. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The principal offices of our company are located at 7730 E Greenway Road, Ste. 203, Scottsdale, AZ 85260. Our telephone number is (480) 656-2423.

Summary of Financial Data

The following information represents selected audited financial information for our company for the years ended March 31, 2015 and March 31, 2014 and selected unaudited financial information for our company for the three and six month periods ended September 30, 2015 and 2014. The summarized financial information presented below is derived from and should be read in conjunction with our audited and unaudited financial statements, as applicable, including the notes to those financial statements which are included elsewhere in this prospectus along with the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 29 of this prospectus.

Statements of Operations Data	Three Month Period Ended September 30, 2015	Three Month Period Ended September 30, 2014	Six Month Period Ended September 30, 2015	Six Month Period Ended September 30, 2014
Revenue	$1,719,268	$1,022,823	$3,232,846	$1,594,872
Cost of Goods Sold	$1,105,522	$648,818	$2,082,326	$1,054,943
Total Operating Expenses	$1,576,077	$2,741,591	$3,425,327	$5,123,658
Net Loss	$(994,677)	$(2,277,061)	$(2,549,307)	$(4,714,269)

Statements of Operations Data	Year Ended March 31, 2015	Year Ended March 31, 2014
Revenue	$3,700,476	$552,699
Cost of Goods Sold	$2,532,436	$411,851
Total Operating Expenses	$8,082,158	$4,421,353
Net Loss	$(7,139,449)	$(4,229,513)

Balance Sheets Data	As of September 30, 2015	As of March 31, 2015	As of March 31, 2014
Cash	$38,695	$90,113	$2,665
Working Capital	$(1,240,675)	$(695,990)	$(555,001)
Total Assets	$2,163,795	$1,917,241	$568,308
Total Liabilities	$2,323,178	$1,647,101	$836,323
Total Stockholders’ Equity (Deficit)	$(159,383)	$270,140	$(351,835)
Accumulated Deficit	$(14,201,657)	$(11,652,350)	$(4,512,901)

Risk Factors

An investment in our common stock involves a number of very significant risks. You should carefully consider the following risks and uncertainties in addition to other information in this prospectus in evaluating our company and our business before purchasing our securities. Our business, operating results and financial condition could be seriously harmed as a result of the occurrence of any of the following risks. You could lose all or part of your investment due to any of these risks. You should invest in our common stock only if you can afford to lose your entire investment.

Risks Related to This Offering

You will experience immediate and substantial dilution as a result of this offering and may experience additional dilution in the future.

You will incur immediate and substantial dilution as a result of this offering. After giving effect to the sale by us of up to 9,000,000 shares of common stock and warrants to purchase an additional 3,000,000 shares of our common stock, and after deducting placement agent commissions and estimated offering expenses payable by us, investors in this offering can expect an immediate dilution of $♦ per share, or ♦%, at the offering price, assuming no exercise of the warrants. To the extent any of the warrants we have issued in this offering, or any other warrants or options that we have issued, are exercised, you will sustain future dilution. We may also acquire other assets or businesses by issuing equity, which may result in additional dilution to our stockholders.

We will have immediate and broad discretion over the use of the net proceeds from this offering and we may use these proceeds in ways with which you may not agree.

We have considerable discretion in the application of the proceeds of this offering. We currently expect to use the net proceeds from this offering for the repayment of loans, the purchase of blending machines, slotting fees, supply chain raw material purchases, the purchase of alkaline generating electrolysis system machines and for working capital and general corporate purposes. However, there may be circumstances where, for sound business reasons, a reallocation of funds may be necessary or advisable. You must rely on our judgment regarding the application of the net proceeds of this offering. Our judgment may not result in positive returns on your investment and you will not have an opportunity to evaluate the economic, financial, or other information upon which we base our decisions.

There is no public market for the warrants being offered in this offering.

There is no established public trading market for the warrants being offered in this offering, and we do not expect a trading market to develop. In addition, we do not intend to apply for listing the warrants on any securities exchange or expect the warrants to be quoted on the OTCQB. Without an active trading market, the liquidity of the warrants will be limited.

Risks Related to Our Business

Because we have a limited operating history, our ability to fully and successfully develop our business is unknown.

We were incorporated in June 6, 2011, and we have only begun producing and distributing alkaline bottled water in 2013, and we have a limited operating history from which investors can evaluate our business. Our ability to successfully develop our products, and to realize consistent, meaningful revenues and profit has not been established and cannot be assured. For us to achieve success, our products must receive broad market acceptance by consumers. Without this market acceptance, we will not be able to generate sufficient revenue to continue our business operation. If our products are not widely accepted by the market, our business may fail.

Our ability to achieve and maintain profitability and positive cash flow is dependent upon our ability to generate revenues, manage development costs and expenses, and compete successfully with our direct and indirect competitors. We anticipate operating losses in upcoming future periods. This will occur because there are expenses associated with the development, production, marketing, and sales of our product.

Our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern.

Our financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. We have not yet established an ongoing source of revenues sufficient to cover our operating costs and to allow us to continue as a going concern. As of September 30, 2015, we had an accumulated deficit of $14,201,657. Our ability to continue as a going concern is dependent on our company obtaining adequate capital to fund operating losses until we become profitable. If we are unable to obtain adequate capital, we could be forced to significantly curtail or cease operations. In its report on the financial statements for the year ended March 31, 2015, our independent registered public accounting firm included an explanatory paragraph regarding substantial doubt about our ability to continue as a going concern. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty.

We will need additional funds to produce, market, and distribute our product.

We will have to spend additional funds to produce, market and distribute our product. If we cannot raise sufficient capital, we may have to cease operations and you could lose your investment. We will need additional funds to produce our product for distribution to our target market. Even after we have produced our product, we will have to spend substantial funds on distribution, marketing and sales efforts before we will know if we have commercially viable and marketable/sellable products.

There is no guarantee that sufficient sale levels will be achieved.

There is no guarantee that the expenditure of money on distribution and marketing efforts will translate into sufficient sales to cover our expenses and result in profits. Consequently, there is a risk that you may lose all of your investment.

Our development, marketing, and sales activities are limited by our size.

Because we are small and do not have much capital, we must limit our product development, marketing, and sales activities. As such we may not be able to complete our production and business development program in a manner that is as thorough as we would like. We may not ever generate sufficient revenues to cover our operating and expansion costs and you may, therefore, lose your entire investment.

Changes in the non-alcoholic beverage business environment and retail landscape could adversely impact our financial results.

The non-alcoholic beverage business environment is rapidly evolving as a result of, among other things, changes in consumer preferences, including changes based on health and nutrition considerations and obesity concerns; shifting consumer tastes and needs; changes in consumer lifestyles; and competitive product and pricing pressures. In addition, the non-alcoholic beverage retail landscape is very dynamic and constantly evolving, not only in emerging and developing markets, where modern trade is growing at a faster pace than traditional trade outlets, but also in developed markets, where discounters and value stores, as well as the volume of transactions through e-commerce, are growing at a rapid pace. If we are unable to successfully adapt to the rapidly changing environment and retail landscape, our share of sales, volume growth and overall financial results could be negatively affected.

Intense competition and increasing competition in the commercial beverage market could hurt our business.

The commercial retail beverage industry, and in particular its non-alcoholic beverage segment, is highly competitive. Market participants are of various sizes, with various market shares and geographical reach, some of whom have access to substantially more sources of capital.

We compete generally with all liquid refreshments, including bottled water and numerous specialty beverages, such as: SoBe; Snapple; Arizona; Vitamin Water; Gatorade; and Powerade.

We compete indirectly with major international beverage companies including but not limited to: the Coca-Cola Company; PepsiCo, Inc.; Nestlé; Dr Pepper Snapple Group; Groupe Danone; Kraft Foods Group, Inc.; and Unilever. These companies have established market presence in the United States, and offer a variety of beverages that are substitutes to our product. We face potential direct competition from such companies, because they have the financial resources, and access to manufacturing and distribution channels to rapidly enter the alkaline water market. We compete directly with other alkaline water producers and brands focused on the emerging alkaline beverage market including: Eternal; Essentia; Icelandic; Real Water; Aqua Hydrate; Mountain Valley; Qure; Penta; and Alka Power. These companies could bolster their position in the alkaline water market through additional expenditure and promotion.

As a result of both direct and indirect competition, our ability to successfully distribute, market and sell our product, and to gain sufficient market share in the United States to realize profits may be limited, greatly diminished, or totally diminished, which may lead to partial or total loss of your investments in our company.

Alternative non-commercial beverages or processes could hurt our business.

The availability of non-commercial beverages, such as tap water, and machines capable of producing alkaline water at the consumer’s home or at store-fronts could hurt our business, market share, and profitability.

Expansion of the alkaline beverage market or sufficiency of consumer demand in that market for operations to be profitable are not guaranteed.

The alkaline water market is an emerging market and there is no guarantee that this market will expand or that consumer demand will be sufficiently high to allow our company to successfully market, distribute and sell our product, or to successfully compete with current or future competition, all of which may result in total loss of your investment.

Our growth and profitability depends on the performance of third-parties and our relationship with them.

Our distribution network and its success depend on the performance of third parties. Any non-performance or deficient performance by such parties may undermine our operations, profitability, and result in total loss to your investment. To distribute our product, we use a broker-distributor-retailer network whereby brokers represent our products to distributors and retailers who will in turn sell our product to consumers. The success of this network will depend on the performance of the brokers, distributors and retailers of this network. There is a risk that a broker, distributor, or retailer may refuse to or cease to market or carry our product. There is a risk that the mentioned entities may not adequately perform their functions within the network by, without limitation, failing to distribute to sufficient retailers or positioning our product in localities that may not be receptive to our product. Furthermore, such third-parties’ financial position or market share may deteriorate, which could adversely affect our distribution, marketing and sale activities. We also need to maintain good commercial relationships with third-party brokers, distributors and retailers so that they will promote and carry our product. Any adverse consequences resulting from the performance of third-parties or our relationship with them could undermine our operations, profitability and may result in total loss of your investment.

The loss of one or more of our major customers or a decline in demand from one or more of these customers could harm our business.

We have 3 major customers that together account for 59% (31%, 18%, 10%, respectively) of accounts receivable at September 30, 2015, and 4 customers that together account for 58% (19% 15%, 14%, and 10%, respectively) of the total revenues earned for the three months ended September 30, 2015. There can be no assurance that such customers will continue to order our products in the same level or at all. A reduction or delay in orders from such customers, including reductions or delays due to market, economic or competitive conditions, could have a material adverse effect on our business, operating results and financial condition.

Health benefits of alkaline water is not guaranteed or proven, rather it is perceived by consumers.

Health benefits of alkaline water are not guaranteed and have not been proven. There is a consumer perception that drinking alkaline water has beneficial health effects. Consequently, negative changes in consumers’ perception of the benefits of alkaline water or negative publicity surrounding alkaline water may result in loss of market share or potential market share and hence loss of your investment.

Water scarcity and poor quality could negatively impact our production costs and capacity.

Water is the main ingredient in our product. It is also a limited resource, facing unprecedented challenges from overexploitation, increasing pollution, poor management, and climate change. As demand for water continues to increase, as water becomes scarcer, and as the quality of available water deteriorates, we may incur increasing production costs or face capacity constraints that could adversely affect our profitability or net operating revenues in the long run.

Increase in the cost, disruption of supply or shortage of ingredients, other raw materials or packaging materials could harm our business.

We and our bottlers will use water, 84 trace Himalayan salts, packaging materials for bottles such as plastic and paper products. The prices for these ingredients, other raw materials and packaging materials fluctuate depending on market conditions. Substantial increases in the prices of our or our bottlers’ ingredients, other raw materials and packaging materials, to the extent they cannot be recouped through increases in the prices of finished beverage products, would increase our operating costs and could reduce our profitability. Increases in the prices of our finished products resulting from a higher cost of ingredients, other raw materials and packaging materials could affect the affordability of our product and reduce sales.

An increase in the cost, a sustained interruption in the supply, or a shortage of some of these ingredients, other raw materials, or packaging materials and containers that may be caused by a deterioration of our or our bottlers’ relationships with suppliers; by supplier quality and reliability issues; or by events such as natural disasters, power outages, labor strikes, political uncertainties or governmental instability, or the like, could negatively impact our net revenues and profits.

Changes in laws and regulations relating to beverage containers and packaging could increase our costs and reduce demand for our products.

We and our bottlers intend to offer our product in nonrefillable, recyclable containers in the United States. Legal requirements have been enacted in various jurisdictions in the United States requiring that deposits or certain ecotaxes or fees be charged for the sale, marketing and use of certain nonrefillable beverage containers. Other proposals relating to beverage container deposits, recycling, ecotax and/or product stewardship have been introduced in various jurisdictions in the United States and overseas, and we anticipate that similar legislation or regulations may be proposed in the future at local, state and federal levels in the United States. Consumers’ increased concerns and changing attitudes about solid waste streams and environmental responsibility and the related publicity could result in the adoption of such legislation or regulations. If these types of requirements are adopted and implemented on a large scale in the geographical regions in which we operate or intend to operate, they could affect our costs or require changes in our distribution model, which could reduce our net operating revenues or profitability.

Significant additional labeling or warning requirements or limitations on the availability of our product may inhibit sales of affected products.

Various jurisdictions may seek to adopt significant additional product labeling or warning requirements or limitations on the availability of our product relating to the content or perceived adverse health consequences of our product. If these types of requirements become applicable to our product under current or future environmental or health laws or regulations, they may inhibit sales of our product.

Unfavorable general economic conditions in the United States could negatively impact our financial performance.

Unfavorable general economic conditions, such as a recession or economic slowdown, in the United States could negatively affect the affordability of, and consumer demand for, our product in the United States. Under difficult economic conditions, consumers may seek to reduce discretionary spending by forgoing purchases of our products or by shifting away from our beverages to lower-priced products offered by other companies, including non-alkaline water. Consumers may also cease purchasing bottled water and consume tap water. Lower consumer demand for our product in the United States could reduce our profitability.

Adverse weather conditions could reduce the demand for our products.

The sales of our products are influenced to some extent by weather conditions in the markets in which we operate. Unusually cold or rainy weather during the summer months may have a temporary effect on the demand for our product and contribute to lower sales, which could have an adverse effect on our results of operations for such periods.

Changes in, or failure to comply with, the laws and regulations applicable to our products or our business operations could increase our costs or reduce our net operating revenues.

The advertising, distribution, labeling, production, safety, sale, and transportation in the United States of our product will be subject to: the Federal Food, Drug, and Cosmetic Act; the Federal Trade Commission Act; the Lanham Act; state consumer protection laws; competition laws; federal, state, and local workplace health and safety laws, such as the Occupational Safety and Health Act; various federal, state and local environmental protection laws; and various other federal, state, and local statutes and regulations. Legal requirements also apply in many jurisdictions in the United States requiring that deposits or certain ecotaxes or fees be charged for the sale, marketing, and use of certain non-refillable beverage containers. The precise requirements imposed by these measures vary. Other types of statutes and regulations relating to beverage container deposits, recycling, ecotaxes and/or product stewardship also apply in various jurisdictions in the United States. We anticipate that additional, similar legal requirements may be proposed or enacted in the future at the local, state and federal levels in the United States. Changes to such laws and regulations could increase our costs or reduce our net operating revenues.

In addition, failure to comply with environmental, health or safety requirements and other applicable laws or regulations could result in the assessment of damages, the imposition of penalties, suspension of production, changes to equipment or processes, or a cessation of operations at our or our bottlers’ facilities, as well as damage to our image and reputation, all of which could harm our profitability.

Our products are considered premium and healthy beverages and are being sold at premium prices compared to our competitors; we cannot provide any assurances as to consumers’ continued market acceptance of our current and future products.

We will compete directly with other alkaline water producers and brands focused on the emerging alkaline beverage market including Eternal, Essentia, Icelandic, Real Water, Aqua Hydrate, Mountain Valley, Qure, Penta, and Alka Power. Products offered by our direct competitors are sold in various volumes and prices with prices ranging from approximately $1.39 for a half-liter bottle to $2.99 for a one-liter bottle, and volumes ranging from half-liter bottles to one-and-a half liter bottles. We currently offer our product in a three-liter bottle for an SRP of $3.99, one-gallon bottle for an SRP of $4.99, 700 milliliter single serving at an SRP of $1.29, 1 liter at an SRP of $1.79 and a 500 milliliter at an SRP of $.99. Our competitors may introduce larger sizes and offer them at an SRP that is lower than our product. We can provide no assurances that consumers will continue to purchase our product or that they will not prefer to purchase a competitive product.

We rely on key executive officers, and their knowledge of our business would be difficult to replace.

We are highly dependent on our two executive officers, Steven P. Nickolas and Richard A. Wright. We do not have “key person” life insurance policies for any of our officers. The loss of management and industry expertise of any of our key executive officers could result in delays in product development, loss of any future customers and sales and diversion of management resources, which could adversely affect our operating results.

Our executive officers are not subject to supervision or review by an independent board or audit committee.

Our board of directors consists of Steven P. Nickolas and Richard A. Wright, our executive officers. Accordingly, we do not have any independent directors. Also we do not have an independent audit committee. As a result, the activities of our executive officers are not subject to the review and scrutiny of an independent board of directors or audit committee.

Risk Related to Our Stock

Because Steven P. Nickolas controls a large percentage of our voting stock, he has the ability to influence matters affecting our stockholders.

Steven P. Nickolas, our President, Chief Executive Officer and Director, exercises voting and dispositive power with respect to 776,000 shares of our common stock, which are beneficially owned by WiN Investments, LLC and Lifewater Industries, LLC, and owns 10,000,000 shares of our Series A Preferred Stock, which has 10 votes per share upon any matter submitted to our stockholders for a vote. Accordingly, he controls a large percentage of the votes attached to our outstanding voting securities. As a result, he has the ability to influence matters affecting our stockholders, including the election of our directors, the acquisition or disposition of our assets, and the future issuance of our securities. Because he controls such large percentage of votes, investors may find it difficult to replace our management if they disagree with the way our business is being operated. Because the influence by Mr. Nickolas could result in management making decisions that are in the best interest of Mr. Nickolas and not in the best interest of the investors, you may lose some or all of the value of your investment in our common stock.

Because we can issue additional shares of common stock, our stockholders may experience dilution in the future.

We are authorized to issue up to 200,000,000 shares of common stock and 100,000,000 shares of preferred stock, of which 5,319,039 shares of common stock are issued and outstanding and 20,000,000 shares of Series A Preferred Stock are issued and outstanding as of January 25, 2016. Our board of directors has the authority to cause us to issue additional shares of common stock and preferred stock, and to determine the rights, preferences and privileges of shares of our preferred stock, without consent of our stockholders. Consequently, the stockholders may experience more dilution in their ownership of our stock in the future.

Trading on the OTCQB may be volatile and sporadic, which could depress the market price of our common stock and make it difficult for our stockholders to resell their shares.

Our common stock is quoted on the OTCQB operated by the OTC Markets Group. Trading in stock quoted on the OTCQB is often thin and characterized by wide fluctuations in trading prices, due to many factors that may have little to do with our operations or business prospects. This volatility could depress the market price of our common stock for reasons unrelated to operating performance. Moreover, the OTCQB is not a stock exchange, and trading of securities on the OTCQB is often more sporadic than the trading of securities listed on a national securities exchange like the NASDAQ or the NYSE. Accordingly, stockholders may have difficulty reselling any of our shares.

A decline in the price of our common stock could affect our ability to raise further working capital, it may adversely impact our ability to continue operations and we may go out of business.

A prolonged decline in the price of our common stock could result in a reduction in the liquidity of our common stock and a reduction in our ability to raise capital. Because we plan to acquire a significant portion of the funds we need in order to conduct our planned operations through the sale of equity securities, a decline in the price of our common stock could be detrimental to our liquidity and our operations because the decline may cause investors not to choose to invest in our stock. If we are unable to raise the funds we require for all our planned operations, we may be forced to reallocate funds from other planned uses and may suffer a significant negative effect on our business plan and operations, including our ability to develop new products and continue our current operations. As a result, our business may suffer, and not be successful and we may go out of business. We also might not be able to meet our financial obligations if we cannot raise enough funds through the sale of our equity securities and we may be forced to go out of business.

Because we do not intend to pay any cash dividends on our shares of common stock in the near future, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the near future. The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant. There is no assurance that future dividends will be paid, and if dividends are paid, there is no assurance with respect to the amount of any such dividend. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them.

Our stock is a penny stock. Trading of our stock may be restricted by the SEC’s penny stock regulations, which may limit a stockholder’s ability to buy and sell our stock.

Our stock is a penny stock. The Securities and Exchange Commission (“SEC”) has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined in Rule 15g-9) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC, which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

FINRA sales practice requirements may also limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules promulgated by the SEC, the Financial Industry Regulatory Authority (“FINRA”) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock.

Forward-Looking Statements

This prospectus contains forward-looking statements. Forward-looking statements are projections in respect of future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “intend”, “expect”, “plan”, “anticipate”, “believe”, “estimate”, “predict”, “potential”, or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, including the risks in the section entitled “Risk Factors”, uncertainties and other factors, which may cause our company’s or our industry’s actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity or performance. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

Use of Proceeds

We expect to receive up to $♦ in net proceeds from the sale of the securities in this offering, based on a price of $♦ per share of common stock and corresponding warrant and after deducting estimated offering expenses payable by us and assuming the sale of all of the securities offered in this offering. However, this is a best efforts offering with no minimum, and we may not sell all or any of the securities; as a result, we may receive significantly less in net proceeds, and the net proceeds received may not be sufficient to continue to operate our business.

We currently expect to use the net proceeds from this offering as specified in the following table, and we have ordered the specific uses of proceeds in order of priority. We do not expect that our priorities for fund allocation would change if the amount we raise in this offering is less than the maximum proceeds to be potentially raised in this offering. The data in the table set forth below excludes any proceeds we could receive from the exercise of the warrants to be issued in this offering.

Description of Use	25% of	50% of	75% of	100% of
	Maximum	Maximum	Maximum	Maximum
	Proceeds	Proceeds	Proceeds	Proceeds
	Obtained	Obtained	Obtained	Obtained
Repayment of loans (1)	$725,000	$1,450,000	$1,565,625	$1,565,625

Purchase of blending machines(2)	-	-	$250,000	$300,000
Slotting fees(3)	-	-	$150,000	$300,000
Supply chain raw material purchases	-	-	$150,000	$400,000
Purchase of alkaline generating electrolysis system machines (5)	-	-	-	$250,000

Working capital including legal, audit, accounting, investor relations & corporate communications, and financing-related expenses	$♦	$♦	$♦	$♦

Total:	$♦	$♦	$♦	$♦

Notes

(1)

Pursuant to a loan agreement dated November 30, 2015, as amended January 25, 2016, Neil Rogers loaned $750,000 to our company in exchange for a non-negotiable promissory note in the principal amount of $750,000. The note bears interest at the rate of 15% per annum and matures March 31, 2016. Pursuant to a loan agreement dated January 25, 2016, Turnstone Capital Inc. loaned $750,000 to our company in exchange for a non-negotiable promissory note in the principal amount of $750,000. The note bears interest at the rate of 15% per annum and matures on March 31, 2016. Upon completion of this offering, we intend to repay these loans, including accrued interests.

(2)

We have received informal quotes for a blending system that, when used in conjunction with their proprietary of alkaline generating electrolysis system machines, should double production capacity at each plant. Informal quotes have ranged from $32,000 to $120,000 per machine. We believe that $50,000 per machine is a reasonable expectation as to final pricing.

(3)	Slotting fees for the expansion into additional retail establishments are estimated at $40,000 per new store per item.

(4)

Each plant is planned to be stocked at a par value for raw material assuring continual flow of goods through production facilities. It is estimated that approximately $50,000 to $75,000 of raw materials will be in each facilities depending on volume and line-time available.

(5)

Each machine costs approximately $250,000, including shipping and installation, and is purchased from Water Engineering Solutions, LLC (“WES”), an entity that is controlled and owned by our President, Chief Executive Officer, Director and majority stockholder, Steven P. Nickolas, and our Vice-President, Secretary, Treasurer and Director, Richard A. Wright. Per the agreement with WES, the machine will be manufactured and sold to us at a price that will allow WES a 40% gross profit margin on all components and an $85.00/hour/man hour spent on production and installation of each machine. The 40% gross profit margin represents a 10% reduction from WES’s standard margin. In addition, we must provide a purchase order to WES with a 50% deposit for each machine, an additional 40% upon WES’s receipt of the electrolysis cells and the balance of 10% due upon delivery. The new machine is expected to be installed in a seventh co-packing plant located east of the Mississippi river; site is yet to be determined. WES agreed to provide maintenance and service on all the machines at a rate of $200 per day for a mechanic, $350 per day for a skilled mechanic, and $500 per day for WES’ engineer.

The (i) projected amount of proceeds to be spent on each purpose set forth in the table above and (ii) the projected net proceeds to us after deducting for applicable costs and expenses, are in each case estimates based on our current expectations. Those estimates may prove to be wrong, and we could require additional funding for any one of the purposes set forth in the table above, which could consequently reduce the expenditures we use for another purpose or be a lesser percentage of the total funds required for the particular purpose.

If a warrant holder elects to exercise the warrants issued in this offering, we may also receive proceeds from the exercise of the warrants. We cannot predict when or if the warrants will be exercised. It is possible that the warrants may expire and may never be exercised.

Determination of Offering Price

In determining the offering price of the common stock and the warrants and the exercise price of the warrants, we have considered a number of factors including, but not limited to, the current market price of our common stock, trading prices of our common stock over time, the illiquidity and volatility of our common stock, our current financial condition and the prospects for our future cash flows and earnings, and market and economic conditions at the time of the offering. The offering price for the common stock and the warrants and the exercise price of the warrants will remain fixed for the duration of the offering and such prices may be less than the market price for our common stock.

Our common stock is traded on the OTCQB operated by the OTC Markets Group under the symbol “WTERD”. On January 25, 2016, the closing price for one share of our common stock was $0.70.

Dilution

If you invest in the securities offered in this offering, and assuming no value is attributed to the warrants, your interest will be diluted immediately to the extent of the difference between the offering price per share of our common stock and the pro forma net tangible book value per share of our common stock after this offering. As of September 30, 2015, our net tangible book value was $(179,383), or $(0.01) per share of common stock. Our net tangible book value per share is equal to total assets less intangible assets and total liabilities, divided by the number of shares of our outstanding common stock.

Net tangible book value dilution per share represents the difference between the amount per share of common stock paid by the new investors who purchase securities in this offering and the pro forma net tangible book value per share in common stock immediately after completion of this offering, assuming no value is attributed to the warrants. After giving effect to our sale of up to 9,000,000 shares of common stock at an offering price of $♦ per share, and after deducting placement agent fees and expenses and estimated offering expenses payable by us, our pro forma net tangible book value as of September 30, 2015 would have been $♦, or $♦ per share. This represents an immediate increase of net tangible book value of $♦ per share to our existing stockholders and an immediate dilution in net tangible book value of $♦ per share to purchasers of securities in this offering. The following table illustrates this per share dilution:

Offering price per share	$	♦

Net tangible book value per share as of September 30, 2015		$(179,383)

Increase in net tangible book value per share attributable to this offering	$	♦

Pro forma net tangible book value per share after this offering	$	♦

Dilution in net tangible book value per share to new investors	$	♦

The above discussion and table do not include the following:

•	347,040 shares of common stock issuable upon the exercise of outstanding stock options;

•	488,116 shares of common stock issuable upon the exercise of outstanding warrants; and

•	Up to 3,000,000 shares of common stock issuable upon exercise of warrants at an exercise price of $♦ per share sold as part of this offering.

Plan of Distribution

We are offering up to 9,000,000 shares of our common stock and warrants to purchase up to 3,000,000 shares of our common for an offering price of $♦ per combination of one share of common stock and one-third of a warrant to purchase one share of common stock with an exercise price of $♦ per share, with aggregate gross proceeds of up to $♦. The common stock and warrants are immediately separable and will be issued separately. This offering will terminate on ♦, unless the offering is fully subscribed before that date or we decide to terminate the offering prior to that date. The offering price for the common stock and warrants and the exercise price of the warrants will remain fixed for the duration of the offering.

This is a best-efforts, self-underwritten offering. There is no requirement to sell any specific number or dollar amount of securities. Our directors and officers will use their best efforts to sell the securities being offered. No commission or other form of remuneration will be paid to our directors and officers or any other party in connection with the sale of these units. We will pay all expenses incurred in this offering.

We have not arranged to place the funds from this offering in an escrow, trust, or similar account. Because there is no minimum offering amount required as a condition to close this offering, we may not sell the entire amount of the units being offered. All funds raised regardless of the amount will be available to us. In the event that we do not raise sufficient capital to implement our planned operations, your entire investment could be lost.

We expect to enter into subscription agreements directly with investors in connection with this offering, and we will only sell to investors who have entered into such agreements with us.

Our officers and directors intend to rely on the exemption from registration in reliance on Rule 3a4-1 of the Securities Exchange Act of 1934 in connection with their participation in the offering. In that regard:

(1)

None of the officers or directors is subject to a statutory disqualification, as that terms is defined in Section 3(a)(39) of the Securities Exchange Act of 1934, and it is not anticipated that any will be subject to that statutory disqualification at the time of his participation in the offering;

(2)

None of the officers or directors will be compensated in connection with his participation in the offering by the payment of commissions or other remunerations based either directly or indirectly on transactions in securities;

(3)	None of the officers or directors is associated persons of a broker or dealer, and it is not anticipated that any will be such at the time of his or her participation in the offering; and

(4)	Each of the officers and directors meets the following conditions:

(a)

Each of the officers and directors primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities;

(b)	None of the officers or directors was a broker or dealer, or an associated person of a broker or dealer, within the 12 months preceding the offering; and

(c)

None of the officers or directors has participated in selling an offering of securities for any issuer more than once every twelve months otherwise than as described in paragraph (a)(4)(i) or (iii) of Rule 3a4-1.

State Blue Sky Information

We intend to offer and sell the securities offered hereby to institutional investors in certain states. However, we will not make any offer of these securities in any jurisdiction where the offer is not permitted or exempted.

Description of Securities

Capital Stock

The aggregate number of shares that we have the authority to issue is 300,000,000, of which 200,000,000 shares are common stock, with a par value of $0.001 per share, and 100,000,000 shares are preferred stock, with a par value of $0.001 per share. 20,000,000 shares of our authorized preferred stock are designated as “Series A Preferred Stock”, which have 10 votes per share and are not convertible into shares of our common stock. 1,000 shares of our authorized preferred stock are designated as “10% Series B Convertible Preferred Stock”, which have a stated value of $1,000 per share and have liquidation preferences, dividend rights, redemption rights and conversion rights.

As of January 25, 2016, there were 5,319,039 shares of our common stock issued and outstanding, 20,000,000 shares of Series A Preferred Stock issued and outstanding and no shares of 10% Series B Convertible Preferred Stock issued and outstanding.

Common Stock

Our common stock is entitled to one vote per share on all matters submitted to a vote of our stockholders, including the election of directors. Except as otherwise provided by law or as provided in any resolution adopted by our board of directors providing for the issuance of any series of preferred stock, the holders of our common stock possess all voting power. There is no cumulative voting in the election of directors. Stockholders holding at least 10% of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, will constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the articles of incorporation. When a quorum is present or represented at any meeting, the vote of the stockholders of a majority of the stock having voting power present in person or represented by proxy will be sufficient to elect members of our board of directors or to decide any question brought before such meeting, unless the question is one upon which by express provision of statute or of the articles of incorporation, a different vote is required in which case such express provision will govern and control the decision of such question. Except as otherwise required by law, any action required to be taken at a meeting of our stockholders, or any other action which may be taken at a meeting of our stockholders, may be taken without a meeting, without prior notice and without a vote if written consents are signed by our stockholders representing a majority of the shares entitled to vote at such a meeting.

Our board of directors has the power to amend our bylaws. As a result, our board of directors can change the quorum and voting requirements at a meeting of our stockholders, subject to the applicable laws.

Subject to any preferential rights of any outstanding series of preferred stock created by our board of directors from time to time, the holders of our common stock are entitled to receive, when, as and if declared by our board of directors, out of funds legally available therefore, dividends payable in cash, stock or otherwise. Our board of directors is not obligated to declare a dividend. Any future dividends will be subject to the discretion of our board of directors and will depend upon, among other things, future earnings, the operating and financial condition of our company, its capital requirements, general business conditions and other pertinent factors. It is not anticipated that dividends will be paid in the foreseeable future.

Upon any liquidation of our company, and after holders of any outstanding series of preferred stock have been paid in full the amounts to which they respectively are entitled or a sum sufficient for such payment in full has been set aside, the remaining net assets of our company are to be distributed pro rata to the holders of our common stock, to the exclusion of holders of our preferred stock.

Our common stock is not convertible or redeemable and has no preemptive, subscription or conversion rights. There are no conversions, redemption, sinking fund or similar provisions regarding our common stock.

Preferred Stock

Our preferred stock may be divided into and issued in series. Our board of directors is authorized to divide the authorized shares of preferred stock into one or more series, each of which will be so designated as to distinguish the shares thereof from the shares of all other series and classes. Our board of directors is authorized to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of preferred stock including but not limited to the following.

(a)	The rate of dividend, the time of payment of dividends, whether dividends are cumulative, and the date from which any dividends will accrue;
(b)	Whether shares may be redeemed, and, if so, the redemption price and the terms and conditions of redemption;
(c)	The amount payable upon shares in the event of voluntary or involuntary liquidation;
(d)	Sinking fund or other provisions, if any, for the redemption or purchase of shares;
(e)	The terms and conditions on which shares may be converted, if the shares of any series are issued with the privilege of conversion;
(f)

Voting powers, if any, provided that if any of the preferred stock or series thereof will have voting rights, such preferred stock or series will vote only on a share for share basis with the common stock on any matter, including but not limited to the election of directors, for which such preferred stock or series has such rights; and

(g)

Subject to the foregoing, such other terms, qualifications, privileges, limitations, options, restrictions, and special or relative rights and preferences, if any, of shares or such series as our board of directors may, at the time so acting, lawfully fix and determine under the laws of the State of Nevada.

We must not declare, pay or set apart for payment any dividend or other distribution (unless payable solely in shares of common stock or other class of stock junior to the preferred stock as to dividends or upon liquidation) in respect of common stock, or other class of stock junior to the preferred stock, nor must we redeem, purchase or otherwise acquire for consideration shares of any of the foregoing, unless dividends, if any, payable to holders of preferred stock for the current period (and in the case of cumulative dividends, if any, payable to holders of preferred stock for the current period and in the case of cumulative dividends, if any, for all past periods) have been paid, are being paid or have been set aside for payment, in accordance with the terms of the preferred stock, as fixed by our board of directors.

In the event of the liquidation of our company, holders of preferred stock are entitled to receive, before any payment or distribution on the common stock or any other class of stock junior to the preferred stock upon liquidation, a distribution per share in the amount of the liquidation preference, if any, fixed or determined in accordance with the terms of such preferred stock plus, if so provided in such terms, an amount per share equal to accumulated and unpaid dividends in respect of such preferred stock (whether or not earned or declared) to the date of such distribution. Neither the sale, lease or exchange of all or substantially all of the property and assets of our company, nor any consolidation or merger of our company, will be deemed to be a liquidation for this purpose.

Series A Preferred Stock

20,000,000 shares of our authorized preferred stock are designated as “Series A Preferred Stock”. Except with respect to matters which adversely affect the holders of Series A Preferred Stock, as required by law, or as required by the articles of incorporation, the holders of Series A Preferred and the holders of common stock of our company, are entitled to notice of any stockholders' meeting and to vote as a single class upon any matter submitted to the stockholders for a vote, on the following basis: (a) holders of common stock will have one vote per share of common stock held by them; and holders of Series A Preferred Stock will have 10 votes per share of Series A Preferred Stock. Shares of Series A Preferred Stock are not convertible into shares of our common stock.

10% Series B Convertible Preferred Stock

1,000 shares of our authorized preferred stock are designated as “10% Series B Convertible Preferred Stock”, which have a stated value of $1,000 per share.

Warrants Being Issued in This Offering

We are offering warrants to purchase up to 3,000,000 shares of our common stock to purchasers in this offering. Each warrant entitles the holder to purchase one share of common stock at an exercise price of $♦ per share. The warrants are exercisable immediately upon issuance and have an exercise term equal to two years.

The warrants provide for the adjustment of the exercise price and number of shares issuable upon exercise of the warrants in connection with stock dividends and splits, such that if and whenever the shares at any time outstanding are subdivided into a greater or consolidated into a lesser number of shares, the exercise price will be decreased or increased proportionately as the case may be and the number of shares issuable upon exercise of the warrants will be increased or decreased proportionately as the case may be.

In case of any capital reorganization or of any reclassification of the capital of our company or in the case of the consolidation, merger or amalgamation of our company with or into any other company, each warrant will after such event confer the right to purchase the number of shares or other securities of our company (or of the company resulting from such event) which the warrant holder would have been entitled to if the warrant holder had been a stockholder at the time of such event.

A warrant holder may not exercise the warrants if the number of shares of our common stock to be issued pursuant to such exercise would exceed, when aggregated with all other shares owned by such warrant holder at such time, the number of shares of our common stock which would result in such warrant holder beneficially owning (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934 in excess of 4.99% or 9.99% of all of the shares of our common stock outstanding at such time; provided, however, that upon such warrant holder providing us with 61 days’ notice that such warrant holder would like to waive this exercise restriction, this exercise restriction will not apply to all or a portion of the warrants as requested by the warrant holder; provided, further, that this exercise restriction will not apply during 61 days immediately preceding the expiration of the term of the warrants.

Anti-Takeover Provisions

Some features of the Nevada Revised Statutes, which are further described below, may have the effect of deterring third parties from making takeover bids for control of our company or may be used to hinder or delay a takeover bid.

This would decrease the chance that our stockholders would realize a premium over market price for their shares of common stock as a result of a takeover bid.

Combination with Interested Stockholder

The Nevada Revised Statutes contain provisions governing combination of a Nevada corporation that has 200 or more stockholders of record with an interested stockholder. As of January 25, 2016, we had approximately 43 stockholders of record. Therefore, we believe that these provisions governing combination of a Nevada corporation do not apply to us and will not until such time as these requirements have been met. At such time as they may apply to us, these provisions may also have effect of delaying or making it more difficult to effect a change in control of our company.

A corporation affected by these provisions may not engage in a combination within three years after the interested stockholder acquires his, her or its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares. Generally, if approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the board of directors before the person became an interested stockholder or a majority of the voting power held by disinterested stockholders, or if the consideration to be received per share by disinterested stockholders is at least equal to the highest of:

•	the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or within three years immediately before, or in, the transaction in which he, she or it became an interested stockholder, whichever is higher;

•	the market value per share on the date of announcement of the combination or the date the person became an interested stockholder, whichever is higher; or

•	if higher for the holders of preferred stock, the highest liquidation value of the preferred stock, if any.

Generally, these provisions define an interested stockholder as a person who is the beneficial owner, directly or indirectly of 10% or more of the voting power of the outstanding voting shares of a corporation. Generally, these provisions define combination to include any merger or consolidation with an interested stockholder, or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an interested stockholder of assets of the corporation having:

•	an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation;

•	an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation; or

•	representing 10% or more of the earning power or net income of the corporation.

Articles of Incorporation and Bylaws

There are no provisions in our articles of incorporation or our bylaws that would delay, defer or prevent a change in control of our company and that would operate only with respect to an extraordinary corporate transaction involving our company, such as merger, reorganization, tender offer, sale or transfer of substantially all of its assets, or liquidation.

Experts and Counsel

The financial statements of our company included in this prospectus have been audited by Seale and Beers, CPAs, to the extent and for the period set forth in their report (which contains an explanatory paragraph regarding our ability to continue as a going concern) appearing elsewhere in the prospectus, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Clark Wilson LLP has provided us with an opinion on the validity of the shares of our common stock being offered pursuant to this prospectus.

Interest of Named Experts and Counsel

No expert named in the registration statement of which this prospectus forms a part as having prepared or certified any part thereof (or is named as having prepared or certified a report or valuation for use in connection with such registration statement) or counsel named in this prospectus as having given an opinion upon the validity of the securities being offered pursuant to this prospectus or upon other legal matters in connection with the registration or offering such securities was employed for such purpose on a contingency basis. Also at the time of such preparation, certification or opinion or at any time thereafter, through the date of effectiveness of such registration statement or that part of such registration statement to which such preparation, certification or opinion relates, no such person had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in our company or any of its parents or subsidiaries. Nor was any such person connected with our company or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

Information with respect to Our Company
Description of Business

Corporate Overview

Our company offers retail consumers bottled alkaline water in 500ml, 700ml, 1-liter, 3-liter and 1-gallon sizes under the trade name Alkaline88. Our product is produced through an electrolysis process that uses specialized electronic cells coated with a variety of rare earth minerals to produce our 8.8 pH drinking water without the use of any chemicals. Our product also incorporates 84 trace Himalayan salts. The main reason consumers drink our product is for the perceived benefit that a proper pH balance helps fight disease and boosts the immune system and the perception that alkaline water helps to maintain a proper body pH and keeps cells young and hydrated.

Our company, The Alkaline Water Company Inc., was incorporated under the laws of the State of Nevada on June 6, 2011 under the name “Global Lines Inc.”. Our business model prior to the acquisition of Alkaline Water Corp. on May 31, 2013 was to provide chauffeuring and transportation services to residents within our local market, primarily providing transportation services such as private school student transport, sightseeing trips, and elderly transportation, and offering transportation to the airport and special events such as proms and weddings. However, as we had not successfully developed our service and had no source of revenue from our business plan, we determined to seek out a new business opportunity to increase value for our stockholders.

On February 20, 2013, The Alkaline Water Company Inc. (formerly Global Lines Inc.) entered into a non-binding letter of intent with Alkaline 88, LLC (formerly Alkaline 84, LLC), a wholly-owned subsidiary of Alkaline Water Corp., for the acquisition of all of the issued and outstanding securities of the capital of Alkaline 88, LLC. Further to this letter of intent, on May 31, 2013, The Alkaline Water Company Inc. entered into a share exchange agreement with Alkaline Water Corp. and all of its stockholders, and as a result of the closing of this agreement on the same date, Alkaline Water Corp. became a wholly-owned subsidiary of The Alkaline Water Company Inc. Consequently, after the closing of this agreement we adopted the business of Alkaline Water Corp.’s wholly-owned subsidiary, Alkaline 88, LLC.

Alkaline Water Corp. was incorporated in the State of Arizona on March 7, 2013, and it is the sole stockholder of Alkaline 88, LLC. Alkaline Water Corp. is the wholly-owned subsidiary of The Alkaline Water Company Inc., and Alkaline 88, LLC is Alkaline Water Corp.’s wholly-owned subsidiary.

Prior to the closing of the share exchange agreement, on May 30, 2013, our company effected a name change by merging with its wholly-owned Nevada subsidiary named “The Alkaline Water Company Inc.” with our company as the surviving corporation under the new name “The Alkaline Water Company Inc.” In addition, on May 30, 2013, our company effected a 15:1 forward stock split of our authorized and issued and outstanding common stock.

On October 7, 2013, we amended our articles of incorporation to create 100,000,000 shares of preferred stock by filing a Certificate of Amendment to Articles of Incorporation with the Secretary of State of the State of Nevada. The preferred stock may be divided into and issued in series, with such designations, rights, qualifications, preferences, limitations and terms as fixed and determined by our board of directors.

On October 8, 2013, we designated 20,000,000 shares of the authorized and unissued preferred stock of our company as “Series A Preferred Stock” by filing a Certificate of Designation with the Secretary of State of the State of Nevada. At the time, the Series A Preferred Stock had 10 votes per share. The Series A Preferred Stock is not convertible into shares of our common stock.

On November 5, 2013, we designated 1,000 shares of the authorized and unissued preferred stock of our company as “10% Series B Convertible Preferred Stock” by filing a Certificate of Designation with the Secretary of State of the State of Nevada. The 10% Series B Convertible Preferred Stock has, among other things, conversion rights, liquidation preferences, dividend rights, redemption rights and conversion rights.

On December 30, 2015, we effected a 50-for-1 reverse stock split of our authorized and issued and outstanding shares of common stock. As a result of the reverse stock split, the number of authorized shares of common stock of our company decreased from 1,125,000,000 to 22,500,000 and the number of issued and outstanding shares of common stock of our company decreased correspondingly. As a result of the reverse stock split, holders of our Series A Preferred Stock had 0.2 votes per share of Series A Preferred Stock.

On January 21, 2016, we amended our Articles of Incorporation to increase the number of authorized shares of our common stock from 22,500,000 to 200,000,000 by filing a Certificate of Amendment to Articles of Incorporation with the Secretary of State of the State of Nevada. As a result, the aggregate number of shares that we have the authority to issue is 300,000,000, of which 200,000,000 shares are common stock, with a par value of $0.001 per share, and 100,000,000 shares are preferred stock, with a par value of $0.001 per share.

On January 22, 2016, we amended the Certificate of Designation for our Series A Preferred Stock by filing an Amendment to Certificate of Designation with the Secretary of State of the State of Nevada. We amended the Certificate of Designation for our Series A Preferred Stock by deleting Section 2.2 of the certificate of designation, which proportionately increases or decreases the number of votes per share of Series A Preferred Stock in the event of any divided or other distribution on our common stock payable in our common stock or a subdivision or consolidation of the outstanding shares of our common stock. Accordingly, holders of Series A Preferred Stock now have 10 votes per share of Series A Preferred Stock, instead of 0.2 votes per share of Series A Preferred Stock.

The principal offices of our company are located at 7730 E Greenway Road, Ste. 203, Scottsdale, AZ 85260. Our telephone number is (480) 656-2423.

Operations

Alkaline 88, LLC, our operating subsidiary, operates primarily as a marketing and distribution company. Alkaline 88, LLC has entered into exclusive arrangements with Water Engineering Solutions LLC, an entity that is controlled and owned by our President, Chief Executive Officer and Director, Steven P. Nickolas, and our Vice-President, Secretary, Treasurer and Director, Richard A. Wright, for the manufacture and production of our alkaline generating electrolysis system machines. Alkaline 88, LLC has entered into one-year agreement(s) with six different bottling companies in Ohio, Georgia, California, Texas and Arizona to act as co-packers for our product. Our current capacity at all plants exceeds $2,000,000 per month wholesale. Our branding is being coordinated through 602 Design, LLC and our component materials are readily available through multiple vendors. Our principal suppliers are Plastipack Packaging, Polyplastics Co., Van Plastics Inc., Amcor Inc. and Cactus Containers.

Our product is currently at the expansion phase of its lifecycle. In March 2012 Alkaline 88, LLC did market research on the demand for a bulk alkaline product at the Natural Product Expo West in Anaheim, California. In January 2013, we began the formal launching of our product in Southern California and Arizona. Since then, we have begun to deliver product through approximately 20,000 retail outlets throughout the United States. We are presently in all 50 States and the District of Columbia, although over 50% of our current sales are concentrated in the Southwest and Texas. We have distribution agreements with large national distributors (UNFI, KeHe, Tree of Life and Natures Best, CoreMark and C&S), representing over 150,000 retail establishments. Our current stores include convenience stores, natural food products stores, large ethnic markets and national retailers. Currently, we sell all of our products to our retailers through brokers and distributors. Our larger retail clients bring the water in through their own warehouse distribution network. Our current retail clients are made up of a variety of the following; convenience stores, including 7-11’s; large national retailers, including Albertson’s/Safeway, Kroger companies, and regional grocery chains such as Schnucks, Smart & Final, Jewel-Osco, Sprouts, Bashas’, Bristol Farms, Vallarta, Superior Foods, Brookshire’s, HEB and other companies throughout the United States. In total we are now in 34 of the top 75 (by sales) grocery retailers in the United States.

In April 2014 we entered into an exclusive territorial distribution agreement with Kalil Bottling Co. on a new single serve 700ml Bottle with a sport cap. This exclusivity is in Arizona and other areas in the Southwestern United States. Kalil Bottling Co. is a direct to store distributor (DSD). In the past fiscal year we have added a number of additional DSD’s in the Southwest and have expanded our product offering to include 500ml and 1 liter bottles.

In order to continue our expansion, we anticipate that we will be required, in most cases, to continue to give promotional deals throughout 2016 and in subsequent years on a quarterly basis ranging from a 5%-15% discount similar to all other beverage company promotional programs. It has been our experience that most of the retailers have requested some type of promotional introductory program which has included either a $0.25 -$0.50 per unit discount on an initial order; a buy one get one free program; or a free-fill program which includes 1-2 cases of free product per store location. Slotting has only been presented and negotiated in the larger national grocery chains and, in most cases, is offset by product sales. Our slotting fees with our current national retailers do not exceed $400,000 in the aggregate and are offset through product sales. In addition we participate in promotional activities of our distributors, but these fees are not in excess of $500,000 and are offset through product sales.

Plan of Operations

In order for us to implement our business plan over the next twelve-month period, we have identified the following milestones that we expect to achieve:

•	Expansion of Broker Network - We expect to continue to develop our working relationship with our national broker network known as Beacon United. We continually meet train and go on sales call with the Beacon United Network in order to take advantage of the momentum currently being created by their efforts. We anticipate a considerable amount of travel and ongoing for both internal staff and Beacon United at an estimated cost during that time of $100,000.

•	Increase Manufacturing Capacity – We expect to add one or two new co-packer facilities, strategically located to reduce freight costs and meet future growth objectives.

•	Expand Retail Distribution - We are currently in negotiations or have received the new item paperwork from retailers that will introduce our Alkaline 88 product line to retailers representing approximately 35,000 store locations throughout North America. We believe that by year end we will be in over 25,000 stores. The cost of this retail expansion is expected to be $300,000 during that time.

•	Addition of Support Staff - In order to support expansion efforts and to continue the training and support of our broker network, we will need to hire approximately two more people on the corporate level, which will be hired for the specific purpose of supporting the broker, distributor and retailers and their logistical requirements. We continue to seek and interview candidates to fill our growing need for additional staffing. The additional cost of these new hires is expected to be approximately $150,000 in salary and benefits over the next twelve months.

•	Capital Considerations – Our business plan can be adjusted based on the available capital to the business. We anticipate that approximately $500,000 is necessary in the near term in order to build-out a national presence for our product and to allow for the purchase of the necessary equipment and facilities over the next twelve months. To fund our expansion in the longer term, we anticipate that we need at least $1,000,000 to $3,000,000 during fiscal year 2016.

We believe that cash flow from operations will not meet our present and near-term cash needs and thus we will require additional cash resources, including the sale of equity or debt securities, to meet our planned capital expenditures and working capital requirements for the next 12 months. We estimate that our capital needs over the next 12-month will be $1,000,000 to $3,000,000. We will require additional cash resources to achieve the milestones indicated above. If our own financial resources and future current cash-flows from operations are insufficient to satisfy our capital requirements, we may seek to sell additional equity or debt securities or obtain additional credit facilities. The sale of additional equity securities will result in dilution to our stockholders. The incurrence of indebtedness will result in increased debt service obligations and could require us to agree to operating and financial covenants that could restrict our operations or modify our plans to grow the business. Financing may not be available in amounts or on terms acceptable to us, if at all. Any failure by us to raise additional funds on terms favorable to us, or at all, will limit our ability to expand our business operations and could harm our overall business prospects.

Distribution Method for Our Product

Our distribution network is a broker-distributor-retailer network, whereby brokers represent our products to distributors and retailers. Our target retail markets are: (a) chain and independent health food stores; (b) grocery stores; (c) convenience stores; (d) drug stores; and (e) the mass retail market.

Currently we have gained broker representation through the Beacon United Group of brokers, which extend throughout the United States. Across the country and in all categories of retail trade, we are aggressively utilizing both DSD (direct to store deliveries) and warehouse opportunities in the distribution of our products throughout the country.

We have distribution agreements with large national distributors (UNFI, KeHe, Tree of Life and Natures Best, CoreMark and C&S), representing over 150,000 retail establishments. Our current stores include convenience stores, natural food products stores, large ethnic markets and national retailers. Currently, we sell all of our products to our retailers through brokers and distributors. Our larger retail clients bring the water in through their own warehouse distribution network. Our current retail clients are made up of a variety of the following; convenience stores, including 7-11’s; large national retailers, including Albertson’s/Safeway, Kroger companies, and regional grocery chains such as Schnucks, Smart & Final, Jewel-Osco, Sprouts, Bashas’, Bristol Farms, Vallarta, Superior Foods, Brookshire’s, HEB and other companies throughout the United States. In total we are now in 34 of the top 75 grocery retailers in the United States.

Dependence on Few Customers

We have 3 major customers that together account for 59% (31%, 18%, 10%, respectively) of accounts receivable at September 30, 2015, and 4 customers that together account for 58% (19% 15%, 14%, and 10%, respectively) of the total revenues earned for the three months ended September 30, 2015.

There can be no assurance that such customers will continue to order our products in the same level or at all. A reduction or delay in orders from such customers, including reductions or delays due to market, economic or competitive conditions, could have a material adverse effect on our business, operating results and financial condition.

Marketing

We intend to market our product through our broker network and to avail ourselves to the promotional activities of other companies and competitors regarding the benefits of alkaline water. We anticipate that our initial marketing thrust will be to support the retailers and distribution network with point of sales displays and other marketing materials, strategically adding an extensive public relations program and other marketing as the markets dictate.

Competition

The beverage industry is extremely competitive. The principal areas of competition include pricing, packaging, development of new products and flavors, and marketing campaigns. Our product will be competing directly with a wide range of drinks produced by a relatively large number of manufacturers. Most of these brands have enjoyed broad, well-established national recognition for years, through well-funded ad and other marketing campaigns. In addition, companies manufacturing these products generally have far greater financial, marketing, and distribution resources than we have.

Important factors that will affect our ability to compete successfully include the continued public perception of the benefits of alkaline water, taste and flavor of our product, trade and consumer promotions, the development of new, unique and cutting edge products, attractive and unique packaging, branded product advertising, pricing, and the success of our distribution network.

We will also be competing to secure distributors who will agree to market our product over those of our competitors, provide stable and reliable distribution, and secure adequate shelf space in retail outlets. The extremely competitive pressures within the beverage categories could result in our product never even being introduced beyond what they can market locally themselves.

Our product will compete generally with all liquid refreshments, including bottled water and numerous specialty beverages, such as SoBe, Snapple, Arizona, Vitamin Water, Gatorade, and Powerade. We will compete directly with other alkaline water producers and brands focused on the emerging alkaline beverage market including Eternal, Essentia, Icelandic, Real Water, Aqua Hydrate, Mountain Valley, Qure, Penta, and Alka Power.

Products offered by our direct competitors are sold in various volumes and prices with prices ranging from approximately $1.39 for a half-liter bottle to $2.99 for a one-liter bottle, and volumes ranging from half-liter bottles to one-and-a half liter bottles. We currently offer our product in a three-liter bottle for a suggested retail price (SRP) of $3.99, one-gallon bottle for an SRP of $4.99, 700 milliliter single serving at an SRP of $1.29, 1 liter at an SRP of $1.79 and a 500 milliliter at an SRP of $0.99.

Intellectual Property

Where available, we intend to obtain trademark protection in the United States for a number of trademarks for slogans and product designs. We intend to aggressively assert our rights under trade secret, unfair competition, trademark and copyright laws to protect our intellectual property, including product design, product research and concepts and recognized trademarks. These rights are protected through the acquisition of patents and trademark registrations, the maintenance of trade secrets, the development of trade dress, and, where appropriate, litigation against those who are, in our opinion, infringing these rights. The trademark for Alkaline 88 has been approved and is currently active.

While there can be no assurance that registered trademarks will protect our proprietary information, we intend to assert our intellectual property rights against any infringer. Although any assertion of our rights could result in a substantial cost to, and diversion of effort by, our company, management believes that the protection of our intellectual property rights will be a key component of our sales and operating strategy.

Seasonality of Business

The sales of our products are influenced to some extent by weather conditions in the markets in which we operate. Unusually cold or rainy weather during the summer months may have a temporary effect on the demand for our product and contribute to lower sales, which could have an adverse effect on our results of operations for such periods.

Research and Development Costs During the Last Two Years

Alkaline 88, LLC has worked with Water Engineering Solutions, LLC, an entity that is controlled and majority-owned by Steven P. Nickolas and Richard A. Wright, on the research and development activities related to the development of our alkaline generating electrolysis system machines, a proprietary alkaline water system.

Government Regulation

The advertising, distribution, labeling, production, safety, sale, and transportation in the United States of our product will be subject to: the Federal Food, Drug, and Cosmetic Act; the Federal Trade Commission Act; the Lanham Act; state consumer protection laws; competition laws; federal, state and local workplace health and safety laws; various federal, state and local environmental protection laws; and various other federal, state and local statutes and regulations.

Legal requirements apply in many jurisdictions in the United States requiring that deposits or certain ecotaxes or fees be charged for the sale, marketing, and use of certain non-refillable beverage containers. The precise requirements imposed by these measures vary. Other types of statutes and regulations relating to beverage container deposits, recycling, ecotaxes and/or product stewardship also apply in various jurisdictions in the United States. We anticipate that additional, similar legal requirements may be proposed or enacted in the future at the local, state and federal levels in the United States.

Any third-party bottling facility that we may choose to utilize in the future and any other such operations will be subject to various environmental protection statutes and regulations, including those relating to the use of water resources and the discharge of wastewater. It will be our policy to comply with any and all such legal requirements. Compliance with these provisions has not had, and we do not expect such compliance to have, any material adverse effect on our capital expenditures, net income or competitive position.

Employees

In addition to Steven P. Nickolas, who is our President, Chief Executive Officer and Director, and Richard A. Wright, who is our Vice-President, Secretary, Treasurer and Director, we currently employ 11 full time employees and 1 part-time employee in marketing, accounting and administration. We also work with retail brokers in the United States who are paid on a contract basis. Our operations are overseen directly by management that engages our employees to carry on our business. Our management oversees all responsibilities in the areas of corporate administration, business development, and research. We intend to expand our current management to retain skilled directors, officers, and employees with experience relevant to our business focus. Our management’s relationships with manufacturers, distillers, development/research companies, bottling concerns, and certain retail customers will provide the foundation through which we expect to grow our business in the future. We believe that the skill-set of our management team will be a primary asset in the development of our brands and trademarks. We also plan to form an independent network of contract sales and regional managers, a promotional support team, and several market segment specialists who will be paid on a variable basis.

Description of Property

We do not own any real estate or other property used in the operation of our current business. Our principal offices are located at 7730 E Greenway Road Ste. 203, Scottsdale, AZ 85260 with the size of 3,500 square feet. We have recently entered into a new leasing arrangement with rent arrangement with 7730 E Greenway Properties, an unrelated third party, for $5,000 per month. We believe that the condition of our principal offices is satisfactory, suitable and adequate for our current needs.

Legal Proceedings

We know of no material pending legal proceedings to which our company or any of our subsidiaries is a party or of which any of our properties, or the properties of any of our subsidiaries, is the subject. In addition, we do not know of any such proceedings contemplated by any governmental authorities.

We know of no material proceedings in which any of our directors, officers or affiliates, or any registered or beneficial stockholder is a party adverse to our company or any of our subsidiaries or has a material interest adverse to our company or any of our subsidiaries.

Market Price of and Dividends on Our Common Equity
and Related Stockholder Matters

Market information

Our common stock is quoted on the OTC Markets Group’s OTCQB under the trading symbol “WTERD”, which was changed from “WTER” on December 30, 2015 as a result of the fifty for one reverse stock split of our authorized and issued and outstanding shares of common stock. Our stock symbol is expected to be changed back to “WTER” on or around January 29, 2016. Trading in stocks quoted on the OTCQB is often thin and is characterized by wide fluctuations in trading prices due to many factors that may be unrelated or have little to do with a company’s operations or business prospects.

Our common stock became eligible for quotation on the OTC Bulletin Board on July 10, 2012 and became ineligible for quotation on July 17, 2014.

Set forth below are the range of high and low bid quotations for the periods indicated as reported by the OTC Bulletin Board or OTCQB. The market quotations reflect inter-dealer prices, without retail mark-up, mark-down or commissions and may not necessarily represent actual transactions.

Quarter Ended	High Bid	Low Bid

September 30, 2015	$9.00	$4.45

June 30, 2015	$7.75	$3.40

March 31, 2015	$7.50	$3.00

December 31, 2014	$5.75	$2.15

September 30, 2014	$11.35	$4.60

June 30, 2014	$21.90	$5.00

March 31, 2014	$15.00	$7.50

December 31, 2013	$35.00	$12.50

September 30, 2013	$65.25	$17.50

June 30, 2013	$0	$0

On January 25, 2016, the closing price of our common stock as reported by the OTCQB was $0.70 per share.

Transfer Agent

Our shares of common stock are issued in registered form. The transfer agent and registrar for our common stock is Island Stock Transfer, located at 15500 Roosevelt Boulevard, Suite 301, Clearwater, Florida 33760.

Holders of Common Stock

As of January 25, 2016, there were approximately 43 holders of record of our common stock. As of such date, 5,319,039 shares were issued and outstanding.

Dividends

The payment of dividends, if any, in the future, rests within the sole discretion of our board of directors. The payment of dividends will depend upon our earnings, our capital requirements and our financial condition, as well as other relevant factors. We have not declared any cash dividends since our inception and have no present intention of paying any cash dividends on our common stock in the foreseeable future.

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1.	We would not be able to pay our debts as they become due in the usual course of business; or

2.

Our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of stockholders who have preferential rights superior to those receiving the distribution.

Financial Statements

Financial Statements For the Years Ended March 31, 2015 and 2014

Report of Independent Registered Public Accounting firm

Consolidated Balance Sheets

Consolidated Statement of Operations

Consolidated Statement of Stockholders’ Equity (Deficit)

Consolidated Statements of Cash Flows

Notes to Consolidated Financial Statements

Financial Statements for the Three and Six Month Periods Ended September 30, 2015 and 2014

Condensed Consolidated Balance Sheets

Condensed Consolidated Statements of Operations

Condensed Consolidated Statements of Cash Flows

Notes to Condensed Consolidated Financial Statements

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
The Alkaline Water Company, Inc.

We have audited the accompanying balance sheets of The Alkaline Water Company, Inc. as of March 31, 2015 and 2014, and the related statements of income, stockholders’ equity (deficit), and cash flows for each of the years in the period ended March 31, 2015. The Alkaline Water Company, Inc.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Alkaline Water Company, Inc. as of March 31, 2015 and 2014 and the related statements of income, stockholders’ equity (deficit), and cash flows for each of the years in the period ended March 31, 2015, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has negative working capital at March 31, 2015, has incurred recurring losses and recurring negative cash flow from operating activities, and has an accumulated deficit which raises substantial doubt about its ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Seale and Beers, CPAs

Seale and Beers, CPAs
Las Vegas, Nevada
July 13, 2015

THE ALKALINE WATER COMPANY INC.
CONSOLIDATED BALANCE SHEETS

	March 31, 2015	March 31, 2014

ASSETS
Current assets:
Cash	$90,113	$2,665
Accounts receivable, net	416,373	166,404
Inventory	193,355	57,965
Prepaid Expenses and other current assets	17,500	-
Deferred financing cost	-	54,288
Total current assets	717,341	281,322

Fixed assets, net	1,199,900	286,986
Total assets	$1,917,241	$568,308

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$562,499	$320,154
Accounts payable - related party	43,036	18,403
Accrued expenses	160,437	56,601
Accrued interest	-	19,829
Revolving financing	242,875	83,348
Current portion of capital leases	209,544	-
Derivative liability	194,940	337,988
Total current liabilities	1,413,331	836,323

Long-term liabilities
Capitalize leases	233,770	-
Total Long-term liabilities	233,770	-

Total liabilities	1,647,101	836,323

Redeemable convertible Preferred stock	-	83,820

Stockholders' equity (deficit):
Preferred stock - $0.001 par value, 100,000,000 shares authorized. Series A issued 20,000,000	20,000	20,000
Common stock, Class A, $0.001 par value, 1,125,000,000 shares authorized, 124,495,826 and 81,602,175 shares issued and outstanding as of March 31, 2015 and March 31, 2014, respectively	124,496	81,602
Additional paid in capital	11,777,994	4,059,464
Common stock issuable	-	-
Deficit accumulated	(11,652,350)	(4,512,901)
Total stockholders' equity (deficit)	$270,140	$(351,835)

Total liabilities and stockholders' Equity (deficit)	$1,917,241	$568,308

See Accompanying Notes to Consolidated Financial Statements.

THE ALKALINE WATER COMPANY INC.
CONSOLIDATED STATEMENT OF OPERATIONS

	For the year ended	For the year ended
	March 31, 2015	March 31, 2014

Revenue	$3,700,476	$552,699

Cost of goods sold	2,532,436	411,851

Gross profit	1,168,040	140,848

Operating expenses:
Sales and marketing expenses	1,386,671	464,081
General and administrative	6,520,451	3,852,773
General and administrative - related party	-	62,092
Depreciation expense	175,036	42,407

Total operating expenses	8,082,158	4,421,353

Other Income (expenses):
Interest expense	(26,241)	(11,055)
Interest income	11	-
Interest expense on redeemable preferred stock	(40,383)	(468,256)
Fees paid on credit line	(27,283)	(8,603)
Amortization of deferred financing cost	(43,149)	-
Placement agent fee to acquired credit line	-	(10,000)
Amortization of debt discount	(414,370)	(107,532)
Other expenses	(11)	(1,530)
Other income - related party	-	40,029
Change in derivative liability	326,095	617,939

Total other expense	(225,331)	50,992

Net loss	$(7,139,449)	$(4,229,513)

Weighted average number of common shares outstanding - basic and fully dulitive	111,704,823	80,220,729

Net loss per share basic and fully diluted	$(0.06)	$(0.05)

See Accompanying Notes to Consolidated Financial Statements.

THE ALKALINE WATER COMPANY
CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
FOR THE YEARS ENDED MARCH 31, 2015 AND MARCH 31, 2014

	Preferred Stock		Common Stock		Additional	Deficit
	Number	Par Value	Number	Par Value	Paid-in Capital	Accumulated	Total
Balance, March 31, 2013	-	$-	77,500,000	$77,500	$176,405	$(283,388)	$(29,483)
Common stock for conversion of notes and interest payable			574,675	574	229,295		229,869
Common stock issued for cash			2,562,500	2,563	1,022,438		1,025,001
Common stock issued for services			965,000	965	2,631,326		2,632,291
Issuance of Series A preferred stock to officers	20,000,000	20,000					20,000
Net (loss)						(4,229,513)	(4,229,513)
Balance, March 31, 2014	20,000,000	20,000	81,602,175	81,602	4,059,464	(4,512,901)	(351,835)
Value of warrants issued with Capital lease agreement					309,029		309,029
Shares issued for cash Private Placement			17,333,329	17,333	2,342,643		2,359,976
Shares issued to contractors			6,502,500	6,503	939,620		946,123
Shares issued to employees			3,550,000	3,550	351,805		355,355
Warrant exercises			14,529,256	14,529	1,439,275		1,453,804
Stock Options issued to employees					2,428,782		2,428,782
Option exercises			182,000	182	1,638		1,820
Fees paid on stock issuances					(346,295)		(346,295)
Shares issued with conversion Preferred Series B			796,566	797	252,033		252,830
Net (loss)						(7,139,449)	(7,139,449)
Balance, March 31, 2015	20,000,000	$20,000	124,495,826	$124,496	$11,777,994	$(11,652,350)	$270,140

See Accompanying Notes to Consolidated Financial Statements.

THE ALKALINE WATER COMPANY INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the year ended	For the year ended
	March 31, 2015	March 31, 2014

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(7,139,449)	(4,229,513)
Adjustments to reconcile net income to net cash used in operating activities:
Bad Debt expense	6,225	10,000
Depreciation expense	175,036	42,407
Interest expense converted to common stock		3,555
Shares issued for services	3,730,263	2,652,291
Amortization of debt discount & debt financing cost	457,518	107,532
Interest expense on redeemable preferred stock on initial issuance		455,926
Change in derivative liabilities	(326,095)	(617,939)
Changes in operating assets and liabilities:
Accounts receivable	(256,194)	(161,294)
Inventory	(135,390)	(50,392)
Prepaid expenses and other current assets	(17,500)	-
Accounts payable	244,165	307,504
Accounts payable - related party	24,633	17,913
Accrued expenses	103,836	51,201
Accrued interest	(19,829)	19,829

Net cash used in operating activities	(3,152,781)	(1,390,980)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of fixed assets	(352,169)	(276,310)

Net cash used in investing activities	(352,169)	(276,310)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from revolving financing	159,527	83,348
Proceeds from sale of common stock, net	2,361,999	1,100,000
Proceeds from the exercise of warrants, net	1,344,630	-
Repayment of capital lease	(26,588)	-
Repayment of redeemable preferred shares	(247,170)	-
Proceeds from sale of mandatory redeemable preferred stock, net	-	422,000

Net cash provided by financing activities	3,592,398	1,605,348

NET CHANGE IN CASH	87,448	(61,942)

CASH AT BEGINNING OF PERIOD	2,665	64,607

CASH AT END OF PERIOD	$90,113	$2,665

SUPPLEMENTAL INFORMATION:
Interest paid	$46,070	$-
Income taxes paid	$-	$-

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Debt converted to common stock	$-	$229,870
Derivative liability on redeemable preferred stock	-	422,000
Preferred stock conversion to common stock	252,830	-
Deferred discount on conversion of preferred stock	56,098	-
Fair value of derivate liability at issuance of Warrants	389,710	-
Fair value of derivative liability at exercise	150,566	-
Exercise of stock options with accounts payable	1,820	-
Capitalized lease	735,781	-
Warrant issued for deferred financing cost	309,028	-

See Accompanying Notes to Consolidated Financial Statements.

THE ALKALINE WATER COMPANY INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The audited consolidated financial statements included herein, presented in accordance with United States generally accepted accounting principles and stated in U.S. dollars, have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading.

These statements reflect all adjustments, consisting of normal recurring adjustments, which in the opinion of management, are necessary for fair presentation of the information contained therein.

Principles of consolidation

For the period from June 19, 2012 to March 31, 2015, the consolidated financial statements include the accounts of Alkaline Water Corp. (an Arizona Corporation) and Alkaline 88 LLC (formerly Alkaline 84, LLC) (an Arizona Limited Liability Company). For the period from April 1, 2013 to March 31, 2015, the consolidated financial statements include the accounts of The Alkaline Water Company Inc. (a Nevada Corporation), Alkaline Water Corp. (an Arizona Corporation) and Alkaline 88, LLC (an Arizona Limited Liability Company).

All significant intercompany balances and transactions have been eliminated. The Alkaline Water Company Inc. (a Nevada Corporation), Alkaline Water Corp. (an Arizona Corporation) and Alkaline 88, LLC (an Arizona Limited Liability Company) will be collectively referred herein to as the “Company”. Any reference herein to “The Alkaline Water Company Inc.”, the “Company”, “we”, “our” or “us” is intended to mean The Alkaline Water Company Inc., including the subsidiaries indicated above, unless otherwise indicated.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid instruments with an original maturity of three months or less to be considered cash equivalents. The carrying value of these investments approximates fair value. The Company had $90,113 and $2,665 in cash and cash equivalents at March 31, 2015 and 2014, respectively.

Accounts Receivable and Allowance for Doubtful Accounts

The Company generally does not require collateral, and the majority of its trade receivables are unsecured. The carrying amount for accounts receivable approximates fair value.

Accounts receivable consisted of the following as of March 31, 2015 and 2014:

	2015	2014
Trade receivables	$426,862	$176,404
Less: Allowance for doubtful accounts	(10,889)	(10,000)
Net accounts receivable	$416,373	$166,404

Accounts receivable are periodically evaluated for collectability based on past credit history with clients. Provisions for losses on accounts receivable are determined on the basis of loss experience, known and inherent risk in the account balance and current economic conditions.

Inventory

Inventory represents raw and blended chemicals and other items valued at the lower of cost or market with cost determined using the weight average method which approximates first-in first-out method, and with market defined as the lower of replacement cost or realizable value.

As of March 31, 2015 and 2014, inventory consisted of the following:

	2015	2014
Raw materials	$145,329	$24,022
Finished goods	48,026	33,943
Total inventory	$193,355	$57,965

Property and equipment

The Company records all property and equipment at cost less accumulated depreciation. Improvements are capitalized while repairs and maintenance costs are expensed as incurred. Depreciation is calculated using the straight-line method over the estimated useful life of the assets or the lease term, whichever is shorter. Depreciation periods are as follows for the relevant fixed assets:

Equipment	5 years
Equipment under capital lease	3 years or term of the lease

Stock-based Compensation

The Company accounts for stock-based compensation to employees in accordance with FASB ASC 718. Stock-based compensation to employees is measured at the grant date, based on the fair value of the award, and is recognized as expense over the requisite employee service period. The Company accounts for stock-based compensation to other than employees in accordance with FASB ASC 505-50. Equity instruments issued to other than employees are valued at the earlier of a commitment date or upon completion of the services, based on the fair value of the equity instruments and is recognized as expense over the service period. The Company estimates the fair value of stock-based payments using the Black-Scholes option-pricing model for common stock options and warrants and the closing price of the Company’s common stock for common share issuances.

Advertising

Advertising costs are charged to operations when incurred. Advertising expenses for the years ended March 31, 2015 and 2014 were $499,978 and $160,464, respectively.

Revenue recognition

The Company recognizes revenue when all of the following conditions are satisfied: (1) there is persuasive evidence of an arrangement; (2) the product or service has been provided to the customer; (3) the amount to be paid by the customer is fixed or determinable; and (4) the collection of such amount is probable.

The Company records revenue when it is realizable and earned upon shipment of the finished products. The Company does not accept returns due to the nature of the product. However, we will provide credit to our customers for damaged goods.

Fair Value Measurements

The valuation of our embedded derivatives and warrant derivatives are determined primarily by the multinomial distribution (Lattice) model. An embedded derivative is a derivative instrument that is embedded within another contract, which under the convertible note (the host contract) includes the right to convert the note by the holder, certain default redemption right premiums and a change of control premium (payable in cash if a fundamental change occurs). In accordance with Accounting Standards Codification ("ASC") 815 “Accounting for Derivative Instruments and Hedging Activities”, as amended, these embedded derivatives are marked-to-market each reporting period, with a corresponding non-cash gain or loss charged to the current period. A warrant derivative liability is also determined in accordance with ASC 815. Based on ASC 815, warrants which are determined to be classified as derivative liabilities are marked-to-market each reporting period, with a corresponding non-cash gain or loss charged to the current period. The practical effect of this has been that when our stock price increases so does our derivative liability resulting in a non-cash loss charge that reduces our earnings and earnings per share. When our stock price declines, we record a non-cash gain, increasing our earnings and earnings per share. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability. As a basis for considering such assumptions, there exists a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows:

Level 1	unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access as of the measurement date.

Level 2	inputs other than quoted prices included within Level 1 that are directly observable for the asset or liability or indirectly observable through corroboration with observable market data.

Level 3	unobservable inputs for the asset or liability only used when there is little, if any, market activity for the asset or liability at the measurement date.

This hierarchy requires the Company to use observable market data, when available, and to minimize the use of unobservable inputs when determining fair value.

To determine the fair value of our embedded derivatives, management evaluates assumptions regarding the probability of certain future events. Other factors used to determine fair value include our period end stock price, historical stock volatility, risk free interest rate and derivative term. The fair value recorded for the derivative liability varies from period to period. This variability may result in the actual derivative liability for a period either above or below the estimates recorded on our consolidated financial statements, resulting in significant fluctuations in other income (expense) because of the corresponding non-cash gain or loss recorded.

Concentration

The Company has 4 major customers that together account for 64% (23%, 18%, 12% and 11%, respectively) of accounts receivable at March 31, 2015, and 3 customers that together account for 47% (14%, 12%, and 11%, respectively) of the total revenues earned for the year ended March 31, 2015.

The Company has 5 vendors that accounted for 77% (19%, 16%, 16%, 15% and 11%, respectively) of purchases for the year ended March 31, 2015.

The Company has 3 major customers that together account for 60% (18%, 14%, 14% and 14%, respectively) of accounts receivable at March 31, 2014, and 5 customers that together account for 66% (20%, 16%, 15%, 8% and 6%, respectively) of the total revenues earned for the year ended March 31, 2014.

The Company has 3 vendors that accounted for 56% (29%, 14%, and 13%, respectively) of purchases for the year ended March 31, 2014.

Income Taxes

In accordance with ASC 740 “Accounting for Income Taxes”, the provision for income taxes is computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Basic and Diluted Loss Per Share

Basic and diluted earnings or loss per share (“EPS”) amounts in the consolidated financial statements are computed in accordance Accounting Standard Codification (ASC) 260 – 10 “Earnings per Share”, which establishes the requirements for presenting EPS. Basic EPS is based on the weighted average number of common shares outstanding. Diluted EPS is based on the weighted average number of common shares outstanding and dilutive common stock equivalents. Basic EPS is computed by dividing net income or loss available to common stockholders (numerator) by the weighted average number of common shares outstanding (denominator) during the period. Potentially dilutive securities were excluded from the calculation of diluted loss per share, because their effect would be anti-dilutive.

Business Segments

The Company operates on one segment in one geographic location the United States of America and, therefore, segment information is not presented.

Fair Value of Financial Instruments

The carrying amounts of the company’s financial instruments including accounts payable, accrued expenses, and notes payable approximate fair value due to the relative short period for maturity these instruments.

Environmental Costs

Environmental expenditures that relate to current operations are expensed or capitalized as appropriate. Expenditures that relate to an existing condition caused by past operations, and which do not contribute to current or future revenue generation, are expensed. Liabilities are recorded when environmental assessments and/or remedial efforts are probable, and the cost can be reasonably estimated. Generally, the timing of these accruals coincides with the earlier of completion of a feasibility study or the Company’s commitments to a plan of action based on the then known facts.

The Company incurred no environmental expenses during the years ended March 31, 2015 and 2014, respectively.

Reclassification

Certain accounts in the prior period were reclassified to conform to the current period financial statements presentation.

Recent pronouncements

In June 2014, the FASB issued ASU No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation. The amendments in this update remove the definition of a development stage entity from the Master Glossary of the Accounting Standards Codification, thereby removing the financial reporting distinction between development stage entities and other reporting entities from GAAP. In addition, the amendments eliminate the requirements for development stage entities to (1) present inception to-date information in the statements of income, cash flows, and shareholder equity, (2) label the financial statements as those of a development stage entity, (3) disclose a description of the development stage activities in which the entity is engaged, and (4) disclose in the first year in which the entity is no longer a development stage that in prior years it had been in the development stage. The Company early adopt ASU No. 2014-10 during the second quarter of the year ended March 31, 2015.

In August 2014, the FASB issued ASU No. 2014-15, “Presentation of Financial Statements— Going Concern (Subtopic 205-40), Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern”. Continuation of a reporting entity as a going concern is presumed as the basis for preparing financial statements unless and until the entity’s liquidation becomes imminent. Preparation of financial statements under this presumption is commonly referred to as the going concern basis of accounting. Currently, there is no guidance under U.S. GAAP about management’s responsibility to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern or to provide related footnote disclosures. The amendments in this Update provide that guidance. In doing so, the amendments should reduce diversity in the timing and content of footnote disclosures. The amendments require management to assess an entity’s ability to continue as a going concern by incorporating and expanding upon certain principles that are currently in U.S. auditing standards. Specifically, the amendments (1) provide a definition of the term substantial doubt, (2) require an evaluation every reporting period including interim periods, (3) provide principles for considering the mitigating effect of management’s plans, (4) require certain disclosures when substantial doubt is alleviated as a result of consideration of management’s plans, (5) require an express statement and other disclosures when substantial doubt is not alleviated, and (6) require an assessment for a period of one year after the date that the financial statements are issued (or available to be issued). For the period ended December 31, 2014, management evaluated the Company’s ability to continue as a going concern and concluded that substantial doubt has not been alleviated about the Company’s ability to continue as a going concern. While the Company continues to explore further significant sources of financing, management’s assessment was based on the uncertainty related to the amount and nature of such financing over the next twelve months.

The Company has evaluated other recent accounting pronouncements through June 2015 and believes that none of them will have a material effect on our financial statements.

NOTE 2 – GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the recoverability and/or acquisition and sale of assets and the satisfaction of liabilities in the normal course of business. Since its inception, the Company has been engaged substantially in financing activities, developing its business plan and building its initial customer and distribution base for its products. As a result, the Company incurred accumulated net losses from Inception (June 19, 2012) through the period ended March 31, 2015 of $(11,652,350). In addition, the Company’s development activities since inception have been financially sustained through debt and equity financing.

The ability of the Company to continue as a going concern is dependent upon its ability to raise additional capital from the sale of common stock and, ultimately, the achievement of significant operating revenues. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

NOTE 3 – PROPERTY AND EQUIPMENT

Fixed assets consisted of the following at:

	March 31, 2015	March 31, 2014
Machinery and Equipment	$625,766	$273,597
Machinery under Capital Lease	735,781	-
Office Equipment	53,631	53,631
Leasehold Improvements	3,979	3,979

Less: Accumulated Depreciation	(219,257)	(44,221
Fixed Assets, net	$1,199,900	$286,986

Depreciation expense for the years ended March 31, 2015 and 2014 was $175,036 and $42,407, respectively.

NOTE 4 – EQUIPMENT DEPOSITS – RELATED PARTY

The Company paid deposits on equipment to Water Engineering Solutions, LLC, a related party, as follows: May 1, 2014 $690,000, June 27, 2014 $21,500, July 1, 2014 $115,000, August 7, 2014 $10,000, August 5, 2014 $5,000, August 19, 2014 $2,000, August 22, 2014 $100,000, October 14, 2014 $70,000, November 4, 2014 $7,676, and November 7, 2014 $5,002. The Company received equipment valued at $274,769 and reduced the deposit on equipment. As of December 31, 2014, the total amount of deposits for equipment is $188,289. On February 12, 2015 Water Engineering Solutions LLC refunded $200,000 related to the deposit as the order for a new machine had been deferred until late summer 2015. The equipment is being manufactured by and under an exclusive manufacturing contract from Water Engineering Solutions, LLC, an entity that is controlled and majority owned by Steven P. Nickolas and Richard A. Wright, for the production of our alkaline water.

NOTE 5 – REVOLVING FINANCING

On February 20, 2014, The Alkaline Water Company Inc., and subsidiaries, Alkaline 88, LLC and Alkaline Water Corp., entered into a revolving accounts receivable funding agreement with Gibraltar Business Capital, LLC (“Gibraltar”). Under the agreement, from time to time, the Company agreed to tender to Gibraltar all of our accounts (which is defined as our rights to payment whether or not earned by performance, (i) for property that has been or is to be sold, leased, licensed, assigned or otherwise disposed of, or (ii) for services rendered or to be rendered, or (iii) as otherwise defined in the Uniform Commercial Code of the State of Illinois). Gibraltar will have the right, but will not be obligated, to purchase such accounts tendered in its sole discretion. If Gibraltar purchases such accounts, Gibraltar will make cash advances to us as the purchase price for the purchased accounts.

The Company assumed full risk of non-payment and unconditionally guaranteed the full and prompt payment of the full face amount of all purchased accounts. We also agreed to direct all parties obligated to pay the accounts to send all payments for all accounts directly to Gibraltar. All collections from accounts will be applied to our indebtedness, which is defined as the amount owed by us to Gibraltar from time to time, i.e., all cash advances, plus all charges, plus all other amounts owning from us to Gibraltar pursuant to the agreement, less all collections retained by Gibraltar from either purchased accounts or from us which are applied to indebtedness, unless Gibraltar elects to hold any such collections to establish reserves to secure payment of any purchased accounts.

In consideration of Gibraltar’s purchase of the accounts, the Company agreed to pay Gibraltar interest on the indebtedness outstanding at the rate of 8% per annum plus the prime rate in effect at the end of each month with the prime rate for these purposes never being less than 3.25% per annum, calculated on a 360-day year and payable monthly. In addition, the Company agreed to pay to Gibraltar a monthly collateral/management fee in the amount of 0.5% calculated on the average daily borrowing amount for the given month and an unused line fee of 0.25% monthly based on the difference between the actual line of credit and the average daily borrowing amount for the given month. The Company also agreed to pay to Gibraltar upon execution of the agreement and as of the commencement of each renewal term, a closing cost of 1% of the initial indebtedness in addition to the amount of any other credit accommodations granted from Gibraltar, which amount will be deducted from the first cash advances.

The initial indebtedness is $500,000. The Company may request an increase to the initial indebtedness in $500,000 increments up to $5,000,000, subject the Company’s financial performance and/or projections are satisfactory to Gibraltar, and absent an event of default. The Company also granted to Gibraltar a security interest in all of our presently-owned and hereafter-acquired personal and fixture property, wherever located. The agreement will continue until the first to occur of (i) demand by Gibraltar; or (ii) 24 months from the first day of the month following the date that the first purchased account is purchased and will be automatically renewed for successive periods of 12 months thereafter unless, at least 30 days prior to the end of the term, we give Gibraltar notice of our intention to terminate the agreement. In addition, we will be able to exit the agreement at any time for a fee of 2% of the line of credit in place at the time of prepayment. On March 31, 2015 the amount borrowed on this facility was $242,875.

NOTE 6 – DERIVATIVE LIABILITY

On November 7, 2013, we sold to certain institutional investors 10% Series B Convertible Preferred Shares which are subject to mandatory redemption and include down-round provisions that reduce the exercise price of a warrant and convertible instrument. As required by ASC 815 “Derivatives and Hedging”, if the Company either issues equity shares for a price that is lower than the exercise price of those instruments or issues new warrants or convertible instruments that have a lower exercise price, the investors will be entitled to down-round protection. The Company evaluated whether its warrants and convertible debt instruments contain provisions that protect holders from declines in its stock price or otherwise could result in modification of either the exercise price or the shares to be issued under the respective warrant agreements. The Company determined that a portion of its outstanding warrants and conversion instruments contained such provisions thereby concluding they were not indexed to the Company’s own stock and therefore a derivative instrument.

Between April 16, 2014 and April 24, 2014, the Company redeemed 247 shares of the 10% Series B Preferred Stock for $247,171 plus accrued interest of $46,456 and a $10,212 penalty related to the delayed registration. The effect of this redemption resulted in a reduction of $56,098 derivative liability.

On May 1, 2014, the Company completed the offering and sale of an aggregate of 17,333,329 shares of our common stock and warrants to purchase an aggregate of 8,666,665 shares of our common stock, for aggregate gross proceeds of $2,599,999. Each share of common stock sold in the offering was accompanied by a warrant to purchase one-half of a share of common stock at an exercise price of $0.15 per share for a period of five years from the date of issuance. Each share of common stock, together with each warrant was sold at a price of $0.15. The warrants include down-round provisions that reduce the exercise price of a warrant and convertible instrument. As required by ASC 815 “Derivatives and Hedging”, if the Company either issues equity shares for a price that is lower than the exercise price of those instruments or issues new warrants or convertible instruments that have a lower exercise price, the investors will be entitled to down-round protection. The Company evaluated whether its warrants and convertible debt instruments contain provisions that protect holders from declines in its stock price or otherwise could result in modification of either the exercise price or the shares to be issued under the respective warrant agreements. The Company determined that a portion of its outstanding warrants and conversion instruments contained such provisions thereby concluding were not indexed to the Company’s own stock and therefore a derivative instrument.

On August 20, 2014, the Company entered into a warrant amendment agreement with certain holders of the Company’s outstanding common stock purchase warrants whereby the Company agreed to reduce the exercise price of the Existing Warrants to $0.10 per share in consideration for the immediate exercise of the Existing Warrants by the Holders and the Holders are to be issued new common stock purchase warrants of the Company in the form of the Existing Warrants to purchase up to a number of shares of our common stock equal to the number of Existing Warrants exercised by the Holders, provided that the exercise price of the New Warrants will be $0.125 per share, subject to adjustment in the New Warrants. Each New Warrant has a term of five years from the date of issuance. Each share of common stock, together with each warrant was sold at a price of $0.125. The warrants include down-round provisions that reduce the exercise price of a warrant and convertible instrument. As required by ASC 815 “Derivatives and Hedging”, if the Company either issues equity shares for a price that is lower than the exercise price of those instruments or issues new warrants or convertible instruments that have a lower exercise price, the investors will be entitled to down-round protection. The Company evaluated whether its warrants and convertible debt instruments contain provisions that protect holders from declines in its stock price or otherwise could result in modification of either the exercise price or the shares to be issued under the respective warrant agreements. The Company determined that a portion of its outstanding warrants and conversion instruments contained such provisions thereby concluding they were not indexed to the Company’s own stock and therefore a derivative instrument. The derivative liability was increased by $167,384 as a result of the issued warrants.

On August 21, 2014, pursuant to the Warrant Amendment Agreement, the Company issued an aggregate of 9,829,455 shares of the Company’s common stock upon exercise of the Existing Warrants at an exercise price of $0.10 per share for aggregate gross proceeds of $982,945. An aggregate of 8,666,664 shares of our common stock issued upon exercise of the Existing Warrants. The derivative liability was reduced by $168,273 as a result of the warrants exercised.

Pursuant to the engagement agreement dated March 12, 2014 with H.C. Wainwright & Co., LLC (“Wainwright”), Wainwright agreed to act as our exclusive placement agent in connection with the offering. Pursuant to the engagement agreement, the Company, we issued warrants to purchase an aggregate of 5.5% of the aggregate number of shares of our common stock sold in the offering, or 953,333, to Wainwright and its designees. These warrants have an exercise price of $0.1875 per share and expire on April 16, 2019. The warrants include down-round provisions that reduce the exercise price of a warrant and convertible instrument. As required by ASC 815 “Derivatives and Hedging”, if the Company either issues equity shares for a price that is lower than the exercise price of those instruments or issues new warrants or convertible instruments that have a lower exercise price, the investors will be entitled to down-round protection. The Company evaluated whether its warrants and convertible debt instruments contain provisions that protect holders from declines in its stock price or otherwise could result in modification of either the exercise price or the shares to be issued under the respective warrant agreements. The Company determined that a portion of its outstanding warrants and conversion instruments contained such provisions thereby concluding they were not indexed to the Company’s own stock and therefore a derivative instrument.

The range of significant assumptions which the Company used to measure the fair value of warrant liabilities (a level 3 input) at April 24, 2014 is as follows:

Conversion feature
Stock price	$0 .3275
Term (Years)	Less than 1
Volatility	331%
Exercise prices	$0.43
Dividend yield	0%

The range of significant assumptions which the Company used to measure the fair value of warrant liabilities (a level 3 input) at May 1, 2014 is as follows:

		Placement Agent
	Issuance Warrants	Warrants
Stock price	$0.15	$0.15
Term (Years)	5	5
Volatility	306%	306%
Exercise prices	$0.15	$0.1875
Dividend yield	0%	0%

The range of significant assumptions which the Company used to measure the fair value of warrant liabilities (a level 3 input) at August 20, 2014 is as follows:

New Warrants
Stock price	$0.12
Term (Years)	5
Volatility	247%
Exercise prices	$0.125
Dividend yield	0%

The range of significant assumptions which the Company used to measure the fair value of warrant liabilities (a level 3 input) at August 21, 2014 is as follows:

Existing Warrants
Stock price	$0.17
Term (Years)	5
Volatility	247%
Exercise prices	$0.10
Dividend yield	0%

The range of significant assumptions which the Company used to measure the fair value of warrant liabilities (a level 3 input) at March 31, 2015 is as follows:

Warrants (including placement agent)
Stock price	$0.1081
Term (Years)	4 to 5
Volatility	148%
Exercise prices	$0.55 to 0.125
Dividend yield	0%

The following table sets forth the fair value hierarchy within our financial assets and liabilities by level that were accounted for at fair value on a recurring basis as of May 1, 2014.

		Fair Value Measurement at May 1, 2014
	Carrying
	Value at
	May 1, 2014	Level 1	Level 2	Level 3
Liabilities:

Derivative warrant liability	$216,236	$-	$-	$216,236
Derivative placement agent warrant liability	$23,787	$-	$-	$23,787
Total derivative liability	$240,023	$-	$-	$240,023

The following table sets forth the fair value hierarchy added to our financial liabilities by level that were accounted for at fair value on a recurring basis as of August 21, 2014.

			Fair Value Measurement at August 21, 2014
	Carrying
	Value at
	August 21, 2014		Level 1	Level 2	Level 3
Liabilities:

Derivative warrant liability	$149,687	$	- $	-	$149,687

The following table sets forth the fair value hierarchy within our financial assets and liabilities by level that were accounted for at fair value on a recurring basis as of December 31, 2014.

		Fair Value Measurement at December 31, 2014
	Carrying
	Value at
	March 31, 2015	Level 1	Level 2	Level 3
Liabilities:

Derivative convertible debt liability	$-	$-	$-	$-
Derivative warrant liability convertible preferred stock	$176,486	$-	$-	$176,486
Derivative warrants liability on common stock issuance including placement agent warrants	$18,454	$-	$-	$18,454
Total derivative liability	$194,940	$-	$-	$194,940

The Company analyzed the warrants and conversion feature under ASC 815 “Derivatives and Hedging” to determine the derivative liability. The Company estimated the fair value of these derivatives using a multinomial distribution (Lattice) valuation model. The fair value of these warrant liabilities at March 31, 2015 was $194,940 and the conversion feature liability was $0. At March 31, 2014 the fair value of these warrant liabilities was $209,320 and the conversion feature liability was $128,668. Changes in the derivative liability for the period ended March 31, 2015 consist of:

Year
Ended
March 31, 2015
Derivative liability at March 31, 2014	$337,988
Redemption of convertible preferred stock	(56,098)
Warrants issued May 1, 2014	216,236
Placement agent warrants May 1, 2014	23,787
Exercise of Warrants August 21, 2014	(168,273)
Insurance of warrants August 21, 2014	167,395
Change in derivative liability-mark to market	(326,095)
Derivative liability at March 31, 2015	$194,940

NOTE 7 – PREFERRED SHARES SUBJECT TO MANDATORY REDEMPTION

Convertible preferred shares

On November 7, 2013, the Company sold to certain institutional investors an aggregate of 500 shares of our 10% Series B Convertible Preferred Stock (“Series B Preferred Stock”) at a stated value of $1,000 per share of Series B Preferred Stock for gross proceeds of $500,000. Additionally the investors also received Series A, Series B and Series C common stock purchase warrants. The Series A warrants will be exercisable into 1,162,791 shares of our common stock at an exercise price of $0.55 per share, the Series B warrants will be exercisable into 1,162,791 shares of our common stock at an exercise price of $0.43 per share and the Series C warrants will be exercisable into 1,162,791 shares our common stock at an exercise price of $0.55 per share. Holders of the Series B Preferred Stock will be entitled to receive cumulative dividends at the rate per share (as a percentage of the stated value per share) of 10% per annum, payable semi-annually. Each share of the Series B Preferred Stock will be convertible at the option of the holder thereof into that number of shares of common stock determined by dividing the stated value of such share of the Series B Preferred Stock by the conversion price of $0.43, subject to later adjustment. On November 4, 2013, we also entered into a registration rights agreement with the investors pursuant to which we are obligated to file a registration statement to register the resale of the shares of common stock issuable upon conversion of the Series B Preferred Stock and upon exercise of the Warrants.

Between April 16, 2014 and April 22, 2014, the holders of our Series B Preferred Stock exercised their right to have the Company redeem their shares whereby we redeemed 247.17 shares of Series B Preferred Stock for $303,839, which included accrued interest of $46,456 and a penalty for late registration of $10,212. The remaining portion of the Series B Preferred Stock, or 252.83 shares, was converted into 796,566 of our common shares at a conversion price of $0.3174 per share.

Effective November 7, 2013, the Company issued common stock purchase warrants to the placement agent and its designees as compensation for the services provided by the placement agent in connection with our private placement of 500.00028 shares Series B Preferred Stock, which was completed on November 7, 2013. The warrants issued to the placement agent and its designees are exercisable into an aggregate of 116,279 shares of our common stock with an exercise price of $0.55 per share and have a term of exercise of five years. The Company issued the warrants to six accredited investors and paid certain transactional costs of $78,000. For the period ended December 31, 2014 the Company recorded $54,288 of amortization of the debt discount and deferred financing cost.

The Series B Preferred Stock included down-round provisions that reduce the exercise price of a warrant and convertible instrument as required by ASC 815 “Derivatives and Hedging”. The aggregate of the derivative liability at issuance was $955,927, which was recorded as amortization of debt discount at issuance and amortized $360,082 cost over the redemption period.

NOTE 8 – STOCKHOLDERS’ EQUITY

Preferred Shares

On October 7, 2013, the Company amended its articles of incorporation to create 100,000,000 shares of preferred stock by filing a Certificate of Amendment to Articles of Incorporation with the Secretary of State of Nevada. The preferred stock may be divided into and issued in series, with such designations, rights, qualifications, preferences, limitations and terms as fixed and determined by our board of directors.

Grant of Series A Preferred Stock

On October 8, 2013, the Company issued a total of 20,000,000 shares of non-convertible Series A Preferred Stock to Steven A. Nickolas and Richard A. Wright (10,000,000 shares to each), our directors and executive officers, in consideration for the past services, at a deemed value of $0.001 per share. The company valued these shares based on the cost considering the time and average billing rate of these individuals and recorded a $20,000 stock compensation cost for the year ended March 31, 2014.

Common Stock

We are authorized to issue 1,125,000,000 shares of $0.001 par value common stock. On May 31, 2013, we effected a 15-for-1 forward stock split of our $0.001 par value common stock. All shares and per share amounts have been retroactively restated to reflect such split. Prior to the acquisition of Alkaline Water Corp., we had 109,500,000 shares of common stock issued and outstanding. On May 31, 2013, we issued 43,000,000 shares in exchange for a 100% interest in Alkaline Water Corp. For accounting purposes, the acquisition of Alkaline Water Corp. by The Alkaline Water Company Inc. has been recorded as a reverse acquisition of a company and recapitalization of Alkaline Water Corp. based on the factors demonstrating that Alkaline Water Corp. represents the accounting acquirer. Consequently, after the closing of this agreement we adopted the business of Alkaline Water Corp.’s wholly-owned subsidiary, Alkaline 88, LLC. As part of the acquisition, the former management of the Company agreed to cancel 75,000,000 shares of common stock.

Sale of Restricted Shares

On May 1, 2014, the Company completed the offering and sale of an aggregate of 17,333,329 shares of our common stock and warrants to purchase an aggregate of 8,666,665 shares of our common stock, for aggregate gross proceeds of $2,599,999. Each share of common stock the Company sold in the offering was accompanied by a warrant to purchase one-half of a share of common stock at an exercise price of $0.15 per share for a period of five years from the date of issuance. Each share of common stock, together with each warrant was sold at a price of $0.15.

Pursuant to the engagement agreement dated March 12, 2014 with H.C. Wainwright & Co., LLC (“Wainwright”), Wainwright agreed to act as our exclusive placement agent in connection with the offering. Pursuant to the engagement agreement, the Company paid Wainwright a cash placement fee equal to 8% of the aggregate gross proceeds from the offering, or $208,000, and a non-accountable expense allowance equal to 1% of the aggregate gross proceeds from the offering, or $26,000. In addition, we issued warrants to purchase an aggregate of 5.5% of the aggregate number of shares of our common stock sold in the offering, or 953,333, to Wainwright and its designees. These warrants have an exercise price of $0.1875 per share and expire on April 16, 2019.

On October 8, 2013, the Company issued an aggregate of 1,250,000 shares of our common stock to three investors in a non-brokered private placement, at a purchase price of $0.40 per share for gross proceeds of $500,000. In addition, the Company issued 1,250,000 warrants with an exercise price of $0.50 per share and 650,000 warrants with an exercise prices of $0.60 per share to a finder in connection with this private placement. Each unit consisted of one share purchase warrant entitling the holder to purchase, for a period of two years from issuance, one share of our common stock at an exercise price of $0.50 per share and one-half of one share purchase warrant, with each whole share purchase warrant entitling the holder to purchase, for a period of two years from issuance, one share of our common stock at an exercise price of $0.60 per share.

On May 31, 2013, the Company sold 1,312,500 units at $0.40 per share for total cash of $525,000. Each unit consisted of one share of common stock, one warrant which entitles the holder to purchase one share of common stock for a period of 2 years with an exercise price of $0.50 per share, and 1/2 warrant which entitles the holder to purchase 1/2 share of common stock for a period of 2 years with an exercise price of $0.60 per share.

On May 31, 2013, the Company converted principal amount of $225,000 and accrued interest of $4,870 into 574,675 units at $0.40 per share for total debt converted of $229,870. Each unit consisted of one share of common stock, one warrant which entitles the holder to purchase one share of common stock for a period of 2 years with an exercise price of $0.50 per share, and 1/2 warrant which entitles the holder to purchase 1/2 share of common stock for a period of 2 years with an exercise price of $0.60 per share.

Common Stock Issued for Services

On August 8, 2013, the Company entered into a service contract that included the issuance of 250,000 common shares. These shares were valued at fair value of $0.55 per share and have been charged as stock compensation to general and administrative expense.

Effective October 10, 2013, the Company issued 200,000 shares of common stock to a consultant in consideration for services rendered by the consultant to our company.

Between December 13, 2013 and December 20, 2013, the Company issued 170,000 common shares to consultants for services rendered. These shares were valued at fair value of $59,300 and have been charged as stock compensation to general and administrative expense.

On December 20, 2013, the Company issued 65,000 common shares to employees for services rendered. These shares were valued at fair value of $0.327 per share and have been charged as stock compensation to general and administrative expense.

Between January 2, 2014 and January 14, 2014, the Company issued 280,000 shares of common stock to various consultants in consideration for services rendered by the consultants to the company. These shares were valued at fair value of $76,500 and have been charged as stock compensation to general and administrative expense.

On May 15, 2014, the Company issued 100,000 restricted common shares to consultant for services rendered and were valued at the market value on that date of $0.150 per share.

On June 2, 2014, the Company issued 100,000 restricted common shares to consultant for services rendered and were valued at the market value on that date of $0.130 per share.

On June 6, 2014, the Company issued 1,000,000 restricted common shares to consultant for services rendered and were valued at the market value on that date of $0.134 per share.

On June 11, 2014, the Company issued 250,000 restricted common shares to consultant for services rendered and were valued at the market value on that date of $0.121 per share.

On July 3, 2014, the Company entered into an agreement with a third-party to provide consulting services. The compensation in the agreement was $25,000 in cash upon execution of the agreement and the issuance of 350,000 of the Company’s common shares as follows: 175,000 common shares upon execution of the agreement, 70,000 common shares on or before July 15, 2014, 70,000 common shares on or before August 15, 2014 and 35,000 common shares on or before September 15, 2014.

On August 1, 2014, the Company issued 1,000,000 common shares to a consultant for services rendered that were valued at the market value on that date of $0.175 per share.

On August 7, 2014, the Company entered into an agreement with a third-party to provide consulting services. The compensation in the agreement was for 2,000,000 of the Company’s common shares to be issued as follows: 500,000 common shares on the date of the execution of the agreement, 500,000 common shares on the date that is 45 days from the execution date, 500,000 common shares on the date that is 90 days from the execution date, and 500,000 common shares on the date that is 135 days from the execution date.

On September 2, 2014, the Company issued 50,000 common shares to consultant for services rendered that were valued at the market value on that date of $0.135 per share.

On September 30, 2014, the Company issued 300,000 common shares to consultant for services rendered that were valued at the market value on that date of $0.108 per share.

On October 1, 2014, the Company issued 40,000 common shares to consultant for services rendered that were valued at the market value on that date of $0.113 per share.

On January 15, 2015, the Company issued 50,000 common shares to consultant for services rendered that were valued at the market value on that date of $0.07 per share.

On February 18, 2015, the Company issued 1,225,000 common shares to consultants for services rendered that were valued at the market value on that date of $0.10 per share.

On February 18, 2015, the Company issued 3,550,000 common shares to employees for services rendered that were valued at the market value on that date of $0.10 per share.

NOTE 9 – OPTIONS AND WARRANTS

Stock Option Awards

On October 9, 2013, the Company granted a total of 6,000,000 stock options to Steven A. Nickolas and Richard A. Wright (3,000,000 stock options to each). The stock options are exercisable at the exercise price of $0.605 per share for a period of ten years from the date of grant. The stock options vest as follows: (i) 1,000,000 upon the date of grant; and (ii) 500,000 per quarter until fully vested.

On May 12, 2014, the Company granted a total of 820,000 stock options to employees and consultants. The stock options are exercisable at the exercise price of $0.15 per share for a period of ten years from the date of grant. 502,500 stock options vested upon the date of grant, 116,250 stock options vest on December 31, 2014, 116,250 stock options vest on December 31, 2014 and 85,000 stock options vest on December 31, 2014.

On May 12, 2014, the Company granted a total of 1,200,000 stock options Steven A. Nickolas and Richard A. Wright (600,000 stock options to each). The stock options are exercisable at the exercise price of $0.165 per share for a period of ten years from the date of grant. 1,200,000 stock options vested upon the date of grant.

On May 16, 2014, the Company granted a total of 250,000 stock options to a consultant. The stock options are exercisable at the exercise price of $0.143 per share for a period of ten years from the date of grant. 62,500 stock options vested upon the date of grant, 62,500 stock options vest on December 31, 2014, 62,500 stock options vest on December 31, 2014 and 62,500 stock options vest on December 31, 2014.

On May 21, 2014, the Company granted a total of 6,000,000 stock options Steven A. Nickolas and Richard A. Wright (3,000,000 stock options to each). The stock options are exercisable at the exercise price of $0.1455 per share for a period of ten years from the date of grant. 3,000,000 stock options vested upon the date of grant and the 3,000,000 stock options will vest on November 21, 2014.

On October 31, 2014, the Company amended the 2013 Equity Incentive Plan to, among other things, increase the number of shares of stock of the company available for the grant of awards under the plan from 20,000,000 shares to 35,000,000 shares.

On October 31, 2014, the Company reduced the exercise price of an aggregate of 6,000,000 stock options granted on October 9, 2013 to Steven P. Nickolas and Richard A. Wright, our directors and executive officers, to $0.15 per share and extended the exercise date to October 9, 2023.

On February 18, 2015, the Company reduced the exercise price of an aggregate of 1,600,000 stock options granted on to Steven P. Nickolas and Richard A. Wright, our directors and executive officers, to $0.115 per share an exercise date to February 18, 2020, with vested immediately.

On February 18, 2015, the Company granted a total of 1,300,000 stock options to employees and consultants. The stock options are exercisable at the exercise price of $0.10 per share for a period of ten years from the date of grant. 887,500 stock options vested by March 31, 2015, 137,500 stock options vest on June 30, 2015, 137,500 stock options vest on September 30, 2015 and 137,500 stock options vest on December 31, 2015.

For the period ended March 31, 2015 and March 31, 2014, the Company has recognized compensation expense of $2,428,782 and $2,225,736, respectively, on the stock options granted that vested. The fair value of the unvested shares is $0 as of March 31, 2015. The aggregate intrinsic value of these options was $38,735 at March 31, 2015. Stock option activity summary covering options is presented in the table below:

			Weighted-
		Weighted-	Average
		Average	Remaining
	Number of	Exercise	Contractual
	Shares	Price	Term (years)
Outstanding at March 31, 2014	6,000,000	$0.61	8.8
Granted	17,352,000	$0.14	9.1
Exercised	(182,000)	$0.01	9.5
Expired/Forfeited	(6,000,000)	$-	8.5
Outstanding at March 31, 2015	17,170,000	$0.14	8.5
Exercisable at March 31, 2015	16,907,500	$0.14	8.5

Warrants

The following is a summary of the status of all of our warrants as of March 31, 2015 and changes during the twelve months ended on that date:

		Weighted-
	Number	Average
	of Warrants	Exercise Price
Outstanding at March 31, 2014	8,310,415	$0.52
Granted	29,249,253	0.13
Exercised	(14,529,256)	(0.31)
Cancelled	-	0.00
Outstanding at March 31, 2015	23,030,412	0.14
Warrants exercisable at March 31, 2015	21,313,672	$0.14

The following table summarizes information about stock warrants outstanding and exercisable at March 31, 2015:

	STOCK WARRANTS OUTSTANDING AND EXERCISABLE
		Weighted-
		Average
	Number of	Remaining
	Warrants	Contractual
Exercise Price	Outstanding	Life in Years
$0.1000	3,383,260	4.9
$ 0.1250	16,245,995	4.0
$ 0.1875	953,333	4.1
$ 0.2500	2,325,582	1.8
$ 0.5500	116,279	2.4
$ 0.6000	5,963.3

The Company agreed to reduce the exercise price of certain existing warrants to $0.10 per share in consideration for the immediate exercise of the existing warrants by the holders. As consideration, the holders were issued new common stock purchase warrants of the Company to purchase up to a number of shares of our common stock equal to the number of existing warrants exercised by the holders, provided that the exercise price of the new warrants will be $0.125 per share.

On August 21, 2014, pursuant to a Warrant Amendment Agreement, the Company issued an aggregate of 9,829,455 shares of the Company’s common stock upon the exercise of Existing Warrants at an exercise price of $0.10 per share for aggregate gross proceeds of $982,945. Simultaneously, the Company issued new warrants to purchase an aggregate of 9,829,455 shares of our common stock with a term of 5 years and exercise price of $0.125 per warrant share. The Company recorded this issuance in additional paid-in capital.

On October 7, 2014, pursuant to a Warrant Amendment Agreement, the Company issued an aggregate of 4,699,800 shares of the Company’s common stock upon exercise of the Existing Warrants at an exercise price of $0.10 per share for aggregate gross proceeds of $469,980. Simultaneously, the Company issued new warrants to purchase an aggregate of 4,699,800 shares of our common stock with a term of 5 years and exercise price of $0.125 per warrant share. The Company recorded this issuance in additional paid-in capital.

On October 22, 2014, the Company entered into a master lease agreement with Veterans Capital Fund, LLC (the “Lessor”) for the secured lease line of credit financing in an amount not to exceed $600,000. The lease is expected to be secured by three new alkaline generating electrolysis system machines. Our wholly-owned subsidiary, Alkaline 88, LLC, and Water Engineering Solutions, LLC acted as co-lessees. Water Engineering Solutions, LLC is an entity that is controlled and owned by our President, Chief Executive Officer, director and major stockholder, Steven P. Nickolas, and our Vice-President, Secretary, Treasurer and director, Richard A. Wright. Pursuant to the master lease agreement, the Lessor agreed to lease to us the equipment described in any equipment schedule signed by us and approved by the Lessor. It is expected that any lease under the master lease agreement will be structured for a three year lease term with fixed monthly lease rental payments based on a monthly lease rate factor of 3.4667% of the Lessor’s capital cost. In connection with the entering into the master lease agreement, the Company also entered into a warrant agreement with the Lessor, pursuant to which the Company agreed to issue a warrant to purchase 3,600,000 shares of our common stock to the Lessor and/or its affiliates at an exercise price of $0.125 per share for a period of five years. 900,000 shares vested.

On February 25, 2015, the Company amended the master lease agreement with Veterans Capital Fund, LLC for the increase in the secured lease line of credit financing to an amount not to exceed $800,000. The lease was secured by new alkaline generating electrolysis system machines by our wholly-owned subsidiary, Alkaline 88, LLC, and Water Engineering Solutions, LLC. Water Engineering Solutions, LLC is an entity that is controlled and owned by our President, Chief Executive Officer, director and major stockholder, Steven P. Nickolas, and our Vice-President, Secretary, Treasurer and director, Richard A. Wright. Pursuant to the master lease agreement, the Lessor agreed to lease to us the equipment described in any equipment schedule signed by us and approved by the Lessor. It is expected that any lease under the master lease agreement will be structured for a three year lease term with fixed monthly lease rental payments based on a monthly lease rate factor of 3.4667% of the Lessor’s capital cost. In connection with the entering into the master lease agreement, the Company entered into a warrant agreement with the Lessor, pursuant to which the Company agreed to cancel the previous issued warrant for 3,600,000 and issue a warrant to purchase 5,100,000 shares of our common stock to the Lessor and/or its affiliates at an exercise price of $0.10 per share for a period of five years. 900,000 shares vested on October 22, 2014, 665,822 shares on October 28, 2014, 680,277 shares on December 22, 2014, 347,271 shares on February 3, 2015 and 789,940 shares on March 5, 2015. The remaining 905,267 shares will vest on a pro rata basis according to any mounts the Lessor funds pursuant to any lease schedules under the master lease agreement, provided that if we draw on 90% or more of the total lease line under the master lease agreement, then all such shares will be deemed to be vested. The Company recorded the bifurcated value of $309,028 of the warrants issued as additional paid in capital, the value was determine using a Black-Scholes, a level 3 valuation measure.

The fair value of the warrants granted during the period ended December 31, 2014 was estimated at the date of master lease agreement using the Black-Scholes option-pricing model and a level 3 valuation measure, with the following assumptions:

Market value of stock on grant date	$0.1245
Risk-free interest rate (1)	1.47%
Dividend yield	0.00%
Volatility factor	165%
Weighted average expected life (years) (2)	5
Expected forfeiture rate	0.00%

The Company evaluated these warrants under (ASC) 870-20 “Debt with Conversion and other Options” and concluded that these leases were debt instruments with detachable warrants. The Company recorded a reduction in capital leases liability based on the bifurcated relative fair value of the vested warrants of $309,028 and the related capital lease payable. The Company will amortize over the terms of the lease. For the period ended March 31, 2015 the Company amortized $43,148 as interest expense related to capital lease discount cost on these warrants.

NOTE 10 – RELATED PARTY TRANSACTIONS

On October 31, 2014, the Company amended the 2013 Equity Incentive Plan to, among other things, increase the number of shares of stock of the Company available for the grant of awards under the plan from 20,000,000 shares to 35,000,000 shares.

On October 31, 2014, the Company reduced the exercise price of an aggregate of 6,000,000 stock options granted to Steven P. Nickolas and Richard A. Wright, our directors and executive officers, to $0.15 per share as noted below:

			New Exercise
		Old Exercise	Price per		Number of Stock
Name of Optionee	Grant Date	Price per Share	Share	Expiration Date	Options
Steven P. Nickolas	October 9, 2013	$0.605	$0.15	October 9, 2023	3,000,000
Richard A. Wright	October 9, 2013	$0.605	$0.15	October 9, 2023	3,000,000

On May 21, 2014, the Company granted a total of 6,000,000 stock options Steven A. Nickolas and Richard A. Wright (3,000,000 stock options to each). The stock options are exercisable at the exercise price of $0.1455 per share for a period of ten years from the date of grant. 3,000,000 stock options vested upon the date of grant and 3,000,000 stock options will vest on November 21, 2014.

On October 9, 2013, the Company granted a total of 6,000,000 stock options to Steven A. Nickolas and Richard A. Wright (3,000,000 stock options to each). The stock options are exercisable at the exercise price of $0.605 per share for a period of ten years from the date of grant. The stock options vest as follows: (i) 1,000,000 upon the date of grant; and (ii) 500,000 per quarter until fully vested.

On October 8, 2013, the Company issued a total of 20,000,000 shares of non-convertible Series A Preferred Stock to Steven A. Nickolas and Richard A. Wright (10,000,000 shares to each), our directors and executive officers, in consideration for the past services, at a deemed value of $0.001 per share. We valued these shares based on the cost considering the time and average billing rate of these individuals and recorded a $20,000 stock compensation cost for the year ended March 31, 2014.

On April 2, 2014, the Company entered into a sale-leaseback transaction with Water Engineering Solutions LLC, an entity that is controlled and owned by an officer, director and shareholder, for specialized equipment with an original cost of $208,773 and that was acquired in August 2013. The Company received proceeds of $188,000 in April 2014. The lease terms are 60 monthly payments of $3,812, payable 30 days after installation of the equipment and a purchase option of $1.00. The Company recorded a loss on sales leaseback of $20,773.

As of March 31, 2014, the Company had $0 in equipment deposits with an entity that is controlled and owned by an officer, director and shareholder of the Company. During the year ended March 31, 2014, the Company provided $201,900 of deposits on equipment used to produce our alkaline water to an entity that is controlled and owned by an officer, director and shareholder of the Company. During the month of March 2014, these funds were returned to the Company.

During the year ended March 31, 2014 the Company acquired equipment of $208,773 and $10,287 from an entity that is controlled and majority-owned by an officer, director and shareholder of the Company.

On January 17, 2014 the Company entered into an equipment lease with Water Engineering Solutions LLC, an entity that is controlled and owned by an officer, director and shareholder, for specialized equipment used to make our alkaline water totaling $190,756 and agreed to a 60-month term at $2,512 per month and a final payment of $28,585. On February 12, 2014 the Company amended this lease, as noted above, with equipment deposits of $201,900 being returned to the Company. In addition the lease terms were amended to 60 monthly payments of $3,864, payable 30 days after installation of the equipment and a purchase option of $1.00.

On August 1, 2013, the Company entered into a 3-year sub-lease agreement requiring a monthly payment of $2,085 for office space in Scottsdale, Arizona, with a basic monthly lease increase of 8% and 7% on each anniversary date. The Company or the landlord can cancel the lease with 30 days’ notice. The sub-lessor is an entity owned by the Company’s Chief Executive Officer and President.

Under the terms of the exclusive manufacturing agreement entered into on April 15, 2013 between the Company and Water Engineering Solutions LLC, a related party, the Company paid $690,000 on May 1 2014 for specialized equipment used in the production of our alkaline water. Under this agreement, the Company paid deposits on equipment as follows: May 1, 2014 $690,000, June 27, 2014 $21,500, July 1, 2014 $115,000, August 7, 2014 $10,000, August 5, 2014 $5,000, August 19, 2014 $2,000, August 22, 2014 $100,000, October 14, 2014 $70,000, November 4, 2014 $7,676 and November 7, 2014 $5,002. The Company received equipment valued at $278,769 and reduced the deposit on equipment. Water Engineering Solutions, LLC is an entity that is controlled and majority owned by Steven P. Nickolas and Richard A. Wright for the production of our alkaline water.

During the year ended March 31, 2014, the Company had a total of $62,092, in general and administrative expenses with related parties. Of that total for year ended March 31, 2014, $33,592 was consulting fees to an officer, director and shareholder of the Company, $12,000 was rent to an entity that is controlled and owned by an officer, director and shareholder of the Company and $16,500 was professional fees to an entity that is controlled and owned by an officer, director and shareholder.

During the year ended March 31, 2014, the Company recorded as other related party income a total of $40,029 to an entity that is controlled and owned by an officer, director and shareholder of the Company. The income reflects the Company’s estimate of vehicle rent and labor of an employee when utilized by the related party.

NOTE 11 – INCOME TAXES

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The Company recorded the valuation allowance due to the uncertainty of future realization of federal and state net operating loss carryforwards. The deferred income tax assets are comprised of the following at March 31:

	2015	2014
Deferred income tax assets:	$1,270,000	$260,000
Valuation allowance	(1,270,000)	(260,000)
Net total	$-	$-

At March 31, 2015, the Company had net operating loss carryforwards of approximately $3,190,000 and net operating loss carryforwards expire in 2023 through 2034.

The valuation allowance was increased by $1,010,000 during the year ended March 31, 2015. The current income tax benefit of $1,270,000 and $260,000 generated for the years ended March 31, 2015 and 2014, respectively, was offset by an equal increase in the valuation allowance. The valuation allowance was increased due to uncertainties as to the Company’s ability to generate sufficient taxable income to utilize the net operating loss carryforwards and other deferred income tax items.

The Company recognizes interest and penalties related to uncertain tax positions in general and administrative expense. As of March 31, 2015, the Company has no unrecognized uncertain tax positions, including interest and penalties.

NOTE 12 – COMMITMENTS AND CONTINGENCIES

Leases

The Company has long-term leases for its offices under cancelable operating leases from August 1, 2013 through July 31, 2016. At March 31, 2014, future minimum contractual obligations were as follows:

	Facilities	Equipment

Year ending March 31, 2016	$56,333	$10,436
Year ending March 31, 2017	94,293	10,436
Year ending March 31, 2018	87,648	4,348
Year ending March 31, 2018	42,000	-

Total Minimum Lease Payments:	$280,274	$25,220

On October 3, 2014, the Company entered into a 3-year sub-lease agreement requiring a monthly payment of $5,000 for office space in Scottsdale, Arizona, with a basic monthly lease increase to $6,000 per month in second year of the lease and to $7,000 per month in the third year of the lease. The Company shall have the option to extend this lease for one (1) additional three (3) year term for increased monthly rent.

On August 1, 2013 the Company entered into a 3-year sub-lease agreement requiring a monthly payment of $2,085 for office space in Scottsdale, Arizona, with a basic monthly lease increase of 8% and 7% on each anniversary date. The Company or the landlord can cancel the lease with 30 days’ notice. The sub-lessor is an entity owned by the Company’s Chief Executive Officer and President.

On August 2, 2013 the Company entered into a 4-year lease agreement for certain office equipment requiring a monthly payment of $870.

NOTE 13 – CAPITAL LEASE

On January 17, 2014, the Company entered into an equipment lease with Water Engineering Solutions LLC, an entity that is controlled and owned by an officer, director and shareholder, for specialized equipment used to make our alkaline water with a stated value of $190,756 and agreed to a 60 month term at $3,864 per month and a purchase option of $1 which commenced on May 1, 2014.

On April 2, 2014, the Company entered into a capital lease agreement with Water Engineering Solutions LLC, an entity that is controlled and owned by an officer, director and shareholder, for specialized equipment used to make our alkaline water with a stated value of $188,000, terms of 60 monthly payments of $3,812, payable 30 days after installation of the equipment and a purchase option of $1.00 which commenced on July 1, 2014.

On October 22, 2014 the Company agreed to purchase the specialized equipment use to make our alkaline water that were previously reflected as capital lease on January 17, 2014 and April 2, 2014. During the quarter ended December 31, 2014, the Company purchased these capital leases of specialized equipment for $347,161, the lease liability on the date of purchase.

On October 22, 2014, the Company entered into a master lease agreement with Veterans Capital Fund, LLC (the “Lessor”) for the secured lease line of credit financing in an amount not to exceed $600,000. The lease is expected to be secured by three new alkaline generating electrolysis system machines. Our wholly-owned subsidiary, Alkaline 88, LLC, and Water Engineering Solutions, LLC acted as co-lessees. Water Engineering Solutions, LLC is an entity that is controlled and owned by our President, Chief Executive Officer, director and major stockholder, Steven P. Nickolas, and our Vice-President, Secretary, Treasurer and director, Richard A. Wright. Pursuant to the master lease agreement, the Lessor agreed to lease to us the equipment described in any equipment schedule signed by us and approved by the Lessor. It is expected that any lease under the master lease agreement will be structured for a three year lease term with fixed monthly lease rental payments based on a monthly lease rate factor of 3.4667% of the Lessor’s capital cost. In connection with the entering into the master lease agreement, the Company also entered into a warrant agreement with the Lessor, pursuant to which the Company agreed to issue a warrant to purchase 3,600,000 shares of our common stock to the Lessor and/or its affiliates at an exercise price of $0.125 per share for a period of five years. 900,000 shares vested.

On February 25, 2015, the Company amended the master lease agreement with Veterans Capital Fund, LLC for the increase in the secured lease line of credit financing to an amount not to exceed $800,000. The lease was secured by new alkaline generating electrolysis system machines by our wholly-owned subsidiary, Alkaline 88, LLC, and Water Engineering Solutions, LLC. Water Engineering Solutions, LLC is an entity that is controlled and owned by our President, Chief Executive Officer, director and major stockholder, Steven P. Nickolas, and our Vice-President, Secretary, Treasurer and director, Richard A. Wright. Pursuant to the master lease agreement, the Lessor agreed to lease to us the equipment described in any equipment schedule signed by us and approved by the Lessor. It is expected that any lease under the master lease agreement will be structured for a three year lease term with fixed monthly lease rental payments based on a monthly lease rate factor of 3.4667% of the Lessor’s capital cost. In connection with the entering into the master lease agreement, the Company entered into a warrant agreement with the Lessor, pursuant to which the Company agreed to cancel the previous issued warrant for 3,600,000 and issue a warrant to purchase 5,100,000 shares of our common stock to the Lessor and/or its affiliates at an exercise price of $0.10 per share for a period of five years. 900,000 shares vested on October 22, 2014, 665,822 shares on October 28, 2014, 680,277 shares on December 22, 2014, 347,271 shares on February 3, 2015 and 789,940 shares on March 5, 2015. The remaining 905,267 shares will vest on a pro rata basis according to any mounts the Lessor funds pursuant to any lease schedules under the master lease agreement, provided that if we draw on 90% or more of the total lease line under the master lease agreement, then all such shares will be deemed to be vested. The Company recorded the bifurcated value of $309,028 of the warrants issued as additional paid in capital, the value was determine using a Black-Scholes, a level 3 valuation measure.

During the year ended March 31, 2015 the Company agreed to lease the specialized equipment used to make our alkaline water with a value of $735,781 under the above Master Lease agreement. The Company evaluated this lease under (ASC) 840-30 “Leases- Capital Leases” and concluded that these lease where a capital asset.

NOTE 14 – SUBSEQUENT EVENTS

On April 7, 2015, the Company issued 2,000,000 restricted common shares to consultant for services rendered that were valued at the market value on that date of $0.07 per share.

On April 10, 2015, the Company issued 1,500,000 restricted common shares to consultant for services rendered that were valued at the market value on that date of $0.097 per share.

On April 27, 2015, the Company issued 2,000,000 restricted common shares to consultant for services rendered that were valued at the market value on that date of $0.08 per share.

On May 1, 2015, the Company issued 250,000 restricted common shares to consultant for services rendered that were valued at the market value on that date of $0.08 per share.

On May 6, 2015, the Company issued 3,000,000 restricted common shares to consultant for services rendered that were valued at the market value on that date of $0.097 per share.

On May 22, 2015, the Company issued 1,000,000 restricted common shares to consultant for services rendered that were valued at the market value on that date of $0.079 per share.

In consideration for the consulting services to be rendered to our company pursuant to a consulting agreement effective as of April 7, 2015, we issued 2,000,000 shares of our common stock to a consultant effective as of April 7, 2015. The issuance of these shares was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933.

In consideration for the consulting services to be rendered to our company pursuant to a service agreement effective as of April 10, 2015, we issued 1,500,000 shares of our common stock to a consultant effective as of April 10, 2015 and agreed to issue up to an additional 1,500,000 shares of our common stock upon the 180th day anniversary of the service agreement. The issuance of these shares was and will be exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933.

In consideration for the consulting services to be rendered to our company pursuant to a consulting agreement effective as of May 1, 2015, we issued an aggregate of 250,000 shares of our common stock to a consultant effective as of May 1, 2015. The issuance of these shares was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933.

On May 7, 2015, we sold 1,428,571 units of our securities at a price of $0.07 per unit for gross proceeds of $100,000. Each unit consists of one share of our common stock and one non-transferable common stock purchase warrant, with each common stock purchase warrant entitling the holder to acquire one additional share of our common stock at a price of $0.10 per share for a period of two years. We issued the securities to one U.S. person (as that term is defined in Regulation S of the Securities Act of 1933) relying on Rule 506 of Regulation D and/or Section 4(a)(2) of the Securities Act of 1933.

On May 8, 2015, we sold 714,286 units of our securities at a price of $0.07 per unit for gross proceeds of $50,000. Each unit consists of one share of our common stock and one non-transferable common stock purchase warrant, with each common stock purchase warrant entitling the holder to acquire one additional share of our common stock at a price of $0.10 per share for a period of two years. We issued the securities to one U.S. person (as that term is defined in Regulation S of the Securities Act of 1933) relying on Rule 506 of Regulation D and/or Section 4(a)(2) of the Securities Act of 1933.

On May 11, 2015, we entered into a securities purchase agreement with Assurance Funding Solutions LLC, pursuant to which we sold a secured term note of our company in the aggregate principal amount of $250,000, together with 1,000,000 shares of our common stock, in consideration for $250,000. The secured term note bears interest at the rate of 15% per annum and matures on May 11, 2016. We may prepay the note by paying the holder 110% of the principal amount outstanding together with accrued but unpaid interest thereon, provided that we provide written notice to the holder at least 30 days prior to the date of prepayment. Pursuant to the securities purchase agreement, we paid Assurance Funding Solutions LLC $10,000 for legal fees incurred by it and granted it piggyback registration rights. In connection with the securities purchase agreement, we also entered into a general security agreement dated May 11, 2015 with Assurance Funding Solutions LLC. The issuance and sale of securities by us under the securities purchase agreement with Assurance Funding Solutions LLC was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933 and Rule 506 promulgated thereunder.

On June 11, 2015, we sold 714,286 units of our securities at a price of $0.07 per unit for gross proceeds of $50,000. Each unit consists of one share of our common stock and one non-transferable common stock purchase warrant, with each common stock purchase warrant entitling the holder to acquire one additional share of our common stock at a price of $0.10 per share for a period of two years. We issued the securities to one U.S. person (as that term is defined in Regulation S of the Securities Act of 1933) relying on Rule 506 of Regulation D and/or Section 4(a)(2) of the Securities Act of 1933.

On June 19, 2015, we sold 2,582,857 units of our securities at a price of $0.07 per unit for gross proceeds of $180,800. Each unit consists of one share of our common stock and one non-transferable common stock purchase warrant, with each common stock purchase warrant entitling the holder to acquire one additional share of our common stock at a price of $0.10 per share for a period of two years. We issued the securities to one U.S. person (as that term is defined in Regulation S of the Securities Act of 1933) relying on Rule 506 of Regulation D and/or Section 4(a)(2) of the Securities Act of 1933.

On June 26, 2015, we sold 714,286 units of our securities at a price of $0.07 per unit for gross proceeds of $50,000. Each unit consists of one share of our common stock and one non-transferable common stock purchase warrant, with each common stock purchase warrant entitling the holder to acquire one additional share of our common stock at a price of $0.10 per share for a period of two years. We issued the securities to one U.S. person (as that term is defined in Regulation S of the Securities Act of 1933) relying on Rule 506 of Regulation D and/or Section 4(a)(2) of the Securities Act of 1933.

On June 29, 2015, we sold 714,286 units of our securities at a price of $0.07 per unit for gross proceeds of $50,000. Each unit consists of one share of our common stock and one non-transferable common stock purchase warrant, with each common stock purchase warrant entitling the holder to acquire one additional share of our common stock at a price of $0.10 per share for a period of two years. We issued the securities to one U.S. person (as that term is defined in Regulation S of the Securities Act of 1933) relying on Rule 506 of Regulation D and/or Section 4(a)(2) of the Securities Act of 1933.

On June 30, 2015, we sold 714,286 units of our securities at a price of $0.07 per unit for gross proceeds of $50,000. Each unit consists of one share of our common stock and one non-transferable common stock purchase warrant, with each common stock purchase warrant entitling the holder to acquire one additional share of our common stock at a price of $0.10 per share for a period of two years. We issued the securities to one U.S. person (as that term is defined in Regulation S of the Securities Act of 1933) relying on Rule 506 of Regulation D and/or Section 4(a)(2) of the Securities Act of 1933.

On June 30 2015, we sold 357,143 units of our securities at a price of $0.07 per unit for gross proceeds of $25,000. Each unit consists of one share of our common stock and one non-transferable common stock purchase warrant, with each common stock purchase warrant entitling the holder to acquire one additional share of our common stock at a price of $0.10 per share for a period of two years. We issued the securities to one U.S. person (as that term is defined in Regulation S of the Securities Act of 1933) relying on Rule 506 of Regulation D and/or Section 4(a)(2) of the Securities Act of 1933.

On June 30, 2015, we sold 357,143 units of our securities at a price of $0.07 per unit for gross proceeds of $25,000. Each unit consists of one share of our common stock and one non-transferable common stock purchase warrant, with each common stock purchase warrant entitling the holder to acquire one additional share of our common stock at a price of $0.10 per share for a period of two years. We issued the securities to one U.S. person (as that term is defined in Regulation S of the Securities Act of 1933) relying on Rule 506 of Regulation D and/or Section 4(a)(2) of the Securities Act of 1933.

On June 30, 2015, we sold 357,143 units of our securities at a price of $0.07 per unit for gross proceeds of $25,000. Each unit consists of one share of our common stock and one non-transferable common stock purchase warrant, with each common stock purchase warrant entitling the holder to acquire one additional share of our common stock at a price of $0.10 per share for a period of two years. We issued the securities to one U.S. person (as that term is defined in Regulation S of the Securities Act of 1933) relying on Rule 506 of Regulation D and/or Section 4(a)(2) of the Securities Act of 1933.

On July 1, 2015, we sold 357,143 units of our securities at a price of $0.07 per unit for gross proceeds of $25,000. Each unit consists of one share of our common stock and one non-transferable common stock purchase warrant, with each common stock purchase warrant entitling the holder to acquire one additional share of our common stock at a price of $0.10 per share for a period of two years. We issued the securities to one U.S. person (as that term is defined in Regulation S of the Securities Act of 1933) relying on Rule 506 of Regulation D and/or Section 4(a)(2) of the Securities Act of 1933.

On July 2, 2015, we sold 500,000 units of our securities at a price of $0.07 per unit for gross proceeds of $35,000. Each unit consists of one share of our common stock and one non-transferable common stock purchase warrant, with each common stock purchase warrant entitling the holder to acquire one additional share of our common stock at a price of $0.10 per share for a period of two years. We issued the securities to one U.S. person (as that term is defined in Regulation S of the Securities Act of 1933) relying on Rule 506 of Regulation D and/or Section 4(a)(2) of the Securities Act of 1933.

On July 6, 2015, we sold 357,143 units of our securities at a price of $0.07 per unit for gross proceeds of $25,000. Each unit consists of one share of our common stock and one non-transferable common stock purchase warrant, with each common stock purchase warrant entitling the holder to acquire one additional share of our common stock at a price of $0.10 per share for a period of two years. We issued the securities to one U.S. person (as that term is defined in Regulation S of the Securities Act of 1933) relying on Rule 506 of Regulation D and/or Section 4(a)(2) of the Securities Act of 1933.

THE ALKALINE WATER COMPANY INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	(Unaudited)
	September 30, 2015	March 31, 2015
ASSETS
Current assets
Cash and cash equivalents	$38,695	$90,113
Accounts receivable	664,554	416,373
Inventory	257,428	193,355
Prepaid expenses	2,500	17,500

Total current assets	963,177	717,341

Fixed assets - net	1,060,621	1,199,900
Equipment deposits - related party	139,997	-

Total assets	$2,163,795	$1,917,241

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
Accounts payable	$903,008	$562,499
Accounts payable - related parties	-	43,036
Accrued expenses	192,228	160,437
Revolving financing	256,769	242,875
Current portion of capital leases	276,162	209,544
Note payable, net of debt discount	197,333	-
Note payable with original issue discount, net of debt discount	90,750	-
Convertible notes payable, net of debt discount	50,000	-
Derivative liability	237,602	194,940

Total current liabilities	2,203,852	1,413,331

Long-term Liabilities
Capitalized leases	119,326	233,770

Total long-term liabilities	119,326	233,770

Total liabilities	$2,323,178	$1,647,101

Stockholders' deficit
Preferred stock, $0.001 par value, 100,000,000 shares authorized, Series A issued 20,000,000	20,000	20,000
Common stock, Class A - $0.001 par value, 1,125,000,000 shares authorized, 149,054,625 and 81,602,175 shares issued and outstanding at	149,055	124,496
September 30, 2015 and March 31, 2015, respectively
Additional paid in capital	13,908,219	11,777,994
Common stock issuable	(35,000)	-
Accumulated deficit	(14,201,657)	(11,652,350)

Total stockholders' deficit	(159,383)	270,140

Total liabilities and stockholders' deficit	$2,163,795	$1,917,241

The accompanying notes are an integral part of these condensed consolidated financial statements.

THE ALKALINE WATER COMPANY INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	September 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014

Revenue	$1,719,268	$1,022,823	$3,232,846	$1,594,872

Cost of Goods Sold	1,105,522	648,818	2,082,326	1,054,943

Gross Profit	613,746	374,005	1,150,520	539,929

Operating expenses
Sales and marketing expenses	768,055	415,973	1,394,736	642,753
General and administrative	736,922	2,284,084	1,888,462	4,422,837
Depreciation	71,100	41,534	142,129	58,068

Total operating expenses	1,576,077	2,741,591	3,425,327	5,123,658

Total operating loss	(962,331)	(2,367,586)	(2,274,807)	(4,583,729)

Other income (expense)
Interest income	10	-	10	-
Interest expense	(11,875)	(9,803)	(15,000)	(12,326)
Interest expense on capital lease	(51,300)	-	(103,866)	(40,383)
Fees paid on credit line	(13,183)	(11,485)	(24,899)	(18,542)
Amortization of debt discount and accretion	(81,500)	-	(88,083)	(414,370)
Other expenses	-	6	-	(5)
Loss on sale leaseback	-	20,773	-	-
Change in derivative liability	125,502	91,034	(42,662)	355,086

Total other income (expense)	(32,346)	90,525	(274,500)	(130,540)

Net loss	$(994,677)	$(2,277,061)	$(2,549,307)	$(4,714,269)

EARNINGS PER SHARE (Basic)	$(0.01)	$(0.02)	$(0.02)	$(0.05)

WEIGHTED AVERAGE SHARES OUTSTANDING (Basic)	144,990,669	107,731,694	138,438,468	100,877,507

The accompanying notes are an integral part of these condensed consolidated financial statements.

THE ALKALINE WATER COMPANY INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	For the Six Months Ended
	September 30, 2015	September 30, 2014
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(2,549,307)	$(4,714,269)

Adjustments to reconcile net loss to net cash used in operating
Depreciation expense	142,129	58,068
Stock compensation expense	918,584	3,014,306
Amortization of debt discount and accretion	88,083	414,370
Interest expense relating to amortization of capital lease discount	51,277	-
Change in derivative liabilities	42,662	(355,086)
Changes in operating assets and liabilities:
Accounts receivable	(248,181)	(286,271)
Inventory	(64,073)	(385,241)
Prepaid expenses and other current assets	15,000	(18,304)
Accounts payable	340,509	291,176
Accounts payable - related party	(43,036)	(18,403)
Accrued expenses	31,791	(5,679)
Accrued interest	-	(17,429)

NET CASH USED IN OPERATING ACTIVITIES	(1,274,562)	(2,022,762)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of fixed assets	(2,850)	(317,673)
Proceeds from sale lease-back	-	208,773
Equipment deposits - related party	(139,997)	(668,772)

CASH USED IN INVESTING ACTIVITIES	(142,847)	(777,672)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from notes payable	430,000	-
Proceeds from convertible note payable	275,000	-
Proceeds from revolving financing	13,894	229,643
Proceeds from sale of common stock, net	746,200	2,361,999
Proceeds for the exercise of warrants, net	-	874,650
Repayment of capital lease	(99,103)	(20,870)
Repayment of redeemable preferred shares	-	(247,170)

CASH PROVIDED BY FINANCING ACTIVITIES	1,365,991	3,198,252

NET CHANGE IN CASH	(51,418)	397,818

CASH AT BEGINNING OF PERIOD	90,113	2,665

CASH AT END OF PERIOD	$38,695	$400,483

INTEREST PAID	$67,362	$-

Preferred stock conversion to common stock	-	252,830
Deferred discount on conversion of preferred stock	-	56,098
Fair value of derivative liability at issuance of warrants	-	389,710
Fair value of derivative liability at exercise of warrants	-	150,566

The accompanying notes are an integral part of these condensed consolidated financial statements.

THE ALKALINE WATER COMPANY INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The interim condensed consolidated financial statements included herein, presented in accordance with United States generally accepted accounting principles and stated in U.S. dollars, have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading.

These statements reflect all adjustments, consisting of normal recurring adjustments, which in the opinion of management, are necessary for fair presentation of the information contained therein. It is suggested that these condensed interim consolidated financial statements be read in conjunction with the financial statements of the Company on Form 10-K for the period ended March 31, 2015 as filed on July 14, 2015. The Company follows the same accounting policies in the preparation of interim reports. Results of operations for the interim period are not indicative of annual results.

Principles of Consolidation

For the period from June 19, 2012 to September 30, 2015, the consolidated financial statements include the accounts of Alkaline Water Corp. (an Arizona Corporation) and Alkaline 88 LLC (formerly Alkaline 84, LLC) (an Arizona Limited Liability Company). For the period from April 1, 2013 to December 31, 2013 the consolidated financial statements include the accounts of The Alkaline Water Company Inc. (a Nevada Corporation), Alkaline Water Corp. (an Arizona Corporation) and Alkaline 84, LLC (an Arizona Limited Liability Company).

All significant intercompany balances and transactions have been eliminated. The Alkaline Water Company Inc. (a Nevada Corporation), Alkaline Water Corp. (an Arizona Corporation) and Alkaline 88, LLC (an Arizona Limited Liability Company) will be collectively referred herein to as the “Company”. Any reference herein to “The Alkaline Water Company Inc.”, the “Company”, “we”, “our” or “us” is intended to mean The Alkaline Water Company Inc., including the subsidiaries indicated above, unless otherwise indicated.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid instruments with an original maturity of three months or less to be considered cash equivalents. The carrying value of these investments approximates fair value. We had $38,695 and $90,113 in cash and cash equivalents at September 30, 2015 and March 31, 2015, respectively.

Accounts Receivable and Allowance for Doubtful Accounts

The Company generally does not require collateral, and the majority of its trade receivables are unsecured. The carrying amount for accounts receivable approximates fair value. Accounts receivable consisted of the following as of September 30, 2015 and March 31, 2015:

	September 30,	March 31,
	2015	2015
Trade receivables	$675,043	$426,862
Less: Allowance for doubtful accounts	(10,889)	(10,889)
Net accounts receivable	$664,554	$416,373

Accounts receivable are periodically evaluated for collectability based on past credit history with clients. Provisions for losses on accounts receivable are determined on the basis of loss experience, known and inherent risk in the account balance and current economic conditions.

Inventory

Inventory represents packaging items, empty bottles, finished goods and other items valued at the lower of cost or market with cost determined using the weight average method which approximates first-in first-out method, and with market defined as the lower of replacement cost or realizable value. As of September 30, 2015 and March 31, 2015 inventory consisted of the following:

	September 30,	March 31 ,
	2015	2015
Raw materials	$219,825	$145,329
Finished goods	37,603	48,026
Total inventory	$257,428	$193,355

Property and Equipment

The Company records all property and equipment at cost less accumulated depreciation. Improvements are capitalized while repairs and maintenance costs are expensed as incurred. Depreciation is calculated using the straight-line method over the estimated useful life of the assets or the lease term, whichever is shorter. Depreciation periods are as follows for the relevant fixed assets:

Equipment	5 years
Equipment under capital lease	3 years or term of the lease

Stock-based Compensation

The Company accounts for stock-based compensation to employees in accordance with Accounting Standard Codification (ASC) 718. Stock-based compensation to employees is measured at the grant date, based on the fair value of the award, and is recognized as expense over the requisite employee service period. The Company accounts for stock-based compensation to other than employees in accordance with ASC 505-50. Equity instruments issued to other than employees are valued at the earlier of a commitment date or upon completion of the services, based on the fair value of the equity instruments and is recognized as expense over the service period. The Company estimates the fair value of stock-based payments using the Black-Scholes option-pricing model for common stock options and warrants and the closing price of the Company’s common stock for common share issuances.

Revenue Recognition

We recognize revenue when all of the following conditions are satisfied: (1) there is persuasive evidence of an arrangement; (2) the product or service has been provided to the customer; (3) the amount to be paid by the customer is fixed or determinable; and (4) the collection of such amount is probable.

The Company records revenue when it is realizable and earned upon shipment of the finished products. We do not accept returns due to the nature of the product. However, we will provide credit to our customers for damaged goods.

Fair Value Measurements

The valuation of our embedded derivatives and warrant derivatives are determined primarily by the multinomial distribution (Lattice) model. An embedded derivative is a derivative instrument that is embedded within another contract, which under the convertible note (the host contract) includes the right to convert the note by the holder, certain default redemption right premiums and a change of control premium (payable in cash if a fundamental change occurs). In accordance with Accounting Standards Codification ("ASC") 815 “Accounting for Derivative Instruments and Hedging Activities”, as amended, these embedded derivatives are marked-to-market each reporting period, with a corresponding non-cash gain or loss charged to the current period. A warrant derivative liability is also determined in accordance with ASC 815. Based on ASC 815, warrants which are determined to be classified as derivative liabilities are marked-to-market each reporting period, with a corresponding non-cash gain or loss charged to the current period. The practical effect of this has been that when our stock price increases so does our derivative liability resulting in a non-cash loss charge that reduces our earnings and earnings per share. When our stock price declines, we record a non-cash gain, increasing our earnings and earnings per share. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability. As a basis for considering such assumptions, there exists a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows:

• Level 1	Unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access as of the measurement date.

• Level 2	Inputs other than quoted prices included within Level 1 that are directly observable for the asset or liability or indirectly observable through corroboration with observable market data.

• Level 3	Unobservable inputs for the asset or liability only used when there is little, if any, market activity for the asset or liability at the measurement date.

This hierarchy requires the Company to use observable market data, when available, and to minimize the use of unobservable inputs when determining fair value. To determine the fair value of our embedded derivatives, management evaluates assumptions regarding the probability of certain future events. Other factors used to determine fair value include our period end stock price, historical stock volatility, risk free interest rate and derivative term. The fair value recorded for the derivative liability varies from period to period. This variability may result in the actual derivative liability for a period either above or below the estimates recorded on our consolidated financial statements, resulting in significant fluctuations in other income (expense) because of the corresponding non-cash gain or loss recorded.

Concentration

The Company has 3 major customers that together account for 58% (31%, 18%, 10%, respectively) of accounts receivable at September 30, 2015, and 4 customers that together account for 58% (19% 15%, 14%, and 10%, respectively) of the total revenues earned for the three months ending September 30, 2015.

The Company has 4 vendors that accounted for 84% (29%, 20%, 19%, and 16%, respectively) of purchases for the three months ending September 30, 2015.

The Company has 4 major customers that together account for 64% (23%, 18%, 12% and 11%, respectively) of accounts receivable at March 31, 2015, and 3 customers that together account for 47% (14%, 12%, and 11%, respectively) of the total revenues earned for the year ended March 31, 2015.

The Company has 5 vendors that accounted for 77% (19%, 16%, 16%, 15%and 11%, respectively) of purchases for the year ended March 31, 2015.

Basic and Diluted Loss Per Share

Basic and diluted earnings or loss per share (“EPS”) amounts in the consolidated financial statements are computed in accordance Accounting Standard Codification (ASC) 260 – 10 “Earnings per Share”, which establishes the requirements for presenting EPS. Basic EPS is based on the weighted average number of common shares outstanding. Diluted EPS is based on the weighted average number of common shares outstanding and dilutive common stock equivalents. Basic EPS is computed by dividing net income or loss available to common stockholders (numerator) by the weighted average number of common shares outstanding (denominator) during the period. Potentially dilutive securities were excluded from the calculation of diluted loss per share, because their effect would be anti-dilutive.

Reclassification

Certain accounts in the prior period were reclassified to conform to the current period financial statements presentation.

Recent Pronouncements

During the six months ended September 30, there were several new accounting pronouncements issued by the Financial Accounting Standards Board. Each of these pronouncements, as applicable, has been or will be adopted by the Company. Management does not believe the adoption of any of these accounting pronouncements has had or will have a material impact on the Company’s condensed consolidated financial statements.

NOTE 2 – GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the recoverability and/or acquisition and sale of assets and the satisfaction of liabilities in the normal course of business. Since its inception, the Company has been engaged substantially in financing activities, developing its business plan and building its initial customer and distribution base for its products. As a result, the Company incurred accumulated net losses from Inception (June 19, 2012) through the period ended September 30, 2015 of $(14,201,657). In addition, the Company’s development activities since inception have been financially sustained through debt and equity financing.

The ability of the Company to continue as a going concern is dependent upon its ability to raise additional capital from the sale of common stock and, ultimately, the achievement of significant operating revenues. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

NOTE 3 – PROPERTY AND EQUIPMENT

Fixed assets consisted of the following at:

	September 30,	March 31,
	2015	2015
Machinery and Equipment	$628,616	$625,766
Machinery under Capital Lease	735,781	735,781
Office Equipment	53,631	53,631
Leasehold Improvements	3,979	3,979
Less: Accumulated Depreciation	(361,369)	(219,257)
Fixed Assets, net	$1,060,621	$1,199,900

Depreciation expense for the six months ending September 30, 2015 and 2014 was $142,129 and $58,068, respectively.

NOTE 4 – EQUIPMENT DEPOSITS – RELATED PARTY

Under the terms of the exclusive manufacturing agreement entered into on April 15, 2013 between the Company and Water Engineering Solutions LLC, a related party, the Company paid $690,000 on May 1 2014 for specialized equipment used in the production of our alkaline water. Under this agreement, the Company paid deposits on equipment as follows: May 1, 2014 $690,000, June 27, 2014 $21,500, July 1, 2014 $115,000, August 7, 2014 $10,000, August 5, 2014 $5,000, August 19, 2014 $2,000, August 22, 2014 $100,000, October 14, 2014 $70,000, November 4, 2014 $7,676 and November 7, 2014 $5,002. The Company received equipment valued at $274,769 and reduced the deposit on equipment. During the six months ended September 30, 2015 the company made a net deposit on equipment of $139,997 to Water Engineering Solutions LLC. Water Engineering Solutions LLC is an entity that is controlled and majority owned by Steven P. Nickolas and Richard A. Wright for the production of our alkaline water.

NOTE 5 – REVOLVING FINANCING

On February 20, 2014, The Alkaline Water Company Inc., and subsidiaries, Alkaline 88, LLC and Alkaline Water Corp., entered into a revolving accounts receivable funding agreement with Gibraltar Business Capital, LLC (“Gibraltar”). Under the agreement, from time to time, the Company agreed to tender to Gibraltar all of our accounts (which is defined as our rights to payment whether or not earned by performance, (i) for property that has been or is to be sold, leased, licensed, assigned or otherwise disposed of, or (ii) for services rendered or to be rendered, or (iii) as otherwise defined in the Uniform Commercial Code of the State of Illinois). Gibraltar will have the right, but will not be obligated, to purchase such accounts tendered in its sole discretion. If Gibraltar purchases such accounts, Gibraltar will make cash advances to us as the purchase price for the purchased accounts.

The Company assumed full risk of non-payment and unconditionally guaranteed the full and prompt payment of the full face amount of all purchased accounts. We also agreed to direct all parties obligated to pay the accounts to send all payments for all accounts directly to Gibraltar. All collections from accounts will be applied to our indebtedness, which is defined as the amount owed by us to Gibraltar from time to time, i.e., all cash advances, plus all charges, plus all other amounts owning from us to Gibraltar pursuant to the agreement, less all collections retained by Gibraltar from either purchased accounts or from us which are applied to indebtedness, unless Gibraltar elects to hold any such collections to establish reserves to secure payment of any purchased accounts.

In consideration of Gibraltar’s purchase of the accounts, the Company agreed to pay Gibraltar interest on the indebtedness outstanding at the rate of 8% per annum plus the prime rate in effect at the end of each month with the prime rate for these purposes never being less than 3.25% per annum, calculated on a 360-day year and payable monthly. In addition, the Company agreed to pay to Gibraltar a monthly collateral/management fee in the amount of 0.5% calculated on the average daily borrowing amount for the given month and an unused line fee of 0.25% monthly based on the difference between the actual line of credit and the average daily borrowing amount for the given month. The Company also agreed to pay to Gibraltar upon execution of the agreement and as of the commencement of each renewal term, a closing cost of 1% of the initial indebtedness in addition to the amount of any other credit accommodations granted from Gibraltar, which amount will be deducted from the first cash advances.

The initial indebtedness is $500,000. The Company may request an increase to the initial indebtedness in $500,000 increments up to $5,000,000, subject the Company’s financial performance and/or projections are satisfactory to Gibraltar, and absent an event of default. The Company also granted to Gibraltar a security interest in all of our presently-owned and hereafter-acquired personal and fixture property, wherever located. The agreement will continue until the first to occur of (i) demand by Gibraltar; or (ii) 24 months from the first day of the month following the date that the first purchased account is purchased and will be automatically renewed for successive periods of 12 months thereafter unless, at least 30 days prior to the end of the term, we give Gibraltar notice of our intention to terminate the agreement. In addition, we will be able to exit the agreement at any time for a fee of 2% of the line of credit in place at the time of prepayment. The amount borrowed on this facility as of September 30, 2015 was $256,769 and as of March 31, 2015 was $242,875.

NOTE 6 – DERIVATIVE LIABILITY

On November 7, 2013, we sold to certain institutional investors 10% Series B Convertible Preferred Shares which are subject to mandatory redemption and include down-round provisions that reduce the exercise price of a warrant and convertible instrument. As required by ASC 815 “Derivatives and Hedging”, if the Company either issues equity shares for a price that is lower than the exercise price of those instruments or issues new warrants or convertible instruments that have a lower exercise price, the investors will be entitled to down-round protection. The Company evaluated whether its warrants and convertible debt instruments contain provisions that protect holders from declines in its stock price or otherwise could result in modification of either the exercise price or the shares to be issued under the respective warrant agreements. The Company determined that a portion of its outstanding warrants and conversion instruments contained such provisions thereby concluding they were not indexed to the Company’s own stock and therefore a derivative instrument.

Between April 16, 2014 and April 24, 2014, the Company redeemed 247 shares of the 10% Series B Preferred Stock for $247,171 plus accrued interest of $46,456 and a $10,212 penalty related to the delayed registration. The effect of this redemption resulted in a reduction of $56,098 derivative liability.

On May 1, 2014, the Company completed the offering and sale of an aggregate of 17,333,329 shares of our common stock and warrants to purchase an aggregate of 8,666,665 shares of our common stock, for aggregate gross proceeds of $2,599,999. Each share of common stock sold in the offering was accompanied by a warrant to purchase one-half of a share of common stock at an exercise price of $0.15 per share for a period of five years from the date of issuance. Each share of common stock, together with each warrant was sold at a price of $0.15. The warrants include down-round provisions that reduce the exercise price of a warrant and convertible instrument. As required by ASC 815 “Derivatives and Hedging”, if the Company either issues equity shares for a price that is lower than the exercise price of those instruments or issues new warrants or convertible instruments that have a lower exercise price, the investors will be entitled to down-round protection. The Company evaluated whether its warrants and convertible debt instruments contain provisions that protect holders from declines in its stock price or otherwise could result in modification of either the exercise price or the shares to be issued under the respective warrant agreements. The Company determined that a portion of its outstanding warrants and conversion instruments contained such provisions thereby concluding were not indexed to the Company’s own stock and therefore a derivative instrument.

On August 20, 2014, the Company entered into a warrant amendment agreement with certain holders of the Company’s outstanding common stock purchase warrants whereby the Company agreed to reduce the exercise price of the Existing Warrants to $0.10 per share in consideration for the immediate exercise of the Existing Warrants by the Holders and the Holders are to be issued new common stock purchase warrants of the Company in the form of the Existing Warrants to purchase up to a number of shares of our common stock equal to the number of Existing Warrants exercised by the Holders, provided that the exercise price of the New Warrants will be $0.125 per share, subject to adjustment in the New Warrants. Each New Warrant has a term of five years from the date of issuance. Each share of common stock, together with each warrant was sold at a price of $0.125. The warrants include down-round provisions that reduce the exercise price of a warrant and convertible instrument. As required by ASC 815 “Derivatives and Hedging”, if the Company either issues equity shares for a price that is lower than the exercise price of those instruments or issues new warrants or convertible instruments that have a lower exercise price, the investors will be entitled to down-round protection. The Company evaluated whether its warrants and convertible debt instruments contain provisions that protect holders from declines in its stock price or otherwise could result in modification of either the exercise price or the shares to be issued under the respective warrant agreements. The Company determined that a portion of its outstanding warrants and conversion instruments contained such provisions thereby concluding they were not indexed to the Company’s own stock and therefore a derivative instrument. The derivative liability was increased by $167,384 as a result of the issued warrants.

On August 21, 2014, pursuant to the Warrant Amendment Agreement, the Company issued an aggregate of 9,829,455 shares of the Company’s common stock upon exercise of the Existing Warrants at an exercise price of $0.10 per share for aggregate gross proceeds of $982,945. An aggregate of 8,666,664 shares of our common stock issued upon exercise of the Existing Warrants. The derivative liability was reduced by $168,273 as a result of the warrants exercised.

Pursuant to the engagement agreement dated March 12, 2014 with H.C. Wainwright & Co., LLC (“Wainwright”), Wainwright agreed to act as our exclusive placement agent in connection with the offering. Pursuant to the engagement agreement, the Company, we issued warrants to purchase an aggregate of 5.5% of the aggregate number of shares of our common stock sold in the offering, or 953,333, to Wainwright and its designees. These warrants have an exercise price of $0.1875 per share and expire on April 16, 2019. The warrants include down-round provisions that reduce the exercise price of a warrant and convertible instrument. As required by ASC 815 “Derivatives and Hedging”, if the Company either issues equity shares for a price that is lower than the exercise price of those instruments or issues new warrants or convertible instruments that have a lower exercise price, the investors will be entitled to down-round protection. The Company evaluated whether its warrants and convertible debt instruments contain provisions that protect holders from declines in its stock price or otherwise could result in modification of either the exercise price or the shares to be issued under the respective warrant agreements. The Company determined that a portion of its outstanding warrants and conversion instruments contained such provisions thereby concluding they were not indexed to the Company’s own stock and therefore a derivative instrument.

The range of significant assumptions which the Company used to measure the fair value of warrant liabilities (a level 3 input) at April 24, 2014 is as follows:

Conversion feature
Stock price	$0 .3275
Term (Years)	Less than 1
Volatility	331%
Exercise prices	$0.43
Dividend yield	0%

The range of significant assumptions which the Company used to measure the fair value of warrant liabilities (a level 3 input) at May 1, 2014 is as follows:

		Placement Agent
	Issuance Warrants	Warrants
Stock price	$0.15	$0.15
Term (Years)	5	5
Volatility	306%	306%
Exercise prices	$0.15	$0.1875
Dividend yield	0%	0%

The range of significant assumptions which the Company used to measure the fair value of warrant liabilities (a level 3 input) at August 20, 2014 is as follows:

New Warrants
Stock price	$0.12
Term (Years)	5
Volatility	247%
Exercise prices	$0.125
Dividend yield	0%

The range of significant assumptions which the Company used to measure the fair value of warrant liabilities (a level 3 input) at August 21, 2014 is as follows:

Existing Warrants
Stock price	$0.17
Term (Years)	5
Volatility	247%
Exercise prices	$0.10
Dividend yield	0%

The range of significant assumptions which the Company used to measure the fair value of warrant liabilities (a level 3 input) at March 31, 2015 is as follows:

Warrants (including placement agent)
Stock price	$0.1081
Term (Years)	4 to 5
Volatility	148%
Exercise prices	$0.55 to 0.125
Dividend yield	0%

During the period ended September 30, 2015 the Company issued shares of stock at $0.07 which reduced the exercise price of the Existing Warrants.

The range of significant assumptions which the Company used to measure the fair value of warrant liabilities (a level 3 input) at September 30, 2015 is as follows:

Warrants (including placement agent)
Stock price	$0.098
Term (Years)	4 to 5
Volatility	126%
Exercise prices	$0.55 to 0.07
Dividend yield	0%

The following table sets forth the fair value hierarchy within our financial assets and liabilities by level that were accounted for at fair value on a recurring basis as of May 1, 2014.

		Fair Value Measurement at May 1, 2014
	Carrying
	Value at
	May 1, 2014	Level 1	Level 2	Level 3
Liabilities:

Derivative warrant liability	$216,236	$-	$-	$216,236
Derivative placement agent warrant liability	$23,787	$-	$-	$23,787
Total derivative liability	$240,023	$-	$-	$240,023

The following table sets forth the fair value hierarchy added to our financial liabilities by level that were accounted for at fair value on a recurring basis as of August 21, 2014.

		Fair Value Measurement at August 21, 2014
	Carrying
	Value at
	August 21, 2014	Level 1	Level 2	Level 3
Liabilities:

Derivative warrant liability	$149,687	$-	$-	$149,687

The following table sets forth the fair value hierarchy within our financial assets and liabilities by level that were accounted for at fair value on a recurring basis as of March 31, 2015.

		Fair Value Measurement at March 31, 2015
	Carrying
	Value at
	March 31, 2015	Level 1	Level 2	Level 3
Liabilities:

Derivative convertible debt liability	$-	$-	$-	$-
Derivative warrant liability convertible preferred stock	$176,486	$-	$-	$176,486
Derivative warrants liability on common stock issuance including placement agent warrants	$18,454	$-	$-	$18,454
Total derivative liability	$194,940	$-	$-	$194,940

The following table sets forth the fair value hierarchy within our financial assets and liabilities by level that were accounted for at fair value on a recurring basis as of September 30, 2015.

		Fair Value Measurement at September 30, 2015
	Carrying
	Value at
	September 30, 2015	Level 1	Level 2	Level 3
Liabilities:

Derivative convertible debt liability	$-	$-	$-	$-
Derivative warrant liability convertible preferred stock	$215,327	$-	$-	$215,327
Derivative warrants liability on common stock issuance including placement agent warrants	$22,275	$-	$-	$22,275
Total derivative liability	$237,602	$-	$-	$237,602

The Company analyzed the warrants and conversion feature under ASC 815 “Derivatives and Hedging” to determine the derivative liability. The Company estimated the fair value of these derivatives using a multinomial distribution (Lattice) valuation model. The fair value of these warrant liabilities at March 31, 2015 was $194,940 and the conversion feature liability was $0. At September 30, 2015 the fair value of these warrant liabilities was $237,602 and the conversion feature liability was $0. Changes in the derivative liability for the period ended September 30, 2015 consist of:

Six Months
Ended
September 30, 2015
Derivative liability at March 31, 2015	$194,940
Change in derivative liability – mark to market	42,662
Derivative liability at September 30, 2015	$237,602

NOTE 7 – PREFERRED SHARES SUBJECT TO MANDATORY REDEMPTION

Convertible preferred shares

On November 7, 2013, the Company sold to certain institutional investors an aggregate of 500 shares of 10% Series B Convertible Preferred Stock (“Series B Preferred Stock”) at a stated value of $1,000 per share of Series B Preferred Stock for gross proceeds of $500,000. Additionally, the investors also received Series A, Series B and Series C common stock purchase warrants. The Series A warrants will be exercisable into 1,162,791 shares of our common stock at an exercise price of $0.55 per share, the Series B warrants will be exercisable into 1,162,791 shares of our common stock at an exercise price of $0.43 per share and the Series C warrants will be exercisable into 1,162,791 shares our common stock at an exercise price of $0.55 per share. Holders of the Series B Preferred Stock will be entitled to receive cumulative dividends at the rate per share (as a percentage of the stated value per share) of 10% per annum, payable semi-annually. Each share of the Series B Preferred Stock will be convertible at the option of the holder thereof into that number of shares of common stock determined by dividing the stated value of such share of the Series B Preferred Stock by the conversion price of $0.43, subject to later adjustment. On November 4, 2013, we also entered into a registration rights agreement with the investors pursuant to which we are obligated to file a registration statement to register the resale of the shares of common stock issuable upon conversion of the Series B Preferred Stock and upon exercise of the Warrants.

Between April 16, 2014 and April 22, 2014, the holders of our Series B Preferred Stock exercised their right to have the Company redeem their shares whereby we redeemed 247.17 shares of Series B Preferred Stock for $303,839, which included accrued interest of $46,456 and a penalty for late registration of $10,212. The remaining portion of the Series B Preferred Stock, or 252.83 shares, was converted into 796,566 of our common shares at a conversion price of $0.3174 per share.

Effective November 7, 2013, the Company issued common stock purchase warrants to the placement agent and its designees as compensation for the services provided by the placement agent in connection with our private placement of 500.00028 shares Series B Preferred Stock, which was completed on November 7, 2013. The warrants issued to the placement agent and its designees are exercisable into an aggregate of 116,279 shares of our common stock with an exercise price of $0.55 per share and have a term of exercise of five years. The Company issued the warrants to six accredited investors and paid certain transactional costs of $78,000. For the period ended December 31, 2014 the Company recorded $54,288 of amortization of the debt discount and deferred financing cost.

The Series B Preferred Stock included down-round provisions that reduce the exercise price of a warrant and convertible instrument as required by ASC 815 “Derivatives and Hedging”. The aggregate of the derivative liability at issuance was $955,927, which was recorded as amortization of debt discount at issuance and amortized $360,082 cost over the redemption period.

NOTE 8 - STOCKHOLDERS' EQUITY

Preferred Shares

On October 7, 2013, the Company amended its articles of incorporation to create 100,000,000 shares of preferred stock by filing a Certificate of Amendment to Articles of Incorporation with the Secretary of State of Nevada. The preferred stock may be divided into and issued in series, with such designations, rights, qualifications, preferences, limitations and terms as fixed and determined by our board of directors.

Grant of Series A Preferred Stock

On October 8, 2013, the Company issued a total of 20,000,000 shares of non-convertible Series A Preferred Stock to Steven A. Nickolas and Richard A. Wright (10,000,000 shares to each), our directors and executive officers, in consideration for the past services, at a deemed value of $0.001 per share. The company valued these shares based on the cost considering the time and average billing rate of these individuals and recorded a $20,000 stock compensation cost for the year ended March 31, 2014.

Common Stock

We are authorized to issue 1,125,000,000 shares of $0.001 par value common stock. On May 31, 2013, we effected a 15-for-1 forward stock split of our $0.001 par value common stock. All shares and per share amounts have been retroactively restated to reflect such split. Prior to the acquisition of Alkaline Water Corp., we had 109,500,000 shares of common stock issued and outstanding. On May 31, 2013, we issued 43,000,000 shares in exchange for a 100% interest in Alkaline Water Corp. For accounting purposes, the acquisition of Alkaline Water Corp. by The Alkaline Water Company Inc. has been recorded as a reverse acquisition of a company and recapitalization of Alkaline Water Corp. based on the factors demonstrating that Alkaline Water Corp. represents the accounting acquirer. Consequently, after the closing of this agreement we adopted the business of Alkaline Water Corp.’s wholly-owned subsidiary, Alkaline 88, LLC. As part of the acquisition, the former management of the Company agreed to cancel 75,000,000 shares of common stock.

Sale of Restricted Shares

During the period from May 7, 2015 through September 30, 2015 the Company sold units of our securities at a price of $0.07 per unit. Each unit consists of one share of our common stock and one non-transferable common stock purchase warrant, with each common stock purchase warrant entitling the holder to acquire one additional share of our common stock at a price of $0.10 per share for a period of two years. The Company sold 11,160,002 units during the period ended September 30, 2015 consisting of 11,160,002 shares of common stock and 11,160,002 warrants for gross proceeds of $781,200.

The evaluated these transaction using ASC 480-10 “Distinguishing liabilities from equity” and ASC 505 -10 “Equity”. The Company sold 11,160,002 units and issued 11,160,002 shares of common stock and issued 11,160,002 warrants. The warrants were valued using the Black-Scholes option pricing model with the following assumptions:

Market value of stock on purchase date	$0.075	to	$0.142
Risk-free interest rate	26%	to	1.42%
Dividend yield		0.00%
Volatility factor	116%	to	161%
Weighted average expected life (years)		2

The proceeds were allocated as follows:

Common stock	$414,036
Warrant	367,164
Total proceeds	$781,200

On May 1, 2014, the Company completed the offering and sale of an aggregate of 17,333,329 shares of our common stock and warrants to purchase an aggregate of 8,666,665 shares of our common stock, for aggregate gross proceeds of $2,599,999. Each share of common stock the Company sold in the offering was accompanied by a warrant to purchase one-half of a share of common stock at an exercise price of $0.15 per share for a period of five years from the date of issuance. Each share of common stock, together with each warrant was sold at a price of $0.15.

Pursuant to the engagement agreement dated March 12, 2014 with H.C. Wainwright & Co., LLC (“Wainwright”), Wainwright agreed to act as our exclusive placement agent in connection with the offering. Pursuant to the engagement agreement, the Company paid Wainwright a cash placement fee equal to 8% of the aggregate gross proceeds from the offering, or $208,000, and a non-accountable expense allowance equal to 1% of the aggregate gross proceeds from the offering, or $26,000. In addition, we issued warrants to purchase an aggregate of 5.5% of the aggregate number of shares of our common stock sold in the offering, or 953,333, to Wainwright and its designees. These warrants have an exercise price of $0.1875 per share and expire on April 16, 2019.

Common Stock Issued for Services

On May 15, 2014, the Company issued 100,000 restricted common shares to consultant for services rendered and were valued at the market value on that date of $0.150 per share.

On June 2, 2014, the Company issued 100,000 restricted common shares to consultant for services rendered and were valued at the market value on that date of $0.130 per share.

On June 6, 2014, the Company issued 1,000,000 restricted common shares to consultant for services rendered and were valued at the market value on that date of $0.134 per share.

On June 11, 2014, the Company issued 250,000 restricted common shares to consultant for services rendered and were valued at the market value on that date of $0.121 per share.

On July 3, 2014, the Company entered into an agreement with a third-party to provide consulting services. The compensation in the agreement was $25,000 in cash upon execution of the agreement and the issuance of 350,000 of the Company’s common shares as follows: 175,000 common shares upon execution of the agreement, 70,000 common shares on or before July 15, 2014, 70,000 common shares on or before August 15, 2014 and 35,000 common shares on or before September 15, 2014.

On August 1, 2014, the Company issued 1,000,000 common shares to a consultant for services rendered that were valued at the market value on that date of $0.175 per share.

On August 7, 2014, the Company entered into an agreement with a third-party to provide consulting services. The compensation in the agreement was for 2,000,000 of the Company’s common shares to be issued as follows: 500,000 common shares on the date of the execution of the agreement, 500,000 common shares on the date that is 45 days from the execution date, 500,000 common shares on the date that is 90 days from the execution date, and 500,000 common shares on the date that is 135 days from the execution date.

On September 2, 2014, the Company issued 50,000 common shares to consultant for services rendered that were valued at the market value on that date of $0.135 per share.

On September 30, 2014, the Company issued 300,000 common shares to consultant for services rendered that were valued at the market value on that date of $0.108 per share.

On October 1, 2014, the Company issued 40,000 common shares to consultant for services rendered that were valued at the market value on that date of $0.113 per share.

On February 18, 2015, the Company issued 50,000 common shares to consultant for services rendered that were valued at the market value on that date of $0.07 per share.

On February 18, 2015, the Company issued 1,225,000 common shares to consultants for services rendered that were valued at the market value on that date of $0.10 per share.

On February 18, 2015, the Company issued 3,550,000 common shares to employees for services rendered that were valued at the market value on that date of $0.10 per share.

On April 7, 2015, the Company issued 2,000,000 restricted common shares to consultant for services rendered that were valued at the market value on that date of $0.070 per share.

On April 10, 2015, the Company issued 1,500,000 restricted common shares to consultant for services rendered that were valued at the market value on that date of $0.097 per share.

On April 27, 2015, the Company issued 2,000,000 restricted common shares to consultant for services rendered that were valued at the market value on that date of $0.080 per share.

On May 1, 2015, the Company issued 250,000 restricted common shares to consultant for services rendered that were valued at the market value on that date of $0.080 per share.

On May 6, 2015, the Company issued 300,000 restricted common shares to consultant for services rendered that were valued at the market value on that date of $0.097 per share.

On June 15, 2015 the Company issued 1,500,000 restricted common shares to consultant for services rendered that were valued at the market value on that date of $0.094 per share.

On August 25, 2015 the Company issued 1,500,000 restricted common shares to consultant for services rendered that were valued at the market value on that date of $0.109 per share.

On August 27, 2015 the Company issued 300,000 restricted common shares to consultant for services rendered that were valued at the market value on that date of $0.101 per share.

On August 28, 2015 the Company issued 200,000 common shares to consultant for services rendered that were valued at the market value on that date of $0.100 per share.

September 30, 2015 the Company issued 500,000 common shares to consultant for services rendered that were valued at the market value on that date of $0.098 per share.

Common Stock Issued in Conjunction with Notes

On May 22, 2015, the Company issued 1,000,000 restricted common shares in conjunction with a $250,000 note payable that were valued at the market value on that date of $0.079 per share.

On August, 20, 2015, the Company issued 1,000,000 restricted common shares in conjunction with a $240,000 note payable that were valued at the market value on that date of $0.115 per share.

NOTE 9 – OPTIONS AND WARRANTS

Stock Option Awards

On October 9, 2013, the Company granted a total of 6,000,000 stock options to Steven A. Nickolas and Richard A. Wright (3,000,000 stock options to each). The stock options are exercisable at the exercise price of $0.605 per share for a period of ten years from the date of grant. The stock options vest as follows: (i) 1,000,000 upon the date of grant; and (ii) 500,000 per quarter until fully vested.

On May 12, 2014, the Company granted a total of 820,000 stock options to employees and consultants. The stock options are exercisable at the exercise price of $0.15 per share for a period of ten years from the date of grant. 502,500 stock options vested upon the date of grant, 116,250 stock options vest on December 31, 2014, 116,250 stock options vest on December 31, 2014 and 85,000 stock options vest on December 31, 2014.

On May 12, 2014, the Company granted a total of 1,200,000 stock options Steven A. Nickolas and Richard A. Wright (600,000 stock options to each). The stock options are exercisable at the exercise price of $0.165 per share for a period of ten years from the date of grant. 1,200,000 stock options vested upon the date of grant.

On May 16, 2014, the Company granted a total of 250,000 stock options to a consultant. The stock options are exercisable at the exercise price of $0.143 per share for a period of ten years from the date of grant. 62,500 stock options vested upon the date of grant, 62,500 stock options vest on December 31, 2014, 62,500 stock options vest on December 31, 2014 and 62,500 stock options vest on December 31, 2014.

On May 21, 2014, the Company granted a total of 6,000,000 stock options Steven A. Nickolas and Richard A. Wright (3,000,000 stock options to each). The stock options are exercisable at the exercise price of $0.1455 per share for a period of ten years from the date of grant. 3,000,000 stock options vested upon the date of grant and the 3,000,000 stock options will vest on November 21, 2014.

On October 31, 2014, the Company amended the 2013 Equity Incentive Plan to, among other things, increase the number of shares of stock of the company available for the grant of awards under the plan from 20,000,000 shares to 35,000,000 shares.

On October 31, 2014, the Company reduced the exercise price of an aggregate of 6,000,000 stock options granted on October 9, 2013 to Steven P. Nickolas and Richard A. Wright, our directors and executive officers, to $0.15 per share and extended the exercise date to October 9, 2023.

On February 18, 2015, the Company reduced the exercise price of an aggregate of 1,600,000 stock options granted on to Steven P. Nickolas and Richard A. Wright, our directors and executive officers, to $0.115 per share an exercise date to February 18, 2020, with vested immediately.

On February 18, 2015, the Company granted a total of 1,300,000 stock options to employees and consultants. The stock options are exercisable at the exercise price of $0.10 per share for a period of ten years from the date of grant. 887,500 stock options vested by March 31, 2015, 137,500 stock options vest on June 30, 2015, 137,500 stock options vest on September 30, 2015 and 137,500 stock options vest on December 31, 2015.

For the six months ended September 30, 2015 and September 30, 2014 the Company has recognized compensation expense of $892,760 and $2,198,838 respectively, on the stock options granted that vested. The fair value of the unvested shares is $12,192 as of September 30, 2015. The aggregate intrinsic value of these options was $0 at September 30, 2015. Stock option activity summary covering options is presented in the table below:

			Weighted-
		Weighted-	Average
		Average	Remaining
	Number of	Exercise	Contractual
	Shares	Price	Term (years)
Outstanding at March 31, 2014	6,000,000	$0.61	8.8
Granted	17,352,000	$0.14	9.1
Exercised	(182,000)	$0.01	9.5
Expired/Forfeited	(6,000,000)	$-	8.5
Outstanding at March 31, 2015	17,170,000	$0.14	8.5
Granted	-	-	-
Exercised	-	-	-
Expired/Forfeited	-	$-	-
Outstanding at September 30, 2015	17,170,000	0.14	7.7
	17,170,000
Exercisable at September 30, 2015		$0.14	8.5

Warrants

The following is a summary of the status of all of our warrants as of September 30, 2015 and changes during the period ended on that date:

			Weighted-
	Number		Average
	of Warrants		Exercise Price
Outstanding at March 31, 2014	8,310,415		$0.52
Granted	29,249,253		0.13
Exercised	(14,529,256)		(0.31)
Cancelled	-		0.00
Outstanding at March 31, 2015	23,030,412		0.14
Granted	15,260,014		0.10
Exercised	(1,348,797	)-	-
Cancelled or Expired	(3,173,568	)-	-
Outstanding at September 30, 2015	33,768,061		0.11
Warrants exercisable at September 30, 2015	32,051,321		$0.11

The following table summarizes information about stock warrants outstanding and exercisable at September 30, 2015:

	STOCK WARRANTS OUTSTANDING AND EXERCISABLE
		Weighted-
		Average
	Number of	Remaining
	Warrants	Contractual
Exercise Price	Outstanding	Life in Years
$0.1000	20,360,014	2
$ 0.12500	12,332,472	3.5
$ 0.1875	953,333	3.5

$ 0.5500	116,279	3.3
$ 0.6000	5,963	3.3

The Company agreed to reduce the exercise price of certain existing warrants to $0.10 per share in consideration for the immediate exercise of the existing warrants by the holders. As consideration, the holders were issued new common stock purchase warrants of the Company to purchase up to a number of shares of our common stock equal to the number of existing warrants exercised by the holders, provided that the exercise price of the new warrants will be $0.125 per share.

On August 21, 2014, pursuant to a Warrant Amendment Agreement, the Company issued an aggregate of 9,829,455 shares of the Company’s common stock upon the exercise of Existing Warrants at an exercise price of $0.10 per share for aggregate gross proceeds of $982,945. Simultaneously, the Company issued new warrants to purchase an aggregate of 9,829,455 shares of our common stock with a term of 5 years and exercise price of $0.125 per warrant share. The Company recorded this issuance in additional paid-in capital.

On October 7, 2014, pursuant to a Warrant Amendment Agreement, the Company issued an aggregate of 4,699,800 shares of the Company’s common stock upon exercise of the Existing Warrants at an exercise price of $0.10 per share for aggregate gross proceeds of $469,980. Simultaneously, the Company issued new warrants to purchase an aggregate of 4,699,800 shares of our common stock with a term of 5 years and exercise price of $0.125 per warrant share. The Company recorded this issuance in additional paid-in capital.

On October 22, 2014, the Company entered into a master lease agreement with Veterans Capital Fund, LLC (the “Lessor”) for the secured lease line of credit financing in an amount not to exceed $600,000. The lease is expected to be secured by three new alkaline generating electrolysis system machines. Our wholly-owned subsidiary, Alkaline 88, LLC, and Water Engineering Solutions, LLC acted as co-lessees. Water Engineering Solutions, LLC is an entity that is controlled and owned by our President, Chief Executive Officer, director and major stockholder, Steven P. Nickolas, and our Vice-President, Secretary, Treasurer and director, Richard A. Wright. Pursuant to the master lease agreement, the Lessor agreed to lease to us the equipment described in any equipment schedule signed by us and approved by the Lessor. It is expected that any lease under the master lease agreement will be structured for a three year lease term with fixed monthly lease rental payments based on a monthly lease rate factor of 3.4667% of the Lessor’s capital cost. In connection with the entering into the master lease agreement, the Company also entered into a warrant agreement with the Lessor, pursuant to which the Company agreed to issue a warrant to purchase 3,600,000 shares of our common stock to the Lessor and/or its affiliates at an exercise price of $0.125 per share for a period of five years. 900,000 shares vested.

On February 25, 2015, the Company amended the master lease agreement with Veterans Capital Fund, LLC for the increase in the secured lease line of credit financing to an amount not to exceed $800,000. The lease was secured by new alkaline generating electrolysis system machines by our wholly-owned subsidiary, Alkaline 88, LLC, and Water Engineering Solutions, LLC. Water Engineering Solutions, LLC is an entity that is controlled and owned by our President, Chief Executive Officer, director and major stockholder, Steven P. Nickolas, and our Vice-President, Secretary, Treasurer and director, Richard A. Wright. Pursuant to the master lease agreement, the Lessor agreed to lease to us the equipment described in any equipment schedule signed by us and approved by the Lessor. It is expected that any lease under the master lease agreement will be structured for a three-year lease term with fixed monthly lease rental payments based on a monthly lease rate factor of 3.4667% of the Lessor’s capital cost. In connection with the entering into the master lease agreement, the Company entered into a warrant agreement with the Lessor, pursuant to which the Company agreed to cancel the previous issued warrant for 3,600,000 and issue a warrant to purchase 5,100,000 shares of our common stock to the Lessor and/or its affiliates at an exercise price of $0.10 per share for a period of five years. 900,000 shares vested on October 22, 2014, 665,822 shares on October 28, 2014, 680,277 shares on December 22, 2014, 347,271 shares on February 3, 2015 and 789,940 shares on March 5, 2015. The remaining 905,267 shares will vest on a pro rata basis according to any mounts the Lessor funds pursuant to any lease schedules under the master lease agreement, provided that if we draw on 90% or more of the total lease line under the master lease agreement, then all such shares will be deemed to be vested. The Company recorded the bifurcated value of $309,028 of the warrants issued as additional paid in capital, the value was determine using a Black-Scholes, a level 3 valuation measure.

On June 29, 2015 the Company entered into a $50,000 Convertible promissory note was convertible into Common stock at $0.07 per share. The Convertible promissory note had an 8% annual interest rate, 1-year term and rights to 714,286 warrants with a two year term an exercise price of $0.10 per share. The Company evaluated this transaction under ASC 470-20 “Debt with Conversion and Other Options” and determined that a discount of $50,000 was provided and will be amortized over the 1-year term of the note. As of September 30, 2015 $12,500 was amortized.

On July 1, 2015 the Company entered into a $25,000 Convertible promissory note was convertible into Common stock at $0.07 per share. The Convertible promissory note had an 8% annual interest rate, 1-year term and rights to 357,143 warrants with a two year term an exercise price of $0.10 per share. The Company evaluated this transaction under ASC 470-20 “Debt with Conversion and Other Options” and determined that a discount of $25,000 was provided and will be amortized over the 1-year term of the note. As of September 30, 2015 $6,250 was amortized.

On July 1, 2015 the Company entered into a $25,000 Convertible promissory note was convertible into Common stock at $0.07 per share. The Convertible promissory note had an 8% annual interest rate, 1-year term and rights to 357,143 warrants with a two year term an exercise price of $0.10 per share. The Company evaluated this transaction under ASC 470-20 “Debt with Conversion and Other Options” and determined that a discount of $25,000 was provided and will be amortized over the 1 year term of the note. As of September 30, 2015 $6,250 was amortized.

On July 1, 2015 the Company entered into a $25,000 Convertible promissory note was convertible into Common stock at $0.07 per share. The Convertible promissory note had an 8% annual interest rate, 1-year term and rights to 357,143 warrants with a two year term an exercise price of $0.10 per share. The Company evaluated this transaction under ASC 470-20 “Debt with Conversion and Other Options” and determined that a discount of $25,000 was provided and will be amortized over the 1 year term of the note. As of September 30, 2015 $6,250 was amortized.

On July 7, 2015 the Company entered into a $25,000 Convertible promissory note was convertible into Common stock at $0.07 per share. The Convertible promissory note had an 8% annual interest rate, 1-year term and rights to 357,143 warrants with a two year term an exercise price of $0.10 per share. The Company evaluated this transaction under ASC 470-20 “Debt with Conversion and Other Options” and determined that a discount of $25,000 was provided and will be amortized over the 1 year term of the note. As of September 30, 2015 $6,250 was amortized.

On July 13, 2015 the Company entered into a $25,000 Convertible promissory note was convertible into Common stock at $0.07 per share. The Convertible promissory note had an 8% annual interest rate, 1-year term and rights to 357,143 warrants with a two year term an exercise price of $0.10 per share. The Company evaluated this transaction under ASC 470-20 “Debt with Conversion and Other Options” and determined that a discount of $25,000 was provided and will be amortized over the 1 year term of the note. As of September 30, 2015 $6,250 was amortized.

On July 17, 2015 the Company entered into a $25,000 Convertible promissory note was convertible into Common stock at $0.07 per share. The Convertible promissory note had an 8% annual interest rate, 1-year term and rights to 357,143 warrants with a two year term an exercise price of $0.10 per share. The Company evaluated this transaction under ASC 470-20 “Debt with Conversion and Other Options” and determined that a discount of $25,000 was provided and will be amortized over the 1 year term of the note. As of September 30, 2015 $6,250 was amortized.

On September 28, 2015 the Company entered into a $75,000 Convertible promissory note was convertible into Common stock at $0.07 per share. The Convertible promissory note had an 15% annual interest rate, 7-month term and rights to 1,600,000 warrants with a two year term an exercise price of $0.10 per share and 500,000 shares of restricted stock The Company evaluated this transaction under ASC 470-20 “Debt with Conversion and Other Options” and determined that a discount of $75,000 was provided and will be amortized over the 7 month term of the note. As of September 30, 2015 $0 was amortized. The fair value of the warrants granted during the period ended September 30, 2015 was estimated at the date of agreement using the Black-Scholes option-pricing model and a level 3 valuation measure, with the following assumptions:

Market value of stock on purchase date	$0.075	to	$0.142
Risk-free interest rate	26%	to	1.42%
Dividend yield		0.00%
Volatility factor	116%	to	161%
Weighted average expected life (years)		2

NOTE 10 – RELATED PARTY TRANSACTIONS

On October 31, 2014, the Company amended the 2013 Equity Incentive Plan to, among other things, increase the number of shares of stock of the Company available for the grant of awards under the plan from 20,000,000 shares to 35,000,000 shares.

On October 31, 2014, the Company reduced the exercise price of an aggregate of 6,000,000 stock options granted to Steven P. Nickolas and Richard A. Wright, our directors and executive officers, to $0.15 per share as noted below:

			New Exercise
		Old Exercise	Price per		Number of Stock
Name of Optionee	Grant Date	Price per Share	Share	Expiration Date	Options
Steven P. Nickolas	October 9, 2013	$0.605	$0.15	October 9, 2023	3,000,000
Richard A. Wright	October 9, 2013	$0.605	$0.15	October 9, 2023	3,000,000

On May 21, 2014, the Company granted a total of 6,000,000 stock options Steven A. Nickolas and Richard A. Wright (3,000,000 stock options to each). The stock options are exercisable at the exercise price of $0.1455 per share for a period of ten years from the date of grant. 3,000,000 stock options vested upon the date of grant and 3,000,000 stock options will vest on November 21, 2014.

On October 9, 2013, the Company granted a total of 6,000,000 stock options to Steven A. Nickolas and Richard A. Wright (3,000,000 stock options to each). The stock options are exercisable at the exercise price of $0.605 per share for a period of ten years from the date of grant. The stock options vest as follows: (i) 1,000,000 upon the date of grant; and (ii) 500,000 per quarter until fully vested.

On October 8, 2013, the Company issued a total of 20,000,000 shares of non-convertible Series A Preferred Stock to Steven A. Nickolas and Richard A. Wright (10,000,000 shares to each), our directors and executive officers, in consideration for the past services, at a deemed value of $0.001 per share. We valued these shares based on the cost considering the time and average billing rate of these individuals and recorded a $20,000 stock compensation cost for the year ended March 31, 2014.

On April 2, 2014, the Company entered into a sale-leaseback transaction with Water Engineering Solutions LLC, an entity that is controlled and owned by an officer, director and shareholder, for specialized equipment with an original cost of $208,773 and that was acquired in August 2013. The Company received proceeds of $188,000 in April 2014. The lease terms are 60 monthly payments of $3,812, payable 30 days after installation of the equipment and a purchase option of $1.00. The Company recorded a loss on sales leaseback of $20,773.

As of March 31, 2014, the Company had $0 in equipment deposits with an entity that is controlled and owned by an officer, director and shareholder of the Company. During the year ended March 31, 2014, the Company provided $201,900 of deposits on equipment used to produce our alkaline water to an entity that is controlled and owned by an officer, director and shareholder of the Company. During the month of March 2014, these funds were returned to the Company.

During the year ended March 31, 2014 the Company acquired equipment of $208,773 and $10,287 from an entity that is controlled and majority-owned by an officer, director and shareholder of the Company.

On January 17, 2014 the Company entered into an equipment lease with Water Engineering Solutions LLC, an entity that is controlled and owned by an officer, director and shareholder, for specialized equipment used to make our alkaline water totaling $190,756 and agreed to a 60-month term at $2,512 per month and a final payment of $28,585. On February 12, 2014 the Company amended this lease, as noted above, with equipment deposits of $201,900 being returned to the Company. In addition the lease terms were amended to 60 monthly payments of $3,864, payable 30 days after installation of the equipment and a purchase option of $1.00.

On August 1, 2013, the Company entered into a 3-year sub-lease agreement requiring a monthly payment of $2,085 for office space in Scottsdale, Arizona, with a basic monthly lease increase of 8% and 7% on each anniversary date.

The Company or the landlord can cancel the lease with 30 days’ notice. The sub-lessor is an entity owned by the Company’s Chief Executive Officer and President.

Under the terms of the exclusive manufacturing agreement entered into on April 15, 2013 between the Company and Water Engineering Solutions LLC, a related party, the Company paid $690,000 on May 1 2014 for specialized equipment used in the production of our alkaline water. Under this agreement, the Company paid deposits on equipment as follows: May 1, 2014 $690,000, June 27, 2014 $21,500, July 1, 2014 $115,000, August 7, 2014 $10,000, August 5, 2014 $5,000, August 19, 2014 $2,000, August 22, 2014 $100,000, October 14, 2014 $70,000, November 4, 2014 $7,676 and November 7, 2014 $5,002. The Company received equipment valued at $278,769 and reduced the deposit on equipment. During the six months ended September 30, 2015 the company made a net deposit on equipment of $139,997 to Water Engineering Solutions. Water Engineering Solutions, LLC is an entity that is controlled and majority owned by Steven P. Nickolas and Richard A. Wright for the production of our alkaline water.

During the year ended March 31, 2014, the Company had a total of $62,092, in general and administrative expenses with related parties. Of that total for year ended March 31, 2014, $33,592 was consulting fees to an officer, director and shareholder of the Company, $12,000 was rent to an entity that is controlled and owned by an officer, director and shareholder of the Company and $16,500 was professional fees to an entity that is controlled and owned by an officer, director and shareholder.

During the year ended March 31, 2014, the Company recorded as other related party income a total of $40,029 to an entity that is controlled and owned by an officer, director and shareholder of the Company. The income reflects the Company’s estimate of vehicle rent and labor of an employee when utilized by the related party.

NOTE 11 – INCOME TAXES

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The Company recorded the valuation allowance due to the uncertainty of future realization of federal and state net operating loss carryforwards. The deferred income tax assets are comprised of the following at March 31:

	2015	2014
Deferred income tax assets:	$1,270,000	$260,000
Valuation allowance	(1,270,000)	(260,000)
Net total	$-	$-

At March 31, 2014, the Company had net operating loss carryforwards of approximately $3,190,000 and net operating loss carryforwards expire in 2023 through 2034.

The valuation allowance was increased by $1,010,000 during the year ended March 31, 2015. The current income tax benefit of $1,270,000 and $260,000 generated for the years ended March 31, 2015 and 2014, respectively, was offset by an equal increase in the valuation allowance. The valuation allowance was increased due to uncertainties as to the Company’s ability to generate sufficient taxable income to utilize the net operating loss carryforwards and other deferred income tax items.

The Company recognizes interest and penalties related to uncertain tax positions in general and administrative expense. As of September 30, 2015, the Company has no unrecognized uncertain tax positions, including interest and penalties.

NOTE 12 – CAPITAL LEASE

On January 17, 2014, the Company entered into an equipment lease with Water Engineering Solutions LLC, an entity that is controlled and owned by an officer, director and shareholder, for specialized equipment used to make our alkaline water with a stated value of $190,756 and agreed to a 60-month term at $3,864 per month and a purchase option of $1 which commenced on May 1, 2014.

On April 2, 2014, the Company entered into a capital lease agreement with Water Engineering Solutions LLC, an entity that is controlled and owned by an officer, director and shareholder, for specialized equipment used to make our alkaline water with a stated value of $188,000, terms of 60 monthly payments of $3,812, payable 30 days after installation of the equipment and a purchase option of $1.00 which commenced on July 1, 2014.

On October 22, 2014 the Company agreed to purchase the specialized equipment use to make our alkaline water that were previously reflected as capital lease on January 17, 2014 and April 2, 2014. During the quarter ended December 31, 2014, the Company purchased these capital leases of specialized equipment for $347,161, the lease liability on the date of purchase.

On October 22, 2014, the Company entered into a master lease agreement with Veterans Capital Fund, LLC (the “Lessor”) for the secured lease line of credit financing in an amount not to exceed $600,000. The lease is expected to be secured by three new alkaline generating electrolysis system machines. Our wholly-owned subsidiary, Alkaline 88, LLC, and Water Engineering Solutions, LLC acted as co-lessees. Water Engineering Solutions, LLC is an entity that is controlled and owned by our President, Chief Executive Officer, director and major stockholder, Steven P. Nickolas, and our Vice-President, Secretary, Treasurer and director, Richard A. Wright. Pursuant to the master lease agreement, the Lessor agreed to lease to us the equipment described in any equipment schedule signed by us and approved by the Lessor. It is expected that any lease under the master lease agreement will be structured for a three-year lease term with fixed monthly lease rental payments based on a monthly lease rate factor of 3.4667% of the Lessor’s capital cost. In connection with the entering into the master lease agreement, the Company also entered into a warrant agreement with the Lessor, pursuant to which the Company agreed to issue a warrant to purchase 3,600,000 shares of our common stock to the Lessor and/or its affiliates at an exercise price of $0.125 per share for a period of five years. 900,000 shares vested.

On February 25, 2015, the Company amended the master lease agreement with Veterans Capital Fund, LLC for the increase in the secured lease line of credit financing to an amount not to exceed $800,000. The lease was secured by new alkaline generating electrolysis system machines by our wholly-owned subsidiary, Alkaline 88, LLC, and Water Engineering Solutions, LLC. Water Engineering Solutions, LLC is an entity that is controlled and owned by our President, Chief Executive Officer, director and major stockholder, Steven P. Nickolas, and our Vice-President, Secretary, Treasurer and director, Richard A. Wright. Pursuant to the master lease agreement, the Lessor agreed to lease to us the equipment described in any equipment schedule signed by us and approved by the Lessor. It is expected that any lease under the master lease agreement will be structured for a three-year lease term with fixed monthly lease rental payments based on a monthly lease rate factor of 3.4667% of the Lessor’s capital cost. In connection with the entering into the master lease agreement, the Company entered into a warrant agreement with the Lessor, pursuant to which the Company agreed to cancel the previous issued warrant for 3,600,000 and issue a warrant to purchase 5,100,000 shares of our common stock to the Lessor and/or its affiliates at an exercise price of $0.10 per share for a period of five years. 900,000 shares vested on October 22, 2014, 665,822 shares on October 28, 2014, 680,277 shares on December 22, 2014, 347,271 shares on February 3, 2015 and 789,940 shares on March 5, 2015. The remaining 905,267 shares will vest on a pro rata basis according to any mounts the Lessor funds pursuant to any lease schedules under the master lease agreement, provided that if we draw on 90% or more of the total lease line under the master lease agreement, then all such shares will be deemed to be vested. The Company recorded the bifurcated value of $309,028 of the warrants issued as additional paid in capital, the value was determine using a Black-Scholes, a level 3 valuation measure.

During the year ended March 31, 2015 the Company agreed to lease the specialized equipment used to make our alkaline water with a value of $735,781 under the above Master Lease agreement. The Company evaluated this lease under (ASC) 840-30 “Leases- Capital Leases” and concluded that these lease where a capital asset.

NOTE 13 – NOTES PAYABLE

On May 11, 2015, the Company entered into a securities purchase agreement with Assurance Funding Solutions LLC, pursuant to which the Company issued a secured term note of our company in the aggregate principal amount of $250,000, together with 1,000,000 shares of our common stock, in consideration for $250,000. The secured term note bears interest at the rate of 15% per annum and matures on May 11, 2016. We may prepay the note by paying the holder 110% of the principal amount outstanding together with accrued but unpaid interest thereon, provided that we provide written notice to the holder at least 30 days prior to the date of prepayment. Pursuant to the securities purchase agreement, we paid Assurance Funding Solutions LLC $10,000 for legal fees incurred by it and granted it piggyback registration rights. In connection with the securities purchase agreement, we also entered into a general security agreement dated May 11, 2015 with Assurance Funding Solutions LLC. The Company evaluated this transaction under ASC 470-20-30 “Debt – liability and equity component” determine that a Debt Discount of $79,000 was provided and will be amortized over the 1 year term of the note. As of September 30, 2015 $52,667 was unamortized and amortization of debt discount for the six months period was $26,333.

On August 19, 2015, the Company entered into a securities purchase agreement pursuant to which the Company issued a secured term note of our company in the aggregate principal amount of $240,000, together with 1,000,000 shares of our common stock, in consideration for $200,000. The secured term note bears requires months payments of $20,000 per month and final payment is due on August 20, 2016.

NOTE 14 – CONVERTIBLE NOTES PAYABLE

On June 29, 2015 the Company entered into a $50,000 Convertible promissory note was convertible into Common stock at $0.07 per share. The Convertible promissory note had an 8% annual interest rate, 1-year term and rights to 714,286 warrants with a two year term an exercise price of $0.10 per share. The Company evaluated this transaction under ASC 470-20 “Debt with Conversion and Other Options” and determined that a discount of $ 50,000 was provided and will be amortized over the 1-year term of the note. As of September 30, 2015 $12,500 was amortized.

On July 1, 2015 the Company entered into a $25,000 Convertible promissory note was convertible into Common stock at $0.07 per share. The Convertible promissory note had an 8% annual interest rate, 1 year term and rights to 357,143 warrants with a two year term an exercise price of $0.10 per share. The Company evaluated this transaction under ASC 470-20 “Debt with Conversion and Other Options” and determined that a discount of $ 25,000 was provided and will be amortized over the 1-year term of the note. As of September 30, 2015 $6,250was amortized.

On July 1, 2015 the Company entered into a $25,000 Convertible promissory note was convertible into Common stock at $0.07 per share. The Convertible promissory note had an 8% annual interest rate, 1 year term and rights to 357,143 warrants with a two year term an exercise price of $0.10 per share. The Company evaluated this transaction under ASC 470-20 “Debt with Conversion and Other Options” and determined that a discount of $ 25,000 was provided and will be amortized over the 1-year term of the note. As of September 30, 2015 $6,250 was amortized.

On July 1, 2015 the Company entered into a $25,000 Convertible promissory note was convertible into Common stock at $0.07 per share. The Convertible promissory note had an 8% annual interest rate, 1 year term and rights to 357,143 warrants with a two year term an exercise price of $0.10 per share. The Company evaluated this transaction under ASC 470-20 “Debt with Conversion and Other Options” and determined that a discount of $ 25,000 was provided and will be amortized over the 1-year term of the note. As of September 30, 2015 $6,250 was amortized.

On July 7, 2015 the Company entered into a $25,000 Convertible promissory note was convertible into Common stock at $0.07 per share. The Convertible promissory note had an 8% annual interest rate, 1 year term and rights to 357,143 warrants with a two year term an exercise price of $0.10 per share. The Company evaluated this transaction under ASC 470-20 “Debt with Conversion and Other Options” and determined that a discount of $ 25,000 was provided and will be amortized over the 1-year term of the note. As of September 30, 2015 $6,250 was amortized.

On July 13, 2015 the Company entered into a $25,000 Convertible promissory note was convertible into Common stock at $0.07 per share. The Convertible promissory note had an 8% annual interest rate, 1 year term and rights to 357,143 warrants with a two year term an exercise price of $0.10 per share. The Company evaluated this transaction under ASC 470-20 “Debt with Conversion and Other Options” and determined that a discount of $ 25,000 was provided and will be amortized over the 1-year term of the note. As of September 30, 2015 $6,250 was amortized.

On July 17, 2015 the Company entered into a $25,000 Convertible promissory note was convertible into Common stock at $0.07 per share. The Convertible promissory note had an 8% annual interest rate, 1 year term and rights to 357,143 warrants with a two year term an exercise price of $0.10 per share. The Company evaluated this transaction under ASC 470-20 “Debt with Conversion and Other Options” and determined that a discount of $ 25,000 was provided and will be amortized over the 1 year term of the note. As of September 30, 2015 $6,250 was amortized.

On September 28, 2015 the Company entered into a $75,000 Convertible promissory note was convertible into Common stock at $0.07 per share. The Convertible promissory note had an 15% annual interest rate, 7 month term and rights to 1,600,000 warrants with a two year term an exercise price of $0.10 per share and 500,000 shares of restricted stock The Company evaluated this transaction under ASC 470-20 “Debt with Conversion and Other Options” and determined that a discount of $ 75,000 was provided and will be amortized over the 7 month term of the note. As of September 30, 2015 $0 was amortized.

NOTE 15 – SUBSEQUENT EVENTS

Between October 1, 2015 through November 13, 2015, the Company entered into $160,000 of convertible promissory notes that were convertible into common stock at $0.07 per share. The convertible promissory notes had an 8% annual interest rate, seven month term and rights to 2,285,715 warrants with a two year term an exercise price of $0.07 per share.

Management’s Discussion and Analysis of Financial Condition
and Results of Operations

Our management’s discussion and analysis provides a narrative about our financial performance and condition that should be read in conjunction with the audited and unaudited consolidated financial statements and related notes thereto included in this prospectus. This discussion contains forward looking statements reflecting our current expectations and estimates and assumptions about events and trends that may affect our future operating results or financial position. Our actual results and the timing of certain events could differ materially from those discussed in these forward-looking statements due to a number of factors, including, but not limited to, those set forth in the sections of this prospectus titled “Risk Factors” beginning at page 6 above and “Forward-Looking Statements” beginning at page 12 above.

Overview

We offer retail consumers bottled alkaline water in 500ml, 700ml, 1-liter, 3-liter and 1-gallon sizes under the trade name Alkaline88. Our product is produced through an electrolysis process that uses specialized electronic cells coated with a variety of rare earth minerals to produce our 8.8 pH drinking water without the use of any chemicals. Our product also incorporates 84 trace Himalayan salts. The main reason consumers drink our product is for the perceived benefit that a proper pH balance helps fight disease and boosts the immune system and the perception that alkaline water helps to maintain a proper body pH and keeps cells young and hydrated.

Our company, The Alkaline Water Company Inc., was incorporated under the laws of the State of Nevada on June 6, 2011 under the name “Global Lines Inc.”. Our business model prior to the acquisition of Alkaline Water Corp. on May 31, 2013 was to provide chauffeuring and transportation services to residents within our local market, primarily providing transportation services such as private school student transport, sightseeing trips, and elderly transportation, and offering transportation to the airport and special events such as proms and weddings. However, as we had not successfully developed our service and had no source of revenue from our business plan, we determined to seek out a new business opportunity to increase value for our stockholders.

On February 20, 2013, The Alkaline Water Company Inc. (formerly Global Lines Inc.) entered into a non-binding letter of intent with Alkaline 88, LLC (formerly Alkaline 84, LLC), a wholly-owned subsidiary of Alkaline Water Corp., for the acquisition of all of the issued and outstanding securities of the capital of Alkaline 88, LLC. Further to this letter of intent, on May 31, 2013, The Alkaline Water Company Inc. entered into a share exchange agreement with Alkaline Water Corp. and all of its stockholders, and as a result of the closing of this agreement on the same date, Alkaline Water Corp. became a wholly-owned subsidiary of The Alkaline Water Company Inc. Consequently, after the closing of this agreement we adopted the business of Alkaline Water Corp.’s wholly-owned subsidiary, Alkaline 88, LLC.

Going Concern

Our financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. We have not yet established an ongoing source of revenues sufficient to cover our operating costs and to allow us to continue as a going concern. As of September 30, 2015, we had an accumulated deficit of $14,201,657. Our ability to continue as a going concern is dependent on our company obtaining adequate capital to fund operating losses until we become profitable. If we are unable to obtain adequate capital, we could be forced to significantly curtail or cease operations.

In its report on the financial statements for the year ended March 31, 2015, our independent registered public accounting firm included an explanatory paragraph regarding substantial doubt about our ability to continue as a going concern. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty.

We will need to raise additional funds to finance continuing operations. However, there are no assurances that we will be successful in raising additional funds. Without sufficient additional financing, it would be unlikely for us to continue as a going concern. Our ability to continue as a going concern is dependent upon our ability to successfully accomplish the plans described in this prospectus and eventually secure other sources of financing and attain profitable operations.

Results of Operations

Our results of operations for the three and six months ended September 30, 2015 and September 30, 2014 are as follows:

	For the three	For the three	For the six	For the six
	months ended	months ended	months ended	months ended
	September 30,	September 30,	September 30,	September 30,
	2015	2014	2015	2014
Revenue	$1,719,268	$1,022,823	$3,232,846	$1,594,872
Cost of goods sold	1,105,522	648,818	2,082,326	1,054,943
Gross profit	613,746	374,005	1,150,520	539,929
Net loss (after operating expenses and other expenses)	$(994,677)	$(2,277,061)	$(2,549,307)	$(4,714,269)

Our results of operations for the years ended March 31, 2015 and March 31, 2014 are as follows:

	For the year	For the year
	ended	ended
	March 31,	March 31,
	2015	2014
Revenue	$3,700,476	$552,699
Cost of goods sold	2,532,436	411,851
Gross profit	1,168,040	140,848
Net loss (after operating expenses and other expenses)	$(7,139,449)	$(4,229,513)

Revenue and Cost of Goods Sold

We had revenue from sales of our product for the three months ended September 30, 2015 of $1,719,268, as compared to $1,022,823 for the three months ended September 30, 2014, an increase of 68%, generated by sales of our alkaline water. We had revenue from sales of our product for the six months ended September 30, 2015 of $3,232,846, as compared to $1,594,872 for the six months ended September 30, 2014, an increase of 202%, generated by sales of our alkaline water. We had revenue from sales of our product for the year ended March 31, 2015 of $3,700,476, as compared to $552,699 for the year ended March 31, 2014, an increase of 570%, generated by sales of our alkaline water. The increase in sales is due to the expanded distribution of our products to additional retailers throughout the country.

As of September 30, 2015, the product is now available in all 50 states at an estimated 20,000 retail locations. This increase has occurred primarily through the addition of 37 of the top national grocery retailers as customer. Our company distributes its product through several channels. Our company sells through large national distributors (UNFI, KeHe, Tree of Life, C&S, Core-Mark and Nature’s Best), which together represent over 150,000 retail outlets. Our company also sells its product directly to retail clients, including convenience stores, natural food products stores, large ethnic markets and national retailers. Some examples of retail clients are, Albertson’s, Safeway, Kroger, Schnucks, Smart & Final, Jewel-Osco, Sprouts, Bashas’, Stater Bros. Markets, Unified Grocers, Bristol Farms, Vallarta, Superior Foods, Ingles, HEB and Brookshire’s.

Cost of goods sold is comprised of production costs, shipping and handling costs. For the three months ended September 30, 2015, we had cost of goods sold of $1,105,522, or 64.3% of net sales, as compared to cost of goods sold of $648,818 or 63.4% of net sales, for three months ended September 30, 2014. The increase in gross profit is a result of reduced raw material cost through greater volume purchases from our suppliers. For the six months ended September 30, 2015, we had cost of goods sold of $2,082,326, or 64.4% of net sales, as compared to cost of goods sold of $1,054,943 or 66.1% of net sales, for the six months ended September 30, 2014.

For the year ended March 31, 2015, we had cost of goods sold of $2,532,436, or 68.4% of net sales, as compared to cost of goods sold of $411,851, or 74.5% of net sales, for the year ended March 31, 2014. The decrease in cost of goods sold compared to the same period last year was due to additional slotting fees and initial order discounts in the prior year as major retail stores were added during the period.

Expenses

Our operating expenses for the three and six months ended September 30, 2015 and September 30, 2014 are as follows:

	For the three	For the three	For the six	For the six
	months ended	months ended	months ended	months ended
	September 30,	September 30,	September 30,	September 30,
	2015	2014	2015	2014
Sales and marketing expenses	$768,055	$415,973	$1,394,736	$642,753
General and administrative expenses	736,922	2,284,084	1,888,462	4,422,837
General and administrative expenses – related party	-	-	-	-
Depreciation expenses	71,100	41,534	142,129	58,068
Total operating expenses	$1,576,077	$2,741,591	$3,425,327	$5,123,658

Our operating expenses for the years ended March 31, 2015 and March 31, 2014 are as follows:

	For the year	For the year
	ended	ended
	March 31,	March 31,
	2015	2014
Sales and marketing expenses	$1,386,671	$464,081
General and administrative expenses	6,520,451	3,852,773
General and administrative expenses – related party	-	62,092
Depreciation expenses	175,036	42,407
Total operating expenses	$8,082,158	$4,421,353

For the three months ended September 30, 2015, our total operating expenses were $1,576,077, as compared to $2,741,591 for the three months ended September 30, 2014.

For the three months ended September 30, 2015, the total included $768,055 of sales and marketing expenses and $736,922 of general and administrative expenses, consisting primarily of approximately $262,800 of stock option compensation expense, and $168,500 of professional fees. Our stock and stock option compensation expense was incurred as a part of our issuance of certain stock options and stock grants to employees and key consultants to develop our business. Although a non-cash expense, the value of such issuances had a material impact on our general and administrative expenses for the three months ended September 30, 2015.

For the three months ended September 30, 2014 the total included $415,973 of sales and marketing expenses and $2,284,084 of general and administrative expenses, consisting primarily of approximately $991,961 of shares stock option compensation expense, and $219,396 of professional fees. Our stock and stock option compensation expense was incurred as a part of our issuance of certain stock options and stock grants to employees and key consultants to develop our business. Although a non-cash expense, the value of such issuances had a material impact on our general and administrative expenses for the three months ended September 30, 2014.

For the six months ended September 30, 2015, our total operating expenses were $3,425,327, as compared to $5,123,658 for the six months ended September 30, 2014.

For the six months ended September 30, 2015, the total included $1,394,736 of sales and marketing expenses and $1,888,462 of general and administrative expenses, consisting primarily of approximately $892,760 of stock option compensation expense, and $203,540 of professional fees. Our stock and stock option compensation expense was incurred as a part of our issuance of certain stock options and stock grants to employees and key consultants to develop our business. Although a non-cash expense, the value of such issuances had a material impact on our general and administrative expenses for the six months ended September 30, 2015.

For the six months ended September 30, 2014 the total included $642,753 of sales and marketing expenses and $4,422,837 of general and administrative expenses, consisting primarily of approximately $2,198,838 of shares stock option compensation expense, and $272,040 of professional fees. Our stock and stock option compensation expense was incurred as a part of our issuance of certain stock options and stock grants to employees and key consultants to develop our business. Although a non-cash expense, the value of such issuances had a material impact on our general and administrative expenses for the six months ended September 30, 2014.

During the year ended March 31, 2015, our total operating expenses were $8,082,158, as compared to $4,421,353 for the year ended March 31, 2014. For the year ended March 31, 2015, the total included $1,386,671 of sales and marketing expenses and $6,520,451 of general and administrative expenses, consisting primarily of $2,428,782 of stock option compensation expense, $1,301,477 in stock compensation expense and $646,244 of professional fees.

Our stock and stock option compensation expense was incurred as a part of our issuance of certain stock options and stock grants to employees and key consultants to develop our business. Although a non-cash expense, the value of such issuances had a material impact on our general and administrative expenses for the year ended March 31, 2015.

For the year ended March 31, 2014, the total included $464,081 of sales and marketing expenses and $3,852,773 of general and administrative expenses, consisting primarily of approximately $2,225,736 of stock option compensation expense, $426,555 in stock compensation expense and $541,158 of professional fees. Our stock and stock option compensation expense was incurred as a part of our issuance of certain stock options and stock grants to employees and key consultants to develop our business. Although a non-cash expense, the value of such issuances had a material impact on our general and administrative expenses for the year ended March 31, 2014.

During the year ended March 31, 2014, we had a total of $62,092 in general and administrative expenses with related parties. Of the total, $33,592 was consulting fees to an officer, director and stockholder of our company, $12,000 was rent to an entity that is controlled and owned by an officer, director and stockholder of our company, and $16,500 was professional fees to an entity that is controlled and owned by an officer, director and stockholder of our company.

Liquidity and Capital Resources

Working Capital

Our working capital as of September 30, 2015, March 31, 2015 and March 31, 2014 was as follows:

	September 30, 2015	March 31, 2015	March 31, 2014
Current assets	$963,177	$717,341	$281,322
Current liabilities	2,203,852	1,413,331	836,323
Working capital (deficiency)	$(1,240,675)	$(695,990)	$(555,001)

Current Assets

Current assets as of September 30, 2015 primarily relate to $38,695 in cash, $664,554 in accounts receivable and $257,428 in inventory. Current assets as of March 31, 2015 and March 31, 2014 primarily relate to $90,113 and $2,665 in cash, $416,373 and $166,404 in accounts receivable and $193,355 and $57,965 in inventory, respectively.

Current Liabilities

Current liabilities as of September 30, 2015 primarily relate to $903,008 in accounts payable, revolving financing of $256,769 and $237,602 in derivative liability, notes payable of $338,083, current portion of capital leases of $276,162 and accrued expenses of $192,228. Current liabilities as of March 31, 2015 and March 31, 2014 primarily relate to $562,499 and $320,154 in accounts payable, revolving financing of $242,875 and $83,348 and $194,940 and $337,988 in derivative liability, respectively.

Cash Flow

Our cash flows for the six months ended September 30, 2015 and 2014 are as follows:

	Six months ended	Six months ended
	September 30, 2015	September 30, 2014
Net cash used in operating activities	$(1,274,562)	$(2,022,762)
Net cash used in investing activities	(142,847)	(777,672)
Net cash provided by financing activities	1,365,991	3,198,252
Net increase in cash and cash equivalents	$(51,418)	$397,818

Our cash flows for the years ended March 31, 2015 and March 31, 2014 are as follows:

	Year ended	Year ended
	March 31, 2015	March 31, 2014
Net cash used in operating activities	$(3,152,781)	$(1,390,980)
Net cash used in investing activities	(352,169)	(276,310)
Net cash provided by financing activities	3,592,398	1,605,348
Net increase in cash and cash equivalents	$87,448	$(61,942)

Operating Activities

Net cash used in operating activities was $1,274,562 for the six months ended September 30, 2015, as compared to $2,022,762 used in operating activities for the six months ended September 30, 2014. The decrease in net cash used in operating activities was primarily due to reduction in inventory build, and better overall cash management.

Net cash used in operating activities was $3,152,781 for the year ended March 31, 2015, as compared to $1,390,980 used in operating activities for the year ended March 31, 2014. The increase in net cash used in operating activities was primarily due to development of markets, and investment in accounts receivable and inventory.

Investing Activities

Net cash used in investing activities was $142,847 for the six months ended September 30, 2015, as compared to $777,672 used in investing activities for the six months ended September 30, 2014. The decrease in net cash used by investing activities was the result of no purchases of production equipment during the six months ended September 30, 2015.

Net cash used in investing activities was $352,169 for the year ended March 31, 2015, as compared to $276,310 used in investing activities for the year ended March 31, 2014. The increase in net cash used by investing activities was primarily from purchase of production equipment.

Financing Activities

Net cash provided by financing activities for the six months ended September 30, 2015 was $1,365,991, as compared to $3,198,252 for the six months ended September 30, 2014. The decrease of net cash provided by financing activities was mainly attributable to reduced sales of our common stock.

Net cash provided by financing activities for the year ended March 31, 2015 was $3,592,398, as compared to $1,605,348 for the year ended March 31, 2014. The increase of net cash provided by financing activities was mainly attributable to sales of our common stock and exercise of warrants.

Cash Requirements

We believe that cash flow from operations will not meet our present and near-term cash needs and thus we will require additional cash resources, including the sale of equity or debt securities, to meet our planned capital expenditures and working capital requirements for the next 12 months. We estimate that our capital needs over the next 12-month will be $3,000,000 to $5,000,000. We will require additional cash resources to, among other things, increase manufacturing capacity, expand retail distribution and add support staff. If our own financial resources and future cash-flows from operations are insufficient to satisfy our capital requirements, we may seek to sell additional equity or debt securities or obtain additional credit facilities. The sale of additional equity securities will result in dilution to our stockholders. The incurrence of indebtedness will result in increased debt service obligations and could require us to agree to operating and financial covenants that could restrict our operations or modify our plans to grow the business. Financing may not be available in amounts or on terms acceptable to us, if at all. Any failure by us to raise additional funds on terms favorable to us, or at all, will limit our ability to expand our business operations and could harm our overall business prospects.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Changes in and Disagreements with Accountants
on Accounting and Financial Disclosure

In connection with the closing of the share exchange agreement with Alkaline Water Corp. on May 31, 2013, we changed our independent registered public accounting firm from Sadler, Gibb & Associates to Seale and Beers, CPAs. The appointment of Seale and Beers, CPAs was approved by our board of directors.

Sadler, Gibb & Associates’ report on our financial statements for the fiscal year ended August 31, 2012 and for the period from inception on June 6, 2011 through August 31, 2011 did not contain an adverse opinion or disclaimer of opinion, or qualification or modification as to uncertainty, audit scope, or accounting principles, except that such report on our financial statements contained an explanatory paragraph in respect to the substantial doubt about our ability to continue as a going concern.

During the fiscal year ended August 31, 2012 and the period from inception on June 6, 2011 through August 31, 2011 and in the subsequent interim period through the date of resignation, there were no disagreements, resolved or not, with Sadler, Gibb & Associates on any matter of accounting principles or practices, financial statement disclosure, or audit scope and procedures, which disagreement(s), if not resolved to the satisfaction of Sadler, Gibb & Associates, would have caused Sadler, Gibb & Associates to make reference to the subject matter of the disagreement(s) in connection with its report.

During the fiscal year ended August 31, 2012 and the period from inception on June 6, 2011 through August 31, 2011 and in the subsequent interim period through the date of resignation, there were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K.

During the fiscal year ended August 31, 2012 and the period from inception on June 6, 2011 through August 31, 2011 and in the subsequent interim period through the date of appointment, we have not consulted with Seale and Beers, CPAs regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, nor has Seale and Beers, CPAs provided to us a written report or oral advice that Seale and Beers, CPAs concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue. In addition, during such periods, we have not consulted with Seale and Beers, CPAs regarding any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Directors and Executive Officers

Directors and Executive Officers

All directors of our company hold office until the next annual meeting of our stockholders or until their successors have been elected and qualified, or until their death, resignation or removal. The executive officers of our company are appointed by our board of directors and hold office until their death, resignation or removal from office.

Our directors and executive officers, their ages, positions held, and duration of such, are as follows:

Name	Position Held with Our Company	Age	Date First Elected or Appointed
Steven P. Nickolas	Chairman, President, Chief Executive Officer and Director	60	May 31, 2013
Richard A. Wright	Vice-President, Secretary, Treasurer and Director	58	May 31, 2013

Business Experience

The following is a brief account of the education and business experience of directors and executive officers during at least the past five years, indicating their principal occupation during the period, and the name and principal business of the organization by which they were employed:

Steven P. Nickolas

In 2008, Mr. Nickolas was appointed President of Nutripure Beverages, Inc., a small cap pink sheet company that intended to launch a beverage product that was developed by him, on a national basis. The company was unsuccessful in raising the necessary capital, at which time Mr. Nickolas resigned his position after three months with the company and proceeded to investigate other financial opportunities. From May 2008 to July 2010, Mr. Nickolas was a founder of and acted as the president, secretary, treasurer and a director of Northsight Capital, Inc., a publicly-traded financial holding company (OTCBB: NCAP), which was sold in order to support the ongoing research and development of various beverage products. During this time Mr. Nickolas founded Jayger International, LTD, which involved the sale of a variety of healthy products in Japan and other Asian countries. Mr. Nickolas also engaged in a number of consulting activities with both large and small companies and continued to remain active in the food and beverage industry. During this same period of time Mr. Nickolas founded The Healthy Food Project, Inc., a 501(c)(3) non-profit organization dedicated to promoting the development of healthy foods and beverages for the public use. Over the past two years Mr. Nickolas has focused his attention on the commercial development of the water electrolysis process utilized in Alkaline 88, LLC.

Effective as of May 31, 2013, Mr. Nickolas was appointed as chairman, president, chief executive officer, secretary and a director of our company. On August 7, 2013, our board of directors replaced Mr. Nickolas as secretary of our company with Richard A. Wright.

Mr. Nickolas graduated from Claremont Men’s College (Now Claremont-Mckenna College) in 1977 with a Bachelor of Science Degree in Economics and Political Philosophy. He did post-graduate studies at Cal Poly Pomona in Psychology in 1978. He also attended Claremont Graduate School in 1978 in Government studies. We believe that Mr. Nickolas is qualified to serve on our board of directors because of his knowledge of our current operations in addition to his education and business experiences described above.

Richard A. Wright

Mr. Wright is a Certified Public Accountant. He graduated Magnum Cum Laude in 1978 from Mount Union University in Alliance, Ohio. He has done graduate level MBA courses at Case Western Reserve College in Cleveland, Ohio. In 2008, Mr. Wright became the Chief Financial Officer for PCT International. PCT is a leading worldwide developer and manufacturer of last mile and access network solutions for broadband communication networks. PCT focuses on innovative and cost-effective solutions that allow service providers to improve system integrity and expand service offerings. It has manufacturing plants in USA and China and sells their products in 42 countries. In 2010, Mr. Wright began his own tax and accounting CPA firm in Scottsdale, Arizona, Wright Tax Solutions PLC. Mr. Wright also began Wright Investment Group, LLC, a small equity participation firm that helps provide seed capital through micro loans and financial expertise to start-up enterprises.

Effective as of May 31, 2013, Mr. Wright was appointed as vice-president, treasurer and a director of our company. On August 7, 2013, our board of directors appointed Mr. Wright as secretary of our company.

We believe that Mr. Wright is qualified to serve on our board of directors because of his knowledge of our current operations in addition to his education and business experiences described above.

Family Relationships

There are no family relationships between any director or executive officer.

Involvement in Certain Legal Proceedings

Except as disclosed below, none of our directors and executive officers has been involved in any of the following events during the past ten years:

(a)

any petition under the federal bankruptcy laws or any state insolvency laws filed by or against, or an appointment of a receiver, fiscal agent or similar officer by a court for the business or property of such person, or any partnership in which such person was a general partner at or within two years before the time of such filing, or any corporation or business association of which such person was an executive officer at or within two years before the time of such filing;

(b)	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

(c)

being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining such person from, or otherwise limiting, the following activities: (i) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity; engaging in any type of business practice; or (iii) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws;

(d)

being the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (c)(i) above, or to be associated with persons engaged in any such activity;

(e)

being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission to have violated a federal or state securities or commodities law, and the judgment in such civil action or finding by the Securities and Exchange Commission has not been reversed, suspended, or vacated;

(f)

being found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

(g)

being the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of: (i) any federal or state securities or commodities law or regulation; or (ii) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease- and-desist order, or removal or prohibition order; or (iii) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

(h)

being the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Securities Exchange Act of 1934), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

In 2010 Steven P. Nickolas discovered, by way of a forensic audit, that he had been paying the wrong bank for holding his principal home mortgage. Mr. Nickolas initiated a lawsuit in the Federal Court, District of Arizona, seeking to determine the appropriate lender holding the note on his first mortgage. Litigation in this suit continued into 2014 at which time a settlement was reached but no resolution occurred. Nationstar, a mortgage servicing company began foreclosure proceedings once again putting Mr. Nickolas’s prime residence in jeopardy. To force resolution of ownership and upon advice from legal counsel, Mr. Nickolas filed a Chapter 13 bankruptcy petition in the State of Arizona on July 22, 2015. Currently, the proceeding is underway in the bankruptcy court continuing to attempt to identify the proper lender and holder of the note on Mr. Nickolas’s home property.

Executive Compensation

Summary Compensation

The particulars of compensation paid to the following persons:

(a)	all individuals serving as our principal executive officer during the year ended March 31, 2015;

(b)	each of our two most highly compensated executive officers who were serving as executive officers at the end of the year ended March 31, 2015; and

(c)	up to two additional individuals for whom disclosure would have been provided under (b) but for the fact that the individual was not serving as our executive officer at March 31, 2015,

who we will collectively refer to as the named executive officers, for all services rendered in all capacities to our company and subsidiaries for the years ended March 31, 2015 and 2014 are set out in the following summary compensation table:

Summary Compensation Table – Years ended March 31, 2015 and 2014

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Steven P. Nickolas President, Chief Executive Officer, Chairman and Director(1)	2015 2014	124,531 39,119	23,937 Nil	Nil 10,000	1,124,951 1,112,868	Nil Nil	Nil Nil	24,054 21,291	1,297,473 1,183,278
Richard A. Wright Vice- President, Secretary, Treasurer and Director(2)	2015 2014	118,024 24,948	23,937 Nil	Nil 10,000	1,124,951 1,112,868	Nil Nil	Nil Nil	4,379 3,385	1,271,291 1,151,201

Notes

(1)

Effective as of May 31, 2013, Mr. Nickolas was appointed as chairman, president, chief executive officer, secretary and a director of our company. On August 7, 2013, our board of directors replaced Mr. Nickolas as secretary of our company with Richard A. Wright.

(2)

Effective as of May 31, 2013, Mr. Wright was appointed as vice-president, treasurer and a director of our company. On August 7, 2013, our board of directors appointed Mr. Wright as secretary of our company.

For the year ended March 31, 2014 Steven P. Nickolas had an oral agreement with Alkaline 88, LLC to provide executive level management through his company, Beverage Science Laboratory, at the rate of $5,000 per month. In addition, Alkaline 88, LLC provided health insurance, an auto allowance and other benefits totaling $21,291. For the year ended March 31, 2014 Steven P. Nickolas was paid $30,000 though his consulting firm Beverage Science Laboratory LLC services.

For the year ended March 31, 2015 Steven P. Nickolas had an oral agreement with Alkaline 88, LLC as the Chief Executive Officer and President for a salary of $11,000 per month plus a bonus up to 20% of his base salary. In addition, Alkaline 88, LLC provided health insurance, an auto allowance and other benefits totaling $24,054.

For the year ended March 31, 2014 Richard A. Wright had an oral agreement with Alkaline 88, LLC to provide executive level management through his company, Beverage Science Laboratory, at the rate of $4,000 per month. In addition, Alkaline 88, LLC provided Mr. Wright an auto allowance and other benefits totaling $3,385. For the year ended March 31, 2014 Richard A. Wright was paid $28,000 though his CPA firm, Wright Tax Solutions PLC, for CPA and consulting services.

For the year ended March 31, 2015 Richard A. Wright had an oral agreement with Alkaline 88, LLC as the Chief Financial Officer for a salary of $10,000 per month plus a bonus up to 20% of his base salary. In addition, Alkaline 88, LLC provided, an auto allowance and other benefits totaling $4,379.

We have not entered into any written employment agreement or consulting agreement with our directors or executive officers.

Effective October 7, 2013, our board of directors adopted and approved the 2013 Equity Incentive Plan. The plan was approved by a majority of our stockholders on October 7, 2013. On October 31, 2014, our board of directors amended the 2013 Equity Incentive Plan to, among other things, increase the number of shares of stock of our company available for the grant of awards under the plan from 20,000,000 shares to 35,000,000 shares. The purpose of the plan is to (a) enable our company and any of our affiliates to attract and retain the types of employees, consultants and directors who will contribute to our company’s long range success; (b) provide incentives that align the interests of employees, consultants and directors with those of the stockholders of our company; and (c) promote the success of our company’s business. Effective as of December 30, 2015, we effected a 50-for-1 reverse stock split of our authorized and issued and outstanding shares of common stock which decreased the number of shares of stock of our company available for the grant of awards under the plan from 35,000,000 shares to 700,000 shares. Effective as of January 20, 2016, our board of directors amended the plan to increase the number of shares of stock of our company available for the grant of awards under the plan from 700,000 to 7,700,000. The plan enables us to grant awards of a maximum of 7,700,000 shares of our stock and awards that may be granted under the plan includes incentive stock options, non-qualified stock options, stock appreciation rights, restricted awards and performance compensation awards.

Effective October 8, 2013, we issued a total of 20,000,000 shares of non-convertible Series A Preferred Stock to Steven P. Nickolas and Richard A. Wright (10,000,000 shares to each) in consideration for the past services, at a deemed value of $0.001 per share. We valued these shares based on the cost considering the time and average billing rate of these individuals and recorded a $20,000 stock compensation cost for the year ended March 31, 2014, resulting in stock award compensation of $10,000 for Steven P. Nickolas and Richard A. Wright each.

Effective October 9, 2013, we granted a total of 120,000 stock options to Steven A. Nickolas and Richard A. Wright (60,000 stock options to each). The stock options were exercisable at the exercise price of $30.25 per share for a period of ten years from the date of grant. The stock options vested as follows: (i) 20,000 upon the date of grant; and (ii) 10,000 per quarter until fully vested. On October 31, 2014, we reduced the exercise price of these stock options to $7.50 per share.

Effective May 12, 2014, we granted a total of 24,000 stock options to Steven A. Nickolas and Richard A. Wright (12,000 stock options to each). The stock options are exercisable at the exercise price of $8.25 per share for a period of five years from the date of grant. 12,000 stock options vested upon the date of grant.

Effective May 21, 2014, we granted a total of 120,000 stock options to Steven A. Nickolas and Richard A. Wright (60,000 stock options to each). The stock options are exercisable at the exercise price of $7.275 per share for a period of ten years from the date of grant. 60,000 of these stock options vested upon the date of grant and the other 60,000 stock options vested on November 21, 2014.

Effective February 18, 2015, we granted a total of 32,000 stock options to Steven A. Nickolas and Richard A. Wright (16,000 stock options each). The stock options are exercisable at the exercise price of $5.75 per share for a period of five years from the date of grant. All of these stock options vested upon the date of grant.

We estimated compensation expense of $2,225,736 on the stock options granted that vested during the year ended March 31, 2014, divided equally between Steven P. Nickolas and Richard A. Wright in the amount of $1,112,868 each. The aggregate intrinsic value of these options was $0 at March 31, 2014.

We estimated compensation expense of $2,249,902 on the stock options granted that vested during the year ended March 31, 2015, divided equally between Steven P. Nickolas and Richard A. Wright in the amount of $1,124,951 each. The aggregate intrinsic value of these options was $0 at March 31, 2015.

Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide retirement or similar benefits for our directors or executive officers.

Resignation, Retirement, Other Termination, or Change in Control Arrangements

We have no contract, agreement, plan or arrangement, whether written or unwritten, that provides for payments to our directors or executive officers at, following, or in connection with the resignation, retirement or other termination of our directors or executive officers, or a change in control of our company or a change in our directors’ or executive officers’ responsibilities following a change in control.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth for each named executive officer certain information concerning the outstanding equity awards as of March 31, 2015:

	Option awards					Stock awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares of units of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
Steven P. Nickolas	60,000	Nil	Nil	7.50	October 9, 2023	Nil	Nil	Nil	Nil
	12,000	Nil	Nil	8.25	May 12, 2019	Nil	Nil	Nil	Nil
	60,000	Nil	Nil	7.275	May 21, 2024	Nil	Nil	Nil	Nil
	16,000	Nil	Nil	5.75	February 18, 2020	Nil	Nil	Nil	Nil
Richard A. Wright	60,000	Nil	Nil	7.50	October 9, 2023	Nil	Nil	Nil	Nil
	12,000	Nil	Nil	8.25	May 12, 2019	Nil	Nil	Nil	Nil
	60,000	Nil	Nil	7.275	May 21, 2024	Nil	Nil	Nil	Nil
	16,000	Nil	Nil	5.75	February 18, 2020	Nil	Nil	Nil	Nil

Compensation of Directors

During the fiscal year ended March 31, 2015, we had no directors who were not our named executive officers.

We have no formal plan for compensating our directors for their services in their capacity as directors. Our directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. Our board of directors may award special remuneration to any director undertaking any special services on their behalf other than services ordinarily required of a director.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of January 25, 2016, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of any class of our voting securities and by each of our directors, our executive officers and by our executive officers and directors as a group.

Name of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership(1)	Percentage of Class(2)
Steven P. Nickolas 14301 North 87 St., Suite 109 Scottsdale, AZ 85260	Common Stock	924,000(4)	16.9%
	Series A Preferred Stock(3)	10,000,000	50%
Richard A. Wright 14301 N. 87th Street, Suite 119 Scottsdale, AZ 85260	Common Stock	148,000(5)	2.7%
	Series A Preferred Stock (3)	10,000,000	50%
All executive officers and directors as a group (2 persons)	Common Stock	1,072,000	19.1%
	Series A Preferred Stock(3)	20,000,000	100%

Notes

(1)

Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Common stock subject to options or warrants currently exercisable or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage ownership of the person holding such option or warrants, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

(2)

Percentage of common stock is based on 5,319,039 shares of our common stock issued and outstanding as of January 25, 2016. Percentage of Series A Preferred Stock is based on 20,000,000 shares of Series A Preferred Stock issued and outstanding as of January 25, 2016.

(3)	The Series A Preferred Stock has 10 votes per share and is not convertible into shares of our common stock.

(4)

Consists of 148,000 stock options exercisable within 60 days, 430,000 shares of our common stock owned by WiN Investments, LLC and 346,000 shares of our common stock owned by Lifewater Industries, LLC. Steven P. Nickolas exercises voting and dispositive power with respect to the shares of our common stock that are beneficially owned by WiN Investments, LLC and Lifewater Industries, LLC.

(5)	Consists of 148,000 stock options exercisable within 60 days.

Changes in Control

We are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change in control of our company.

Transactions with Related Persons, Promoters and Certain Control Persons and Corporate Governance

Other than as disclosed below, there has been no transaction, since April 1, 2012, or currently proposed transaction, in which our company was or is to be a participant and the amount involved exceeds $12,427.75, being the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years, and in which any of the following persons had or will have a direct or indirect material interest:

(a)	Any director or executive officer of our company;

(b)	Any person who beneficially owns, directly or indirectly, more than 5% of any class of our voting securities;

(c)	Any of our promoters and control persons; and

(d)	Any member of the immediate family (including spouse, parents, children, siblings and in- laws) of any of the foregoing persons.

Related Party Transactions with Water Engineering Solutions, LLC

On February 27, 2013, we paid a $15,000 deposit on equipment that we purchased for approximately $208,773. The equipment was manufactured by and purchased under an exclusive manufacturing contract from Water Engineering Solutions, LLC, an entity that is controlled and majority owned by Steven P. Nickolas and Richard A. Wright, for the production of our alkaline water.

During the period from June 19, 2012 to March 31, 2014, we purchased $219,000 in equipment from Water Engineering Solutions, LLC.

On January 17, 2014, we entered into an equipment lease with Water Engineering Solutions LLC for specialized equipment used to make our alkaline water. On February 12, 2014, we entered into an amendment #1 to the equipment lease agreement dated January 17, 2014 with Water Engineering Solutions, LLC. The amendment provides that the term of the lease will commence upon the actual installation and commercial operation of the equipment and continue for 60 months. The amendment also provides that the equipment will be leased for $190,756 at a rate of 8% per annum with the residual amount of $1.00. For the term of the agreement, we agreed to deliver to Water Engineering Solutions, LLC lease payments in the amount of $3,864 per month, commencing 30 days after the equipment is commercially operating but no later than July 1, 2014. In addition, the amendment provides that the title will pass to us upon completion of the term and payment of $1.00 residual amount.

On April 2, 2014, we entered into an equipment sale/lease back agreement with Water Engineering Solutions, LLC for specialized equipment with an original cost of $208,773 acquired in August 2013. Under the terms of the agreement, Water Engineering Solutions, LLC bought back the equipment for $188,000 in April 2014 and the equipment was leased back to us for $188,000 at a rate of 8% per annum for a term of 60 months with the residual amount of $1.00. For the term of the agreement, we agreed to deliver to Water Engineering Solutions, LLC lease payments in the amount of $3,811.96 per month, commencing on May 2, 2014. In addition, the agreement provides that the title will pass to us upon completion of the term and payment of $1.00 residual amount.

As of March 31, 2014, our company had $0 in equipment deposits with Water Engineering Solutions, LLC. During the year ended March 31, 2014, our company provided $201,900 of deposits on equipment used to produce our alkaline water to Water Engineering Solutions, LLC. During the month of March 2014, these funds were returned to our company.

Under the terms of the exclusive manufacturing agreement entered into on April 15, 2013 between our company and Water Engineering Solutions LLC, we paid $690,000 on May 1, 2014 and $21,500 on June 27, 2014, $115,000 on July 1, 2014, $10,000 on August 2, 2014 and $100,000 on August 22, 2014 for specialized equipment used in the production of our alkaline water.

Other Related Party Transactions

On August 1, 2013 we entered into a 3-year sub-lease agreement requiring a monthly payment of $2,085 for office space in Scottsdale, Arizona, with a basic monthly lease increase of 8% and 7% on each anniversary date. Our company or the landlord can cancel the lease with 30 days’ notice. The sub-lessor is an entity owned by Steven P. Nickolas, our chief executive officer and president.

During the period from June 19, 2012 to June 30, 2014, we had a total of $65,378 in general and administrative expenses with related parties. Of the total, $33,592 was to four different entities consisting of consulting fees to Beverage Science Laboratories ($25,000), Water Enhanced Technologies, Inc. ($3,000) and WiN Investments, LLC ($2,000), entities controlled and owned by Steven P. Nickolas, and Water Engineering Solutions, LLC ($3,592), an entity controlled and owned by Steven P. Nickolas and Richard A. Wright. In addition, $12,000 was rent to Steven P. Nickolas and $16,500 was professional fees to Wright Tax Solutions, LLC ($12,500) and Wright Investment Group ($4,000), entities controlled and owned by Richard A. Wright and $7,638 for health insurance for Steven P. Nickolas $9,000 auto allowance for Steve A Nickolas and $3,385 auto allowance for Richard A. Wright.

Alkaline Water Corp. has a month-to-month sub-rental arrangement with Beverage Science Laboratories for $1,914 per month.

During the year ended March 31, 2014, our company recorded as other related party income a total of $40,029 to an entity that is controlled and majority owned by Steven P. Nickolas and Richard A. Wright. The income reflects our company’s estimate of vehicle rent and labor of an employee when utilized by the related party.

Compensation for Executive Officers and Directors

For information regarding compensation for our executive officers and directors, see “Executive Compensation”.

Director Independence

We currently act with two directors consisting of Steven P. Nickolas and Richard A. Wright. Our common stock is quoted on the OTCQB operated by the OTC Markets Group, which does not impose any director independence requirements. Under NASDAQ rule 5605(a)(2), a director is not independent if he or she is also an executive officer or employee of the corporation or was, at any time during the past three years, employed by the corporation. Using this definition of independent director, we do not have any independent director.

Where You Can Find More Information

We are not required to deliver an annual report to our stockholders unless our directors are elected at a meeting of our stockholders or by written consents of our stockholders. If our directors are not elected in such manner, we are not required to deliver an annual report to our stockholders and will not voluntarily send an annual report.

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Such filings are available to the public over the Internet at the Securities and Exchange Commission’s website at http://www.sec.gov.

We have filed with the Securities and Exchange Commission a registration statement on Form S-1 under the Securities Act of 1933 with respect to the securities offered under this prospectus. This prospectus, which forms a part of that registration statement, does not contain all information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits.

You may review a copy of the registration statement at the Securities and Exchange Commission’s public reference room at 100 F Street, N.E. Washington, D.C. 20549 on official business days during the hours of 10 a.m. to 3 p.m. You may obtain information on the operation of the public reference room by calling the Securities and Exchange Commission at 1-800-SEC-0330. You may also read and copy any materials we file with the Securities and Exchange Commission at the Securities and Exchange Commission’s public reference room. Our filings and the registration statement can also be reviewed by accessing the Securities and Exchange Commission’s website at http://www.sec.gov.

The Alkaline Water Company Inc.

Prospectus

9,000,000 Shares of Common Stock
Warrants to Purchase up to 3,000,000 Shares of Common Stock
3,000,000 Shares of Common Stock Underlying the Warrants

_____________, 2016

Information Not Required in Prospectus

Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered hereunder. All of the amounts shown are estimates, except for the Securities and Exchange Commission registration fees.

Securities and Exchange Commission registration fees	$463.22

Accounting fees and expenses	$25,000

Legal fees and expenses	$70,000

Miscellaneous fees and expenses	$4,536.75

Total	$100,000

Indemnification of Directors and Officers

The Nevada Revised Statutes provide that:

•	a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful;

•	a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him or her in connection with the defense or settlement of the action or suit if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper; and

•	to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation must indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense.

The Nevada Revised Statutes provide that we may make any discretionary indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

•	by our stockholders;

•	by our board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

•	if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion;

•	if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion; or

•	by court order.

Our bylaws provide for the mandatory indemnification of our directors and officers to the fullest extent legally permissible under the Nevada Revised Statutes from time to time against all expenses, liability and loss reasonably incurred or suffered by such person in connection with he or she having been or being a party to, threatening to be made a party to, or involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or an officer of the company. Advance payment of expenses by the company to such director or officer, as these expenses are incurred in defending a civil or criminal action, suit or proceeding, are subject to an undertaking by or on behalf of the director or officer to repay the amount of such payment if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by our company. The right of indemnification under our bylaws is not exclusive of any other right to indemnification a director or an officer may have.

Our bylaws allow us to purchase and maintain insurance on behalf of any person who is or was a director or officer of our company against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not we would have the power to indemnify such person. We have not purchased such insurance.

Recent Sales of Unregistered Securities

All references to numbers of shares of common stock and per share information in this section do not give retroactive effect to the 50-for-1 reverse stock split of our shares of common stock effected as of December 30, 2015.

Pursuant to a share exchange agreement dated May 31, 2013 between our company, Alkaline Water Corp. and all of the stockholders of Alkaline Water Corp., we closed the share exchange agreement and completed the acquisition of all of the issued and outstanding shares of Alkaline Water Corp. on May 31, 2013. Pursuant to the terms of the share exchange agreement, and on the closing date thereof, two stockholders of Alkaline Water Corp. sold all 100,000 issued and outstanding shares of common stock in the capital of Alkaline Water Corp. to our company in consideration for the issuance of 43,000,000 shares of our common stock (21,500,000 shares each) in the capital of our company. The securities were issued to two U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933) relying on Rule 506 of Regulation D and/or Section 4(a)(2) of the Securities Act of 1933.

In connection with the closing of the share exchange agreement, on May 31, 2013, we completed a non-brokered private placement with Bank Gutenberg AG of 1,312,500 units of our company at a price $0.40 per unit for gross proceeds of $525,000, with each unit consisting of one share of our company, one share purchase warrant (each, a “First Warrant”) and one-half of one share purchase warrant (each whole warrant, a “Second Warrant”). The First Warrant entitles the holder to purchase, for a period of two years from issuance, one additional share of our common stock at an exercise price of $0.50 per share and each whole Second Warrant entitles the holder to purchase, for a period of two years from issuance, one additional share of our common stock at an exercise price of $0.60 per share.

Also in connection with the closing of the share exchange agreement, on May 31, 2013, we converted three secured convertible notes issued by Alkaline 88, LLC to Bank Gutenberg AG into 574,675 units of our company at a price of $0.40 per unit. The convertible notes had an aggregate principal amount of $225,000 and bore interest at 10% per annum ($4,869.86) . The units had the same terms as the units issued in connection with the private placement described above.

Pursuant to the private placement and loan conversions, we issued 1,887,175 shares, 1,887,175 First Warrants, and 943,588 Second Warrants. The securities were issued to one non-U.S. person (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction relying on Regulation S and/or Section 4(a)(2) of the Securities Act of 1933.

Effective August 14, 2013, we issued 250,000 shares of our common stock to one consultant in consideration for services rendered by the consultant to our company. The consultant is a U.S. Person (as that term is defined in Regulation S of the Securities Act of 1933) and in issuing securities to the consultant we relied on the exemption from the registration requirements of the Securities Act of 1933 provided by Rule 506 of Regulation D promulgated thereunder and/or Section 4(a)(2) of the Securities Act of 1933.

Effective October 8, 2013, we issued an aggregate of 1,250,000 shares of our common stock to three investors in a non-brokered private placement, at a purchase price of $0.40 per share for gross proceeds of $500,000. In addition, we issued 1,250,000 units to a finder in connection with this private placement. Each unit consisted of one share purchase warrant entitling the holder to purchase, for a period of two years from issuance, one share of our common stock at an exercise price of $0.50 per share and one-half of one share purchase warrant, with each whole share purchase warrant entitling the holder to purchase, for a period of two years from issuance, one share of our common stock at an exercise price of $0.60 per share. These investors and finder were not U.S. Persons (as that term is defined in Regulation S of the Securities Act of 1933) and all of these investors and finder acquired the securities in transactions outside of the United States. In issuing these securities to these investors and finder, we relied on the registration exemption provided for in Regulation S and/or Section 4(a)(2) of the Securities Act of 1933.

Effective October 8, 2013, we issued a total of 20,000,000 shares of non-convertible Series A Preferred Stock to Steven A. Nickolas and Richard A. Wright (10,000,000 shares to each), our directors and executive officers, in consideration for the past services, at a deemed value of $0.001 per share. We issued these shares to two U.S. Persons (as that term is defined in Regulation S of the Securities Act of 1933) and in issuing securities we relied on the registration exemption provided for in Section 4(a)(2) of the Securities Act of 1933.

Effective October 10, 2013, we issued 200,000 shares of our common stock to one consultant in consideration for services rendered by the consultant to our company. The consultant is a U.S. Person (as that term is defined in Regulation S of the Securities Act of 1933) and in issuing securities to the consultant we relied on the exemption from the registration requirements of the Securities Act of 1933 provided in Section 4(a)(2) of the Securities Act of 1933.

On November 7, 2013, we issued an aggregate of 500.00028 shares of our 10% Series B Convertible Preferred Stock (“Series B Preferred Stock”) at a stated value of $1,000 per share of Series B Preferred Stock for gross proceeds of $500,000.28 (the “Offering”). On the same date, we also issued Series A, Series B and Series C common stock purchase warrants. The Series A warrants are exercisable into 1,162,791 shares of our common stock (“Common Stock”) with an exercise price of $0.55 per share and have a term of exercise of five years. The Series B warrants are exercisable into 1,162,791 shares of the Common Stock with an exercise price of $0.43 per share and have a term of exercise of 54 weeks. The Series C warrants are exercisable into 1,162,179 shares of the Common Stock with an exercise price of $0.55 per share and have a term of exercise of five years; provided that such Series C warrants only become exercisable ratably upon exercise of the Series B Warrants. We issued the Series B Preferred Stock and the Series A, Series B and Series C common stock purchase warrants to three accredited investors. The issuance and sale of securities is exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933 and Rule 506 promulgated thereunder.

Holders of the Series B Preferred Stock will be entitled to receive cumulative dividends at the rate per share (as a percentage of the stated value per share) of 10% per annum, payable semi-annually on April 30 and October 31 and on each conversion date (with respect only to Series B Preferred Stock being converted) and on each Mandatory Redemption Date and One Year Redemption Date (with respect only to Series B Preferred Stock being redeemed). Upon any liquidation, dissolution or winding-up of our company, holders of the Series B Preferred Stock will be entitled to receive out of the assets of our company an amount equal to the stated value, plus any accrued and unpaid dividends thereon and any other fees or liquidated damages then due and owing thereon for each share of the Series B Preferred Stock before any distribution or payment is made to the holders of any junior securities.

Each share of the Series B Preferred Stock is convertible at the option of the holder thereof into that number of shares of Common Stock determined by dividing the stated value of such share of the Series B Preferred Stock by the conversion price of $0.43, subject to later adjustment. In addition, on the earlier (the “Trigger Date”) of (a) the date that a registration statement that registers the resale of the shares of Common Stock issuable upon conversion of the shares of the Series B Preferred Stock (the “Registration Statement”) is first declared effective by the Securities and Exchange Commission and (b) the 180th calendar day following the date of the closing of the Offering (November 7, 2013), the conversion price will be reduced to the lesser of (i) the then conversion price or (ii) 85% of the average of the volume weighted average price for the five trading dates immediately prior to such Trigger Date, subject to a floor price of $0.25. The conversion right is subject to the beneficial ownership limitation, which will be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of the Series B Preferred Stock held by the applicable holder. The holder may increase or decrease the beneficial ownership limitation upon not less than 61 days’ prior notice to our company, but in no event will such beneficial ownership exceed 9.99% .

Within three trading days from the closing of any subsequent financing (each, a “Mandatory Redemption Date”), we must use 25% of the proceeds from each such financing to redeem the Series B Preferred Stock on a pro rata basis, until such time that all of the Series B Preferred Stock then outstanding are redeemed in full (each, a “Mandatory Redemption”). If any portion of the cash payment for a Mandatory Redemption has not been paid by us on the Mandatory Redemption Date, interest will accrue until such amount is paid in full at a rate equal to the lesser of 18% per annum or the maximum rate permitted by applicable law. In addition, on the first anniversary of the earliest date on which any shares of the Series B Preferred Stock were issued (the “One Year Redemption Date”), we must redeem all of the then outstanding Series B Preferred Stock, for an amount in cash equal to the sum of 100% of the aggregate stated value then outstanding, the accrued but unpaid dividends and all the liquidated damages and other amounts due in respect of the Series B Preferred Stock. In addition, upon the occurrence of a triggering event, each holder will have the right to require us to redeem all of the Series B Preferred Stock then held by such holder for a redemption price, in cash, equal to the sum of (a) the greater of (i) 130% of the stated value and (ii) the product of (y) the volume weighted average price on the trading day immediately preceding the date of the triggering event and (z) the stated value divided by the then conversion price, (b) all accrued but unpaid dividends thereon, (c) the make-whole amount (being an amount in cash equal to all of the dividends that, but for the applicable conversion, redemption or default payment, would have accrued with respect to the applicable stated value being so converted or redeemed for the period commencing on the applicable redemption date or conversion date or default payment date and ending on November 8, 2014) and (d) all liquidated damages and other costs, expenses or amounts due in respect of the Series B Preferred Stock. The triggering events include, among other things, the failure of the Registration Statement to be declared effective by the Securities and Exchange Commission on or prior to the 180th day after the date of the closing of the Offering (November 7, 2013).

On November 4, 2013, we also entered into a Registration Rights Agreement with the investors pursuant to which we are obligated to file a Registration Statement to register the resale of the shares of Common Stock issuable upon conversion of the Series B Preferred Stock and upon exercise of the warrants on or prior to the 30th calendar day following November 4, 2013. We also agreed to use our best efforts to cause the registration statement to be declared effective as promptly as possible after the filing thereof, but in any event no later than the 60th calendar day following November 4, 2013 (or, in the event of a “full review” by the Securities and Exchange Commission, the 120th calendar day following November 4, 2013).

Effective November 7, 2013, we issued Series A common stock purchase warrants to the placement agent and its designees as compensation for the services provided by the placement agent in connection with our private placement of 500.00028 shares of our 10% Series B Convertible Preferred Stock, which was completed on November 7, 2013. The Series A warrants issued to the placement agent and its designees are exercisable into an aggregate of 116,279 shares of our common stock with an exercise price of $0.55 per share and have a term of exercise of five years. We issued the Series A warrants to six accredited investors. The issuance the Series A warrants was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933 and Rule 506 promulgated thereunder.

Between April 16, 2014 and April 22, 2014, the holders of Series B Preferred Stock converted 252.83 shares of Series B Preferred Stock into 796,566 shares of our common stock at a conversion price of $0.3174 per share. The issuance of the securities was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933 and Rule 506 promulgated thereunder.

On May 1, 2014, we completed the offering and sale of an aggregate of 17,333,329 shares of our common stock and warrants to purchase an aggregate of 8,666,665 shares of our common stock, for aggregate gross proceeds of $2,599,999.35. Each share of common stock we sold in the offering was accompanied by a warrant to purchase one-half of a share of common stock at an exercise price of $0.15 per share for a period of five years from the date of issuance. Each share of common stock and warrant was sold at a price of $0.15. These securities were sold pursuant to the securities purchase agreement dated April 28, 2014 and have been registered under the Securities Act of 1933 pursuant to our registration statement on Form S-1, as amended (No. 333-192599), which was declared effective by the Securities and Exchange Commission on April 16, 2014. Pursuant to the engagement agreement dated March 12, 2014 with H.C. Wainwright & Co., LLC (“Wainwright”), Wainwright agreed to act as our exclusive placement agent in connection with the offering. Pursuant to the engagement agreement, we paid Wainwright a cash placement fee equal to 8% of the aggregate gross proceeds from the offering, or $208,000, and a non-accountable expense allowance equal to 1% of the aggregate gross proceeds from the offering, or $26,000. In addition, we issued warrants to purchase an aggregate of 5.5% of the aggregate number of shares of our common stock sold in the offering, or 953,333, to Wainwright and its designees. These warrants have an exercise price of $0.1875 per share and expire on April 16, 2019. In issuing these warrants, we relied on an exemption from the registration requirements of the Securities Act of 1933 provided by Section 4(a)(2) of the Securities Act of 1933.

On July 31, 2014, we issued 245,000 shares of our common stock to a third-party consultant for partial consideration for the services to be provided under a consulting agreement dated effective as of June 4, 2014. In addition, we agreed to issue to the consultant 70,000 shares of our common stock on or before August 15, 2014 (issued) and 35,000 shares of our common stock on or before September 15, 2014. We issued and intend to issue these shares to an accredited investor. The issuance of these shares was and will be exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933 and Rule 506 promulgated thereunder.

In consideration for the consulting services to be rendered to our company under a consulting agreement dated effective as of August 7, 2014, we agreed to issue a third-party consultant an aggregate of 2,000,000 shares of our common stock to be issued as follows: 500,000 shares on the date of the execution of the agreement, 500,000 shares on the date that is 45 days from the execution date, 500,000 shares on the date that is 90 days from the execution date, and 500,000 shares on the date that is 135 days from the execution date. We issued and intend to issue these shares to an accredited investor. The issuance of these shares was and will be exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933 and Rule 506 promulgated thereunder.

On August 20, 2014, we entered into a warrant amendment agreement (the “Warrant Amendment Agreement”) with certain holders (the “Holders”) of our outstanding common stock purchase warrants (the “Existing Warrants”), whereby we agreed to reduce the exercise price of the Existing Warrants to $0.10 per share in consideration for the immediate exercise of the Existing Warrants by the Holders and the Holders are to be issued new common stock purchase warrants of our company (the “New Warrants”) in the form of the Existing Warrants to purchase up to a number of shares of our common stock equal to the number of Existing Warrants exercised by the Holders, provided that the exercise price of the New Warrants will be $0.125 per share, subject to adjustment in the New Warrants.

On August 21, 2014, pursuant to the Warrant Amendment Agreement, we issued an aggregate of 9,829,455 shares of our common stock upon exercise of the Existing Warrants at an exercise price of $0.10 per share for aggregate gross proceeds of $982,945.50. In addition, we issued New Warrants to purchase an aggregate of 9,829,455 shares of our common stock at an exercise price of $0.125 per share for a period of five years from the date of issuance. An aggregate of 8,666,664 shares of our common stock issued upon exercise of the Existing Warrants were registered under the Securities Act of 1933 pursuant to our registration statement on Form S-1, as amended (No. 333-192599), which was declared effective by the Securities and Exchange Commission on April 16, 2014 and in issuing the rest of shares of our common stock upon exercise of the Existing Warrants, we relied on an exemption from the registration requirements of the Securities Act of 1933 provided by Section 4(a)(2) of the Securities Act of 1933 and Rule 506 promulgated thereunder. In issuing the New Warrants, we relied on an exemption from the registration requirements of the Securities Act of 1933 provided by Section 4(a)(2) of the Securities Act of 1933.

On October 7, 2014, we entered into a warrant amendment agreement (the “Rogers Warrant Amendment Agreement”) with Neil William Rogers, a holder of our outstanding common stock purchase warrants (the “Rogers Existing Warrants”), whereby we agreed to reduce the exercise price of the Rogers Existing Warrants to $0.10 per share in consideration for the immediate exercise of the Rogers Existing Warrants by Mr. Rogers and Mr. Rogers was to be issued new common stock purchase warrants of our company (the “Rogers New Warrants”) in the form of the Rogers Existing Warrants to purchase up to a number of shares of our common stock equal to the number of Rogers Existing Warrants exercised by Mr. Rogers, provided that the exercise price of the Rogers New Warrants will be $0.125 per share, subject to adjustment in the Rogers New Warrants.

On October 7, 2014, pursuant to the Rogers Warrant Amendment Agreement, we issued an aggregate of 4,699,800 shares of our common stock upon exercise of the Rogers Existing Warrants at an exercise price of $0.10 per share for aggregate gross proceeds of $469,980. In addition, we issued Rogers New Warrants to purchase an aggregate of 4,699,800 shares of our common stock at an exercise price of $0.125 per share for a period of two years from the date of issuance. These securities were issued to one non-U.S. person (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction relying on Regulation S and/or Section 4(a)(2) of the Securities Act of 1933.

Effective as of October 28, 2014, we entered into a warrant agreement with Veterans Capital Fund, LLC (“Veterans”), pursuant to which we agreed to issue a warrant to purchase 3,600,000 shares of our common stock to Veterans and/or its affiliates at an exercise price of $0.125 per share for a period of five years. 900,000 shares vested on October 28, 2014 and the remaining 270,000 shares will vest on a pro rata basis according to any amounts Veterans funds pursuant to any lease schedules under a master lease agreement between our company and Veterans dated October 28, 2014, provided that if we draw on 90% or more of the total lease line under the master lease agreement, then all such shares will be deemed to be vested. We issued the warrant to an accredited investor. The issuance of the warrant was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933 and Rule 506 promulgated thereunder.

Effective as of October 28, 2014, we also entered into a registration rights agreement with Veterans, pursuant to which we gave piggyback registration right to Veterans. Subject to certain limitations, each time that we propose to register a public offering solely of our common stock, other than pursuant to a registration statement on Form S-4 or Form S-8, we agreed to offer Veterans the right to request inclusion of 3,600,000 shares underlying the warrant issued under the warrant agreement with Veterans, if such shares are not eligible for sale under Rule 144 promulgated under the Securities Act of 1933, and use our best efforts to cause such shares to be registered.

In consideration for consulting services to be rendered to our company, we issued an aggregate of 3,200,000 shares of our common stock to three consultants effective as of February 18, 2015. The issuance of these shares was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933.

In consideration for consulting services to be rendered to our company pursuant to a consulting agreement effective as of April 7, 2015, we issued 2,000,000 shares of our common stock to a consultant effective as of April 7, 2015. The issuance of these shares was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933. In consideration for consulting services to be rendered to our company pursuant to a service agreement effective as of April 10, 2015, we issued 1,500,000 shares of our common stock to a consultant effective as of April 10, 2015 and agreed to issue up to an additional 1,500,000 shares of our common stock upon the 180th day anniversary of the service agreement. The issuance of these shares was and is expected to be exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933.

In consideration for consulting services to be rendered to our company pursuant to a consulting agreement effective as of May 1, 2015, we issued an aggregate of 250,000 shares of our common stock to a consultant effective as of May 1, 2015. The issuance of these shares was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933.

On May 7, 2015, we sold 1,428,571 units of our securities at a price of $0.07 per unit for gross proceeds of $100,000. Each unit consists of one share of our common stock and one non-transferable common stock purchase warrant, with each common stock purchase warrant entitling the holder to acquire one additional share of our common stock at a price of $0.10 per share for a period of two years. We issued the securities to one U.S. person (as that term is defined in Regulation S of the Securities Act of 1933) relying on Rule 506 of Regulation D and/or Section 4(a)(2) of the Securities Act of 1933.

On May 8, 2015, we sold 714,286 units of our securities at a price of $0.07 per unit for gross proceeds of $50,000. Each unit consists of one share of our common stock and one non-transferable common stock purchase warrant, with each common stock purchase warrant entitling the holder to acquire one additional share of our common stock at a price of $0.10 per share for a period of two years. We issued the securities to one U.S. person (as that term is defined in Regulation S of the Securities Act of 1933) relying on Rule 506 of Regulation D and/or Section 4(a)(2) of the Securities Act of 1933.

On May 11, 2015, we entered into a securities purchase agreement with Assurance Funding Solutions LLC (“Assurance”), pursuant to which we sold a secured term note of our company in the aggregate principal amount of $250,000, together with 1,000,000 shares of our common stock, in consideration for $250,000. The secured term note bears interest at the rate of 15% per annum and matures on May 11, 2016. We may prepay the note by paying the holder 110% of the principal amount outstanding together with accrued but unpaid interest thereon, provided that we provide written notice to the holder at least 30 days prior to the date of prepayment. Pursuant to the securities purchase agreement, we paid Assurance $10,000 for legal fees incurred by it and granted it piggyback registration rights. In connection with the securities purchase agreement, we also entered into a general security agreement dated May 11, 2015 with Assurance. The issuance and sale of securities by us under the securities purchase agreement with Assurance was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933 and Rule 506 promulgated thereunder.

On June 11, 2015, we sold 714,286 units of our securities at a price of $0.07 per unit for gross proceeds of $50,000. Each unit consists of one share of our common stock and one non-transferable common stock purchase warrant, with each common stock purchase warrant entitling the holder to acquire one additional share of our common stock at a price of $0.10 per share for a period of two years. We issued the securities to one U.S. person (as that term is defined in Regulation S of the Securities Act of 1933) relying on Rule 506 of Regulation D and/or Section 4(a)(2) of the Securities Act of 1933.

On June 19, 2015, we sold 2,582,857 units of our securities at a price of $0.07 per unit for gross proceeds of $180,800. Each unit consists of one share of our common stock and one non-transferable common stock purchase warrant, with each common stock purchase warrant entitling the holder to acquire one additional share of our common stock at a price of $0.10 per share for a period of two years. We issued the securities to one U.S. person (as that term is defined in Regulation S of the Securities Act of 1933) relying on Rule 506 of Regulation D and/or Section 4(a)(2) of the Securities Act of 1933.

On June 26, 2015, we sold 714,286 units of our securities at a price of $0.07 per unit for gross proceeds of $50,000. Each unit consists of one share of our common stock and one non-transferable common stock purchase warrant, with each common stock purchase warrant entitling the holder to acquire one additional share of our common stock at a price of $0.10 per share for a period of two years. We issued the securities to one U.S. person (as that term is defined in Regulation S of the Securities Act of 1933) relying on Rule 506 of Regulation D and/or Section 4(a)(2) of the Securities Act of 1933.

On June 29, 2015, we sold 714,286 units of our securities at a price of $0.07 per unit for gross proceeds of $50,000. Each unit consists of one share of our common stock and one non-transferable common stock purchase warrant, with each common stock purchase warrant entitling the holder to acquire one additional share of our common stock at a price of $0.10 per share for a period of two years. We issued the securities to one U.S. person (as that term is defined in Regulation S of the Securities Act of 1933) relying on Rule 506 of Regulation D and/or Section 4(a)(2) of the Securities Act of 1933.

On June 29, 2015, we entered into a loan agreement with one lender, pursuant to which we issued a convertible promissory note in the principal amount of $50,000 and 714,286 warrants in exchange for the loan in the amount of $50,000. The convertible promissory note bears simple interest at the rate of 8% per annum and matures on June 29, 2016. The lender has the option to convert the amount due under the convertible promissory note into shares of our common stock at a conversion price of $0.07 per share. Each warrant is exercisable into one share of our common stock at an exercise price of $0.10 until June 29, 2017. In issuing these shares, we relied on an exemption from the registration requirements of the Securities Act of 1933 provided by Section 4(a)(2) of the Securities Act of 1933.

On June 30, 2015, we entered into loan agreements with three lenders, pursuant to which we issued three convertible promissory notes in the aggregate principal amount of $75,000 and an aggregate of 1,071,429 warrants in exchange for the loans in the aggregate amount of $75,000. The convertible promissory notes bear simple interest at the rate of 8% per annum and mature on June 30, 2016. The lenders have the option to convert the amount due under the convertible promissory notes into shares of our common stock at a conversion price of $0.07 per share. Each warrant is exercisable into one share of our common stock at an exercise price of $0.10 until June 30, 2017. In issuing these shares, we relied on an exemption from the registration requirements of the Securities Act of 1933 provided by Section 4(a)(2) of the Securities Act of 1933.

On June 30, 2015, we sold 714,286 units of our securities at a price of $0.07 per unit for gross proceeds of $50,000. Each unit consists of one share of our common stock and one non-transferable common stock purchase warrant, with each common stock purchase warrant entitling the holder to acquire one additional share of our common stock at a price of $0.10 per share for a period of two years. We issued the securities to one U.S. person (as that term is defined in Regulation S of the Securities Act of 1933) relying on Rule 506 of Regulation D and/or Section 4(a)(2) of the Securities Act of 1933.

On June 30 2015, we sold 357,143 units of our securities at a price of $0.07 per unit for gross proceeds of $25,000. Each unit consists of one share of our common stock and one non-transferable common stock purchase warrant, with each common stock purchase warrant entitling the holder to acquire one additional share of our common stock at a price of $0.10 per share for a period of two years. We issued the securities to one U.S. person (as that term is defined in Regulation S of the Securities Act of 1933) relying on Rule 506 of Regulation D and/or Section 4(a)(2) of the Securities Act of 1933.

On June 30, 2015, we sold 357,143 units of our securities at a price of $0.07 per unit for gross proceeds of $25,000. Each unit consists of one share of our common stock and one non-transferable common stock purchase warrant, with each common stock purchase warrant entitling the holder to acquire one additional share of our common stock at a price of $0.10 per share for a period of two years. We issued the securities to one U.S. person (as that term is defined in Regulation S of the Securities Act of 1933) relying on Rule 506 of Regulation D and/or Section 4(a)(2) of the Securities Act of 1933.

On June 30, 2015, we sold 357,143 units of our securities at a price of $0.07 per unit for gross proceeds of $25,000. Each unit consists of one share of our common stock and one non-transferable common stock purchase warrant, with each common stock purchase warrant entitling the holder to acquire one additional share of our common stock at a price of $0.10 per share for a period of two years. We issued the securities to one U.S. person (as that term is defined in Regulation S of the Securities Act of 1933) relying on Rule 506 of Regulation D and/or Section 4(a)(2) of the Securities Act of 1933.

On July 1, 2015, we sold 357,143 units of our securities at a price of $0.07 per unit for gross proceeds of $25,000. Each unit consists of one share of our common stock and one non-transferable common stock purchase warrant, with each common stock purchase warrant entitling the holder to acquire one additional share of our common stock at a price of $0.10 per share for a period of two years. We issued the securities to one U.S. person (as that term is defined in Regulation S of the Securities Act of 1933) relying on Rule 506 of Regulation D and/or Section 4(a)(2) of the Securities Act of 1933.

On July 2, 2015, we sold 500,000 units of our securities at a price of $0.07 per unit for gross proceeds of $35,000. Each unit consists of one share of our common stock and one non-transferable common stock purchase warrant, with each common stock purchase warrant entitling the holder to acquire one additional share of our common stock at a price of $0.10 per share for a period of two years. We issued the securities to one U.S. person (as that term is defined in Regulation S of the Securities Act of 1933) relying on Rule 506 of Regulation D and/or Section 4(a)(2) of the Securities Act of 1933.

On July 6, 2015, we sold 357,143 units of our securities at a price of $0.07 per unit for gross proceeds of $25,000. Each unit consists of one share of our common stock and one non-transferable common stock purchase warrant, with each common stock purchase warrant entitling the holder to acquire one additional share of our common stock at a price of $0.10 per share for a period of two years. We issued the securities to one U.S. person (as that term is defined in Regulation S of the Securities Act of 1933) relying on Rule 506 of Regulation D and/or Section 4(a)(2) of the Securities Act of 1933.

On July 7, 2015, we entered into a loan agreement with one lender, pursuant to which we issued a convertible promissory note in the principal amount of $25,000 and 357,143 warrants in exchange for the loan in the amount of $25,000. The convertible promissory note bears simple interest at the rate of 8% per annum and matures on July 7, 2016. The lender has the option to convert the amount due under the convertible promissory note into shares of our common stock at a conversion price of $0.07 per share. Each warrant is exercisable into one share of our common stock at an exercise price of $0.10 until July 7, 2017. In issuing these securities, we relied on an exemption from the registration requirements of the Securities Act of 1933 provided by Section 4(a)(2) of the Securities Act of 1933.

On July 13, 2015, we entered into a loan agreement with one lender, pursuant to which we issued a convertible promissory note in the principal amount of $25,000 and 357,143 warrants in exchange for the loan in the amount of $25,000. The convertible promissory note bears simple interest at the rate of 8% per annum and matures on July 13, 2016. The lender has the option to convert the amount due under the convertible promissory note into shares of our common stock at a conversion price of $0.07 per share. Each warrant is exercisable into one share of our common stock at an exercise price of $0.10 until July 13, 2017. In issuing these shares, we relied on an exemption from the registration requirements of the Securities Act of 1933 provided by Section 4(a)(2) of the Securities Act of 1933.

On July 13, 2015, we sold 214,286 units of our securities at a price of $0.07 per unit for gross proceeds of $15,000.02. Each unit consists of one share of our common stock and one non-transferable common stock purchase warrant, with each common stock purchase warrant entitling the holder to acquire one additional share of our common stock at a price of $0.10 per share for a period of two years. We issued the securities to one U.S. person (as that term is defined in Regulation S of the Securities Act of 1933) relying on Rule 506 of Regulation D and/or Section 4(a)(2) of the Securities Act of 1933.

Between July 15, 2015 and July 17, 2015, we issued an aggregate of 905,716 shares of our common stock at a price of $0.07 per share to a warrant holder upon full exercise of the warrant to purchase an aggregate of 1,665,117 shares of our common stock on a cashless basis. In issuing these shares, we relied on an exemption from the registration requirements of the Securities Act of 1933 provided by Section 4(a)(2) of the Securities Act of 1933.

On July 17, 2015, we entered into a loan agreement with one lender, pursuant to which we issued a convertible promissory note in the principal amount of $25,000 and 357,143 warrants in exchange for the loan in the amount of $25,000. The convertible promissory note bears simple interest at the rate of 8% per annum and matures on July 17, 2016. The lender has the option to convert the amount due under the convertible promissory note into shares of our common stock at a conversion price of $0.07 per share. Each warrant is exercisable into one share of our common stock at an exercise price of $0.10 until July 17, 2017. In issuing these securities, we relied on an exemption from the registration requirements of the Securities Act of 1933 provided by Section 4(a)(2) of the Securities Act of 1933. On July 24, 2015, we issued 78,081 shares of our common stock at a price of $0.07 per share to a warrant holder upon full exercise of the warrant to purchase an aggregate of 166,666 shares of our common stock on a cashless basis. In issuing these shares, we relied on an exemption from the registration requirements of the Securities Act of 1933 provided by Section 4(a)(2) of the Securities Act of 1933.

On August 4, 2015, we sold 1,500,000 units of our securities at a price of $0.07 per unit for gross proceeds of $105,000. Each unit consists of one share of our common stock and one non-transferable common stock purchase warrant, with each common stock purchase warrant entitling the holder to acquire one additional share of our common stock at a price of $0.10 per share for a period of two years. We issued the securities to one U.S. person (as that term is defined in Regulation S of the Securities Act of 1933) relying on Rule 506 of Regulation D and/or Section 4(a)(2) of the Securities Act of 1933.

On August 7, 2015, we sold 357,143 units of our securities at a price of $0.07 per unit for gross proceeds of $25,000.01. Each unit consists of one share of our common stock and one non-transferable common stock purchase warrant, with each common stock purchase warrant entitling the holder to acquire one additional share of our common stock at a price of $0.10 per share for a period of two years. We issued the securities to one U.S. person (as that term is defined in Regulation S of the Securities Act of 1933) relying on Rule 506 of Regulation D and/or Section 4(a)(2) of the Securities Act of 1933.

On August 8, 2015, we sold 357,143 units of our securities at a price of $0.07 per unit for gross proceeds of $25,000.01. Each unit consists of one share of our common stock and one non-transferable common stock purchase warrant, with each common stock purchase warrant entitling the holder to acquire one additional share of our common stock at a price of $0.10 per share for a period of two years. We issued the securities to one U.S. person (as that term is defined in Regulation S of the Securities Act of 1933) relying on Rule 506 of Regulation D and/or Section 4(a)(2) of the Securities Act of 1933.

On August 11, 2015, we issued an aggregate of 365,000 shares of our common stock at a price of $0.07 per share to a warrant holder upon full exercise of the warrant to purchase an aggregate of 365,000 shares of our common stock on a cashless basis. In issuing these shares, we relied on an exemption from the registration requirements of the Securities Act of 1933 provided by Section 4(a)(2) of the Securities Act of 1933.

On August 19, 2015, we sold 720,000 units of our securities at a price of $0.07 per unit for gross proceeds of $50,400.00. Each unit consists of one share of our common stock and one non-transferable common stock purchase warrant, with each common stock purchase warrant entitling the holder to acquire one additional share of our common stock at a price of $0.10 per share for a period of two years. We issued the securities to one U.S. person (as that term is defined in Regulation S of the Securities Act of 1933) relying on Rule 506 of Regulation D and/or Section 4(a)(2) of the Securities Act of 1933.

On August 19, 2015, we sold 285,715 units of our securities at a price of $0.07 per unit for gross proceeds of $20,000.05. Each unit consists of one share of our common stock and one non-transferable common stock purchase warrant, with each common stock purchase warrant entitling the holder to acquire one additional share of our common stock at a price of $0.10 per share for a period of two years. We issued the securities to one U.S. person (as that term is defined in Regulation S of the Securities Act of 1933) relying on Rule 506 of Regulation D and/or Section 4(a)(2) of the Securities Act of 1933.

On August 20, 2015, we entered into a securities purchase agreement with Assurance, pursuant to which we sold a secured term note of our company in the principal amount of $240,000, together with 1,000,000 shares of our common stock, in consideration for $200,000. The secured note matures on August 20, 2016. The principal amount of the note is to be paid at the rate of $20,000 per month, commencing on September 20, 2015 and the 20th calendar day of each successive month until the maturity date. We may prepay the note by paying the holder 110% of the principal amount outstanding together with accrued but unpaid interest thereon, provided that we provide written notice to the holder at least 30 days prior to the date of prepayment. Pursuant to the securities purchase agreement, we paid Assurance $2,500 for legal fees incurred by it and granted it piggyback registration rights. In connection with the securities purchase agreement, we also entered into a general security agreement dated August 20, 2015 with Assurance. The issuance and sale of securities by us under the securities purchase agreement with Assurance was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933 and Rule 506 promulgated thereunder.

In consideration for the consulting services rendered to our company pursuant to an amendment effective as of August 25, 2015 to the service agreement dated April 10, 2015, we issued 1,500,000 shares of our common stock to a consultant effective as of August 25, 2015. The issuance of these shares was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933.

In consideration for services rendered to our company pursuant to a marketing authorization agreement dated November 4, 2014, we issued 300,000 shares of our common stock to a service provider effective as of August 27, 2015. The issuance of these shares was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933.

On September 24, 2015, we entered into a securities purchase agreement with one lender, pursuant to which we issued a convertible promissory note in the principal amount of $82,500 and 1,600,000 warrants in consideration for $75,000. The convertible promissory note matures seven months from the date of payment and bears a one-time interest charge of 8%, payable on the maturity date. The lender has the option to convert the amount due under the convertible promissory note into shares of our common stock at a conversion price of $0.07 per share. Each warrant is exercisable into one share of our common stock at an exercise price of $0.07 for a period of five years. In issuing these securities, we relied on an exemption from the registration requirements of the Securities Act of 1933 provided by Section 4(a)(2) of the Securities Act of 1933.

On October 2, 2015, we entered into a loan agreement with one lender, pursuant to which we issued a promissory note in the principal amount of $50,000 and 714,286 warrants in exchange for the loan in the amount of $50,000. The promissory note bears interest at the rate of 8% per annum, payable quarterly, and matures on May 2, 2016. The lender has the option to convert the amount due under the promissory note into shares of our common stock at a conversion price of $0.07 per share. Each warrant is exercisable into one share of our common stock at an exercise price of $0.07 until October 2, 2017. We also granted the lender a registration right. In issuing these securities, we relied on an exemption from the registration requirements of the Securities Act of 1933 provided by Section 4(a)(2) of the Securities Act of 1933.

On October 2, 2015, we entered into a loan agreement with one lender, pursuant to which we issued a promissory note in the principal amount of $10,000 and 142,857 warrants in exchange for the loan in the amount of $10,000. The promissory note bears interest at the rate of 8% per annum, payable quarterly, and matures on May 2, 2016. The lender has the option to convert the amount due under the promissory note into shares of our common stock at a conversion price of $0.07 per share. Each warrant is exercisable into one share of our common stock at an exercise price of $0.07 until October 2, 2017. We also granted the lender a registration right. In issuing these securities, we relied on an exemption from the registration requirements of the Securities Act of 1933 provided by Section 4(a)(2) of the Securities Act of 1933.

On October 2, 2015, we entered into a loan agreement with one lender, pursuant to which we issued a promissory note in the principal amount of $25,000 and 357,143 warrants in exchange for the loan in the amount of $25,000. The promissory note bears interest at the rate of 8% per annum, payable quarterly, and matures on May 2, 2016. The lender has the option to convert the amount due under the promissory note into shares of our common stock at a conversion price of $0.07 per share. Each warrant is exercisable into one share of our common stock at an exercise price of $0.07 until October 2, 2017. We also granted the lender a registration right. In issuing these securities, we relied on an exemption from the registration requirements of the Securities Act of 1933 provided by Section 4(a)(2) of the Securities Act of 1933.

On October 5, 2015, we entered into a loan agreement with one lender, pursuant to which we issued a promissory note in the principal amount of $25,000 and 357,143 warrants in exchange for the loan in the amount of $25,000. The promissory note bears interest at the rate of 8% per annum, payable quarterly, and matures on May 5, 2016. The lender has the option to convert the amount due under the promissory note into shares of our common stock at a conversion price of $0.07 per share. Each warrant is exercisable into one share of our common stock at an exercise price of $0.07 until October 5, 2017. We also granted the lender a registration right. In issuing these securities, we relied on an exemption from the registration requirements of the Securities Act of 1933 provided by Section 4(a)(2) of the Securities Act of 1933.

On October 28, 2015, we entered into a securities purchase agreement with one lender, pursuant to which we sold a term note of our company in the aggregate principal amount of $125,000, together with 500,000 shares of our common stock, in consideration for $125,000. The term note bears interest at the rate of 15% per annum and matures on October 28, 2016. We may prepay the note by paying the holder 110% of the principal amount outstanding together with accrued but unpaid interest thereon, provided that we provide written notice to the holder at least 30 days prior to the date of prepayment. Pursuant to the securities purchase agreement, we paid the lender $2,500 for legal fees incurred by it and granted it piggyback registration rights. The issuance and sale of securities by us under the securities purchase agreement was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933 and Rule 506 promulgated thereunder.

On November 13, 2015, we entered into a loan agreement with one lender, pursuant to which we issued a promissory note in the principal amount of $50,000 and 714,286 warrants in exchange for the loan in the amount of $50,000. The promissory note bears interest at the rate of 8% per annum, payable quarterly, and matures on June 13, 2016. The lender has the option to convert the amount due under the promissory note into shares of our common stock at a conversion price of $0.07 per share. We may prepay the note in full (with a 110% premium of face) or in part at any time. Each warrant is exercisable into one share of our common stock at an exercise price of $0.10 until November 13, 2017. We also granted the lender a registration right. In issuing these securities, we relied on an exemption from the registration requirements of the Securities Act of 1933 provided by Section 4(a)(2) of the Securities Act of 1933.

On November 30, 2015, we entered into a warrant exchange agreement (the “Rogers Warrant Exchange Agreement”) with Neil Rogers, a holder of our outstanding common stock purchase warrants (the “Rogers Warrants”), whereby we exchanged the Rogers Warrants, for no additional consideration, for such number of shares of our common stock that is equal to 100% of the number of the Rogers Warrants (the “Rogers Exchange”), and following the Rogers Exchange, the Rogers Warrants were automatically cancelled and terminated and Mr. Rogers has no further rights pursuant to the Rogers Warrants and any agreement or instrument pursuant to which such Rogers Warrants were issued.

On November 30, 2015, pursuant to the Rogers Warrant Exchange Agreement, we issued 4,699,800 shares of our common stock upon exchange of the 4,699,800 Rogers Warrants.

As of November 30, 2015, we entered into a loan agreement with Neil Rogers, whereby the Mr. Rogers loaned $750,000 to our company in exchange for a non-negotiable promissory note in the principal amount of $750,000. The note bears interest at the rate of 15% per annum and matures on the date that is 60 days after November 30, 2015. The loan agreement provides that our obligations to Mr. Rogers will be secured by an escrow agreement, pursuant to which we will deposit into escrow a certificate representing $1.5 million worth of shares of our common stock. As of November 30, 2015, we entered into the escrow agreement with Mr. Rogers and an escrow agent. Pursuant to the escrow agreement, we deposited a share certificate (the “Certificate”) representing 26,315,789 shares of our common stock (the “Escrowed Shares”), valued at $1.5 million, to the escrow agent. Pursuant to the escrow agreement, (i) in the event that there is any event of default that is not cured in accordance with the loan agreement, the escrow agent is to deliver the Certificate to Mr. Rogers and (ii) in the event that our company repays the loan pursuant to the loan agreement and there is no event of default that is not cured in accordance with the loan agreement at the time of repayment, the escrow agent is to deliver the Certificate to the transfer agent of our company and request the transfer agent to cancel the Escrowed Shares. Pursuant to the loan agreement, we also granted piggyback registration rights to Mr. Rogers with respect to the Escrowed Shares. We issued these securities to one non-U.S. person (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction relying on Regulation S and/or Section 4(a)(2) of the Securities Act of 1933. On January 25, 2016, we entered into an amendment agreement with Neil Rogers, whereby the parties agreed to extend the date that: (a) all sums due and payable under the loan agreement dated November 30, 2015 are to be paid from 60 days after November 30, 2015 to March 31, 2016; and (b) all outstanding principal and interest under the non-negotiable promissory note dated November 30, 2015 to be due and payable from 60 days after November 30, 2015 to March 31, 2016.

On December 1, 2015, we entered into a warrant exchange agreement (the “December Warrant Exchange Agreement”) with 11 holders of our outstanding common stock purchase warrants (the “December Warrants”), whereby we exchanged each holder’s December Warrants, for no additional consideration, for such number of shares of our common stock that is equal to 100% of the number of such holder’s December Warrants (the “December Exchange”), and following the December Exchange, the December Warrants were automatically cancelled and terminated and the holders have no further rights pursuant to the December Warrants and any agreement or instrument pursuant to which such December Warrants were issued.

On December 1, 2015, pursuant to the December Warrant Exchange Agreement, we issued an aggregate of 6,689,554 shares of our common stock upon exchange of the 6,689,554 December Warrants.

In issuing these shares, we relied on an exemption from the registration requirements of the Securities Act of 1933 provided by Section 3(a)(9) of the Securities Act of 1933.

As of January 25, 2016, we entered into a loan agreement with Turnstone Capital Inc., whereby Turnstone Capital Inc. loaned $750,000 to our company in exchange for a non-negotiable promissory note in the principal amount of $750,000. The note bears interest at the rate of 15% per annum and matures on March 31, 2016. The loan agreement provides that our obligations to the lender will be secured by an escrow agreement, pursuant to which we will deposit into escrow a certificate representing 1,500,000 shares of our common stock. As of January 25, 2016, we entered into the escrow agreement with the lender and an escrow agent. Pursuant to the escrow agreement, we intend to deposit a share certificate representing the escrowed shares with the escrow agent. Pursuant to the escrow agreement, (i) in the event that there is any event of default that is not cured in accordance with the loan agreement, the escrow agent is to deliver the share certificate to the lender and (ii) in the event that our company repays the loan pursuant to the loan agreement and there is no event of default that is not cured in accordance with the loan agreement at the time of repayment, the escrow agent is to deliver the share certificate to the transfer agent of our company and request the transfer agent to cancel the escrowed shares. Pursuant to the loan agreement, we also granted piggyback registration rights to the lender with respect to the escrowed shares. We issued these securities to one non-U.S. person (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction relying on Regulation S and/or Section 4(a)(2) of the Securities Act of 1933.

Exhibits

Exhibit
Number	Description

(2)	Plan of Acquisition, Reorganization, Arrangement, Liquidation or Succession
2.1	Share Exchange Agreement dated May 31, 2013 with Alkaline Water Corp. and its shareholders (incorporated by reference from our Current Report on Form 8-K, filed on June 5, 2013)
(3)	Articles of Incorporation and Bylaws
3.1	Articles of Incorporation (incorporated by reference from our Form S-1 Registration Statement, filed on October 28, 2011)
3.2	Certificate of Change (incorporated by reference from our Quarterly Report on Form 10-Q, filed on August 13, 2013)
3.3	Articles of Merger (incorporated by reference from our Quarterly Report on Form 10-Q, filed on August 13, 2013)
3.4	Certificate of Amendment to Articles of Incorporation (incorporated by reference from our Current Report on Form 8-K, filed on October 11, 2013)
3.5	Certificate of Designation (incorporated by reference from our Current Report on Form 8-K, filed on October 11, 2013)
3.6	Certificate of Designation (incorporated by reference from our Current Report on Form 8-K, filed on November 12, 2013)
3.7	Certificate of Change (incorporated by reference from our Current Report on Form 8-K, filed on December 30, 2015)
3.8	Certificate of Amendment to Articles of Incorporation (incorporated by reference from our Current Report on Form 8-K, filed on January 25, 2016)
3.9	Certificate of Amendment to Certificate of Designation (incorporated by reference from our Current Report on Form 8-K, filed on January 25, 2016)
3.10	Amended and Restated Bylaws (incorporated by reference from our Current Report on Form 8-K, filed on March 15, 2013)
(4)	Instruments Defining the Rights of Security Holders, including Indentures
4.1*	Form of Warrant Certificate
(5)	Opinion regarding Legality
5.1*	Opinion of Clark Wilson LLP regarding the legality of the securities being registered
(10)	Material Contracts
10.1	Contract Packer Agreement dated November 14, 2012 between Alkaline 84, LLC and AZ Bottled Water, LLC (incorporated by reference from our Current Report on Form 8-K, filed on June 5, 2013)
10.2	Private Placement Subscription Agreement dated February 21, 2013 with Alkaline 84, LLC and Bank Gutenberg AG (incorporated by reference from our Quarterly Report on Form 10-Q, filed on May 17, 2013)
10.3	Private Placement Subscription Agreement dated April 17, 2013 with Alkaline 84, LLC and Bank Gutenberg AG (incorporated by reference from our Quarterly Report on Form 10-Q, filed on May 17, 2013)
10.4	Private Placement Subscription Agreement dated May 17, 2013 with Alkaline 84, LLC and Bank Gutenberg AG (incorporated by reference from our Current Report on Form 8-K, filed on June 5, 2013)

10.5	Private Placement Subscription Agreement dated May 29, 2013 with Bank Gutenberg AG (incorporated by reference from our Current Report on Form 8-K, filed on June 5, 2013)
10.6	2013 Equity Incentive Plan (incorporated by reference from our Current Report on Form 8-K, filed on October 11, 2013)
10.7

Form of Securities Purchase Agreement dated as of November 4, 2013, by and among The Alkaline Water Company Inc. and the purchasers named therein (incorporated by reference from our Current Report on Form 8-K, filed on November 5, 2013)

10.8

Form of Registration Rights Agreement dated as of November 4, 2013, by and among The Alkaline Water Company Inc. and the purchasers named therein (incorporated by reference from our Current Report on Form 8-K, filed on November 5, 2013)

10.9	Form of Common Stock Purchase Warrant (incorporated by reference from our Current Report on Form 8-K, filed on November 5, 2013)
10.10	Stock Option Agreement dated October 9, 2013 with Steven P. Nickolas (incorporated by reference from our Quarterly Report on Form 10-Q, filed on November 13, 2013)
10.11	Stock Option Agreement dated October 9, 2013 with Richard A. Wright (incorporated by reference from our Quarterly Report on Form 10-Q, filed on November 13, 2013)
10.12	Contract Packer Agreement dated October 7, 2013 with White Water, LLC (incorporated by reference from our Quarterly Report on Form 10-Q, filed on November 13, 2013)
10.13	Manufacturing Agreement dated August 15, 2013 with Water Engineering Solutions, LLC (incorporated by reference from our Registration Statement on Form S-1, filed on November 27, 2013)
10.14	Equipment Lease Agreement dated January 17, 2014 (incorporated by reference from our Current Report on Form 8-K, filed on January 27, 2014)
10.15	Revolving Accounts Receivable Funding Agreement dated February 20, 2014 (incorporated by reference from our Current Report on Form 8-K, filed on February 25, 2014)
10.16

Form of Securities Purchase Agreement dated as of April 28, 2014, between The Alkaline Water Company Inc. and the purchasers named therein (incorporated by reference from our Current Report on Form 8-K, filed on May 6, 2014)

10.17	Form of Common Stock Purchase Warrant (incorporated by reference from our Current Report on Form 8-K, filed on May 6, 2014)
10.18	Form of Placement Agent Common Stock Purchase Warrant (incorporated by reference from our Current Report on Form 8-K, filed on May 6, 2014)
10.19	Stock Option Agreement dated May 12, 2014 with Steven P. Nickolas (incorporated by reference from our Current Report on Form 8-K, filed on May 14, 2014)
10.20	Stock Option Agreement dated May 12, 2014 with Richard A. Wright (incorporated by reference from our Current Report on Form 8-K, filed on May 14, 2014)
10.21	Stock Option Agreement dated May 21, 2014 with Steven P. Nickolas (incorporated by reference from our Current Report on Form 8-K, filed on May 23, 2014)
10.22	Stock Option Agreement dated May 21, 2014 with Richard A. Wright (incorporated by reference from our Current Report on Form 8-K, filed on May 23, 2014)
10.23	Amendment #1 dated February 12, 2014 to Equipment Lease Agreement (incorporated by reference from our Quarterly Report on Form 10-Q, filed on August 13, 2014)
10.24	Equipment Sale/Lease Back Agreement dated April 2, 2014 (incorporated by reference from our Quarterly Report on Form 10-Q, filed on August 13, 2014)
10.25	Agreement dated August 12, 2014 with H.C. Wainwright & Co., LLC (incorporated by reference from our Current Report on Form 8-K, filed on August 21, 2014)
10.26	Form of Warrant Amendment Agreement (incorporated by reference from our Current Report on Form 8-K, filed on August 21, 2014)
10.27	Form of Common Stock Purchase Warrant (incorporated by reference from our Current Report on Form 8-K, filed on August 21, 2014)
10.28	Form of Warrant Amendment Agreement (incorporated by reference from our Current Report on Form 8-K, filed on October 9, 2014)
10.29	Form of Common Stock Purchase Warrant (incorporated by reference from our Current Report on Form 8-K, filed on October 9, 2014)
10.30	Master Lease Agreement dated October 28, 2014 with Veterans Capital Fund, LLC (incorporated by reference from our Current Report on Form 8-K, filed on November 4, 2014)

10.31	Warrant Agreement dated October 28, 2014 with Veterans Capital Fund, LLC (incorporated by reference from our Current Report on Form 8-K, filed on November 4, 2014)
10.32	Registration Rights Agreement dated October 28, 2014 with Veterans Capital Fund, LLC (incorporated by reference from our Current Report on Form 8-K, filed on November 4, 2014)
10.33	2013 Equity Incentive Plan (incorporated by reference from our Current Report on Form 8-K, filed on November 4, 2014)
10.34	Form of Amending Agreement to Stock Option Agreement (incorporated by reference from our Current Report on Form 8-K, filed on November 4, 2014)
10.35	Stock Option Agreement dated February 18, 2015 with Steven P. Nickolas (incorporated by reference from our Current Report on Form 8-K, filed on April 14, 2015)
10.36	Stock Option Agreement dated February 18, 2015 with Richard A. Wright (incorporated by reference from our Current Report on Form 8-K, filed on April 14, 2015)
10.37	Securities Purchase Agreement dated as of May 11, 2015 with Assurance Funding Solutions LLC (incorporated by reference from our Annual Report on Form 10-K, filed on July 14, 2015)
10.38	Secured Term Note dated May 2015 issued to Assurance Funding Solutions LLC (incorporated by reference from our Annual Report on Form 10-K, filed on July 14, 2015)
10.39	General Security Agreement dated as of May 11, 2015 with Assurance Funding Solutions LLC (incorporated by reference from our Annual Report on Form 10-K, filed on July 14, 2015)
10.40	Securities Purchase Agreement dated as of August 20, 2015 with Assurance Funding Solutions LLC (incorporated by reference from our Quarterly Report on Form 10-Q, filed on November 23, 2015)
10.41	Secured Term Note dated August 20, 2015 issued to Assurance Funding Solutions LLC (incorporated by reference from our Quarterly Report on Form 10-Q, filed on November 23, 2015)
10.42	General Security Agreement dated as of August 20, 2015 with Assurance Funding Solutions LLC (incorporated by reference from our Quarterly Report on Form 10-Q, filed on November 23, 2015)
10.43	Form of Warrant Exchange Agreement (incorporated by reference from our Current Report on Form 8-K, filed on December 1, 2015)
10.44	Loan Agreement dated November 30, 2015 with Neil Rogers (incorporated by reference from our Current Report on Form 8-K, filed on December 4, 2015)
10.45	Promissory Note dated November 30, 2015 issued to Neil Rogers (incorporated by reference from our Current Report on Form 8-K, filed on December 4, 2015)
10.46	Escrow Agreement dated November 30, 2015 with Neil Rogers and Escrow Agent (incorporated by reference from our Current Report on Form 8-K, filed on December 4, 2015)
10.47	2013 Equity Incentive Plan (incorporated by reference from our Current Report on Form 8-K, filed on January 25, 2016)
10.48	Loan Agreement dated January 25, 2016 with Turnstone Capital Inc. (incorporated by reference from our Current Report on Form 8-K, filed on January 25, 2016)
10.49	Promissory Note dated January 25, 2016 issued to Turnstone Capital Inc. (incorporated by reference from our Current Report on Form 8-K, filed on January 25, 2016)
10.50	Escrow Agreement dated January 25, 2016 with Turnstone Capital Inc. and Escrow Agent (incorporated by reference from our Current Report on Form 8-K, filed on January 25, 2016)
10.51	Amendment Agreement dated January 25, 2016 with Neil Rogers (incorporated by reference from our Current Report on Form 8-K, filed on January 25, 2016)
10.47*	Form of Subscription Agreement
(16)	Letter re Change in Certifying Accountant
16.1	Letter from Sadler, Gibb & Associates dated June 14, 2013 (incorporated by reference from our Current Report on Form 8-K/A, filed on June 14, 2013)
(21)	Subsidiaries
21.1	Subsidiaries of The Alkaline Water Company Inc. Alkaline Water Corp., Arizona corporation Alkaline 88, LLC, Arizona limited liability company
(23)	Consents of Experts and Counsel
23.1*	Consent of Seale and Beers, CPAs
23.2*	Consent of Clark Wilson LLP (included in Exhibit 5.1)
(101)	Interactive Data File
101.INS*	XBRL Instance Document
101.SCH*	XBRL Taxonomy Extension Schema

101.CAL*	XBRL Taxonomy Extension Calculation Linkbase
101.DEF*	XBRL Taxonomy Extension Definition Linkbase
101.LAB*	XBRL Taxonomy Extension Label Linkbase
101.PRE*	XBRL Taxonomy Extension Presentation Linkbase

*Filed herewith.

Undertakings

The undersigned registrant hereby undertakes:

1.     To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.     To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii.   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.     That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

3.     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

4.     That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the undersigned registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser;

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

1.     For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

2.     For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Scottsdale, State of Arizona, on January 26, 2016.

The Alkaline Water Company Inc.

By:

/s/ Steven P. Nickolas
Steven P. Nickolas
President, Chief Executive Officer and Director
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Steven P. Nickolas
Steven P. Nickolas
President, Chief Executive Officer and Director
(Principal Executive Officer)
Date: January 26, 2016

/s/ Richard A. Wright
Richard A. Wright
Vice-President, Secretary, Treasurer and Director
(Principal Financial Officer and Principal Accounting Officer)
Date: January 26, 2016